Exhibit 10.1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2

TERM LOAN AGREEMENT

among

GEVO, INC.

as Borrower,

THE OTHER CREDIT PARTIES HERETO from time to time,

THE LENDERS PARTY HERETO from time to time

as Lenders,

and

WHITEBOX ADVISORS LLC,

as Administrative Agent

May 9, 2014

i

EXHIBITS:

Exhibit A – Form of Assignment and Acceptance

Exhibit B – Form of Responsible Officer’s Certificate

Exhibit C – Properties to be Encumbered

Exhibit D – Form of Mortgage

Exhibit E – Form of Term Note

Exhibit F – Reserved

Exhibit G – Borrowing Request

Exhibit H – Non Bank Certificate

Exhibit I – Form of Pledge and Security Agreement

TERM LOAN AGREEMENT

This Term Loan Agreement dated as of May 9, 2014, is among Gevo, Inc., a Delaware corporation (“Borrower”), the Guarantors party hereto from time to time (together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the lenders party hereto from time to time (the “Lenders”), and Whitebox Advisors LLC, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).

Recitals

A. WHEREAS, the Borrower has requested that the Lenders make up to $31,088,083 of term loans to the Borrower;

B. WHEREAS, the Lenders have agreed to make up to $31,088,083 of term loans to Borrower subject to the terms and conditions set forth herein; and

C. WHEREAS, as security for their respective Obligations under this Agreement, the Borrower and each Guarantor shall grant to the Administrative Agent, for the benefit of the Secured Parties, perfected first priority liens on and security interests in the Collateral (subject to certain of the Permitted Liens) as set forth in the Loan Documents.

Agreements

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Credit Parties, Lenders and Administrative Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. As used in this Agreement, the capitalized terms defined above shall have the meanings set forth therein and the other capitalized terms used in this Agreement shall have the meanings set forth on Appendix I (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Section 1.2 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Administrative Agent and/or the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent and/or the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Administrative Agent and/or the Lenders pursuant to Section 5.6 most recently delivered prior to or concurrently with such calculations. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.4 Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph, article and/or section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph and/or headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE II.

CREDIT FACILITIES

Section 2.1 Commitments.

(a) Maximum Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally, and not jointly, agrees to make its Pro Rata Share of the First Advance available to the Borrower on the Closing Date in accordance with this Section 2.1 and Section 2.2 hereof and agrees to make its Pro Rata Share of the Second Advance available to the Borrower upon Borrower’s exercise of its Second Advance Option (to the extent available) in accordance with this Section 2.1 and Section 2.2 hereof, in each case, provided, that, (i) with regard to each Lender individually, the sum of such Lender’s Pro Rata Share of the aggregate principal amount of the outstanding Loans (not including PIK Interest) shall not at any time exceed such Lender’s Commitment, which is set forth in Schedule I attached hereto, (ii) with regard to the Lenders collectively, the sum of the aggregate principal amount of the Loans (not including PIK Interest) made hereunder shall not at any time exceed the then existing Total Commitment, and (iii) the Lenders shall not be required to make more than two advances hereunder (not including the capitalizing of PIK Interest hereunder) (and such advances shall be made in accordance with Section 2.2 hereof). The failure of any Lender to make its portion of the Loans shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make its portion of the Loans required to be made by such other Lender). Amounts repaid or prepaid on the Loans shall not be reborrowed. Notwithstanding any other provisions set forth herein, the Lenders’ Commitments shall be reduced dollar for dollar by the amount of the applicable Structuring Fees paid from a source other than Loan proceeds.

(b) Each Lender shall make the Loans by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m., New York City time, on the date of such Borrowing and, with respect to the First Advance, upon satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof, and, with respect to the Second Advance, upon satisfaction of the conditions precedent set forth in Section 3.2 hereof, the Administrative Agent shall promptly credit and/or remit the amounts so received to an account as directed by the Borrower in the Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived in accordance herewith, return the amounts so received to the respective Lenders.

(c) The Administrative Agent shall only be required to advance funds to the Borrower with respect to the Loans to the extent that the Administrative Agent shall have received such funds from the Lenders.

(d) Reserved

(e) To request the Loans, the Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent and each Lender two (2) Business Days before the date of such Borrowing (or three (3) Business Days before the date of such Borrowing if the Borrowing Request is received after 1:00 p.m. New York City time, by Administrative Agent or any Lender). The Borrowing Request shall be irrevocable and shall specify the following information in compliance with the foregoing provisions of Section 2.1:

(i) the aggregate amount of the Loan requested shall be (x) with respect to the First Advance, $25,906,736 and (y) with respect to the Second Advance, the sum of (A) the Additional Principal Amount referenced in Section 2.2(ii)(A) plus (B) the Additional Structuring Fee Amount referenced in Section 2.2(ii)(B);

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the location and number of Borrower’s account to which funds are to be disbursed; and

(iv) with respect to the First Advance, the conditions set forth in Sections 3.1 and 3.2 have been satisfied (or waived by the Administrative Agent) as of the date of the notice and with respect to the Second Advance, that the conditions set forth in Section 3.2 have been satisfied, in each case, as of the date of the notice.

(f) Promptly following receipt of a Borrowing Request in accordance with this Section 2.1, the Administrative Agent shall advise each Lender of the details thereof.

Section 2.2 Loans. Subject to the other terms and conditions set forth herein (including without limitation, the provisions set forth in Section 2.1 hereof), the Loans shall be advanced to Borrower as follows:

(i) on the Closing Date, a first advance shall be made to Borrower in the aggregate principal amount of $25,906,736 (“First Advance”) provided that (x) the conditions set forth in Sections 3.1 and 3.2 have been satisfied (y) the Borrower hereby irrevocably directs the Lenders to use $906,736 of the proceeds of the First Advance to pay the First Structuring Fee and as such, Lenders shall net fund the First Advance to account for the payment of the First Structuring Fee;

(ii) within seven (7) days after the end of any Additional Loan Period in which a Share Price Event occurs, upon Borrower’s exercise of the Second Advance Option (to the extent available), a second advance of Loans shall be made to Borrower in an aggregate amount equal to (A) $5,000,000 minus the principal amount of the Put Notes (as defined in the Exchange Agreement and, for purposes of this calculation, excluding the 3.5% structuring fee charged in connection therewith) issued (“Additional Principal Amount”) plus (B) (.035 multiplied times the Additional Principal Amount)/.965 (the amount resulting from the calculation in this clause (B), the “Additional Structuring Fee Amount”) (the Additional Principal Amount plus the Additional Structuring Fee Amount, the “Second Advance”), in each case, provided that (x) the conditions set forth in Section 3.2 have been satisfied, (y) the Borrower hereby irrevocably directs the Lenders to use an amount of the proceeds of the Second Advance equal to the Additional Structuring Fee Amount to pay the Second Structuring Fee and as such, Lenders shall net fund the Second Advance to account for the payment of the Second Structuring Fee and (z) the principal amount of the Second Advance plus the principal amount of the Put Notes (including the 3.5% structuring fee charged in connection therewith) shall not exceed $5,181,348 at anytime (excluding, for purposes of this calculation, PIK Interest).

If the Borrower does not exercise the Second Advance Option within seven (7) days after the end of the Second Additional Loan Period or a Share Price Event does not occur by the end of the Second Additional Loan Period, the Total Commitment shall remain at $25,906,736 and the Lenders shall have no commitment or obligation to make any Loans other than the First Advance.

Section 2.3 Funding Limitations. For the avoidance of doubt, Administrative Agent shall have no Commitments (to make any Loans) in its capacity as Administrative Agent and Administrative Agent’s requirement to make the Loans (from proceeds of the Loans received from the Lenders) in accordance with the provisions hereof shall be limited to the funds that it receives from the Lenders (to fund such Loan(s)).

Section 2.4 Evidence of Debt; Repayment of Loans.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the unpaid principal amount of the Loans and all other Obligations on the Maturity Date (or sooner in accordance with the provisions hereof). All payments or repayments of the Loans made pursuant to this Section 2.4(a) shall be made in Dollars.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the portion of the Loans funded by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of the Loans made hereunder; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded in the absence of manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In the event of a conflict between records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(e) Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that the portion of the Loans funded by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit E. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered as signs).

Section 2.5 Fees. On the Closing Date, the Borrower shall pay to each Lender, on account of such Lender making its Pro Rata Share of the First Advance, its Pro Rata Share of a structuring fee in the amount of $906,736 from the proceeds of the First Advance (“First Structuring Fee”). The First Structuring Fee shall be fully earned and nonrefundable on the Closing Date. Upon making the Second Advance, the Borrower shall pay to each Lender, on account of such Lender making its Pro Rata Share of the Second Advance, its Pro Rata Share of a structuring fee in an amount equal to the Additional Structuring Fee Amount (“Second Structuring Fee”; together with the First Structuring Fee, the “Structuring Fees”). The Second Structuring Fee shall be fully earned and nonrefundable upon the making of the Second Advance. The Structuring Fees shall not limit Borrower’s obligations to pay any other fee, or reimburse the Administrative Agent or the Lenders for any cost or expense, under the Loan Documents. Notwithstanding any other provision to the contrary, including without limitation Section 2.12, the Structuring Fees shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event Borrower will pay additional amounts so that the Lenders will receive the amount that the Lenders would otherwise have received but for such deduction or withholding.

Section 2.6 Interest.

(a) The Loans shall bear interest, subject to the terms and conditions hereof, as follows:

(i) at a rate per annum equal to five percent (5%), which shall accrue daily (including, without limitation, on the Closing Date) and be payable in cash in accordance with Section 2.6(c) hereof; and

(ii) at a rate per annum equal to ten percent (10%) which shall accrue daily (including, without limitation, on the Closing Date) and be paid in kind and capitalized (and thereby added to principal, which shall thereafter accrue interest) on the last day of each fiscal quarter (“PIK Interest”);

(b) Notwithstanding the foregoing, at the election of the Requisite Lenders, from and after the date that an Event of Default shall have occurred and be continuing, (i) all outstanding Obligations shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to the interest rate then in effect as provided in Section 2.6(a) hereof plus 3% per annum from the initial date on which such Event of Default occurred (the “Default Rate”) and (ii) all interest accrued and accruing shall be payable in cash on demand.

(c) Accrued interest on the Loans pursuant to Section 2.6(a)(i) shall be payable in arrears on each Interest Payment Date in accordance with Section 2.6(a)(i); provided that (i) interest accrued at the Default Rate pursuant to Section 2.6(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loans (or any portion thereof), accrued interest under Sections 2.6(a)(i) and 2.6(a)(ii) on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days and in shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) While any Loans are outstanding, the Borrower shall maintain in place at all times an interest reserve. The interest reserve required to be maintained hereunder shall be in an amount equal to ten percent (10%) of the aggregate principal amount of the Loans on the Closing Date provided that (i) the Borrower shall increase the interest reserve by an amount equal to ten percent (10%) of the aggregate principal amount of the Second Advance promptly upon the making of the Second Advance and (ii) on each anniversary of the Closing Date the amount of the interest reserve required to be maintained by Borrower hereunder shall be adjusted such that it is equal to ten percent (10%) of the aggregate principal amount of the Loans (including any capitalized and uncapitalized PIK Interest) outstanding on such anniversary date (the funds in such reserve, the “Reserve Funds”). The Borrower shall remit to Administrative Agent any amount by which the reserve is required to be increased pursuant to such adjustment or Administrative Agent shall remit any Reserve Funds to Borrower in the amount by which the existing reserve exceeds such adjusted interest reserve, in each case, within three (3) Business Days after such anniversary date. The Reserve Funds shall be maintained in a segregated deposit account of the Borrower, which shall be subject at all times to a blocked account agreement providing Administrative Agent with control (as described in 9-104 of the UCC) and sole dominion of such deposit account provided that after the second anniversary of the Closing Date, if there are no Defaults or Events of Default then continuing, the Borrower shall be permitted to direct the Administrative Agent to make interest payments hereunder from Reserve Funds (without the necessity of refreshing such Reserve Funds). Borrower shall not be permitted to withdraw or otherwise access the Reserve Funds until all Obligations have been paid in full (other than contingent indemnification obligations). Upon the occurrence and during the continuation of an Event of Default, but not otherwise, the Administrative Agent, at the direction of the Requisite Lenders, shall be permitted to apply the Reserve Funds to the outstanding Obligations. Upon the consummation of an Exchange in accordance with Section 2.16 hereof, Administrative Agent shall remit Reserve Funds, in an amount equal to ten percent (10%) of the principal amount of such Exchange, to the Trustee (as defined in the Indenture) to be held as Reserve Funds (as defined in the Indenture) in accordance with Section 4.01 of the Indenture.

Section 2.7 Termination of Commitments. The Commitments shall automatically terminate upon the earlier to occur of (i) the expiration of the Second Additional Loan Period to the extent that a Share Price Event has not occurred by then and (ii) the earlier to occur of (x) the making of the Second Advance and (y) immediately following the seventh day after the end of the Second Additional Loan Period during which a Share Price Event occurred (in each case, unless terminated sooner in accordance with the provisions hereof).

Section 2.8 Optional and Mandatory Prepayments.

(a) Optional Payments.

(i) Subject to Section 2.8(a)(ii) below, at any time after the expiration of the applicable Exchange Period, the Borrower, at its option, may voluntarily repay the Obligations, in whole or in part other than any portion or all of the Loan(s) which are the subject of an

Exchange notice delivered by a Lender pursuant to Section 2.16(b) hereof (for the avoidance of doubt, the Borrower shall not be permitted to prepay any of the Obligations at its option prior to the end of the applicable Exchange Period). Each such repayment shall include all accrued and unpaid interest on the portion of the Obligations being repaid (including, but not limited to, outstanding PIK Interest) through the Repayment Date and the Applicable Premium due in accordance with Section 2.8(a)(ii) below; provided that each partial repayment shall be in an amount that is an integral multiple of $100,000 and not less than $100,000 or, if less, the outstanding principal amount of the Obligations.

(ii) Notwithstanding anything in Section 2.8(a)(i) to the contrary (but without limiting or otherwise modifying the restriction on voluntary prepayments during the applicable Exchange Period set forth in Section 2.8(a)(i) hereof), if the Obligations are repaid, in whole or in part (including but not limited to in connection with any refinancing or partial refinancing of the Obligations) prior to the Stated Maturity Date, in addition to repayment of 100% of the principal amount of such Obligations plus all accrued and unpaid interest thereon (including, but not limited to, any outstanding PIK Interest), through the Repayment Date, the Borrower shall pay the Applicable Premium calculated as of such Repayment Date. For the avoidance of doubt, the Applicable Premium shall be due in connection with any prepayment of any of the Obligations whether or not such prepayment is (x) optional by the Borrower, (y) occurs as a result of a mandatory prepayment pursuant to Section 2.8(d), or (z) occurs pursuant to or following an acceleration of the Obligations as set forth in Sections 7.2 or 7.3 including, but not limited to, as a result of the Administrative Agent’s or the Lender’s exercise of their rights and remedies following the occurrence of an Event of Default and/or during a Debtor Relief Law proceeding or, if notwithstanding the restrictions on making a voluntary prepayment during the applicable Exchange Period pursuant to Section 2.8(a)(i) hereof, the Obligations are repaid in whole or in part during such Exchange Period. Notwithstanding the foregoing, no Applicable Premium shall be required to be paid in connection with any prepayment under Section 2.8(f) or in connection with any Exchange.

(iii) If the Borrower elects to repay the Loans pursuant to this Section 2.8(a), at least five (5) days prior to the Repayment Date (unless a shorter notice shall be agreed to in writing by the Administrative Agent and the Lenders) but not more than sixty (60) days before the Repayment Date, the Borrower shall notify the Administrative Agent in writing (which writing may be by electronic communication in accordance with Section 10.2(b)) of the Repayment Date, the principal amount of such Loans (or the portion thereof) to be repaid and the amount of the Applicable Premium, and deliver to the Administrative Agent, no later than two (2) Business Days prior to the Repayment Date, an Officer’s Certificate stating that such repayment will comply with the conditions contained in this Section 2.8(a). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Repayments shall be accompanied by any accrued interest due on the principal amount subject to such Repayment through the Repayment Date (to the extent required by Section 2.6) and any Applicable Premium.

(iv) Once the notice of repayment described in Section 2.8(a)(iii) is mailed, the Loans (or the portion thereof) to be prepaid shall become irrevocably due and payable on the Repayment Date, including the Applicable Premium plus interest accrued to the Repayment Date; provided, however that notwithstanding the foregoing, the Borrower may revoke its notice of repayment if such repayment was conditioned on a financing or refinancing or other transaction and such financing or refinancing or other transaction is not consummated.

(b) Reserved.

(c) Asset Sales.

(i) Not later than fifteen (15) Business Days following the receipt of any Net Cash Proceeds of any Disposition of any Property of any Credit Party (except for Dispositions of the type described in Sections 2.8(f) and other than with respect to the sale of all or any portion of the Property located at 502 South Walnut Ave, Luverne, MN 56156) now owned or hereafter acquired, Borrower shall make a written offer to each Lender (by delivering such offer to Administrative Agent who shall (x) promptly deliver such offer to each Lender and (y) thereafter notify Borrower when Administrative Agent has delivered such notice to the Lenders) to apply 100% of such Net Cash Proceeds to make repayments of the Obligations, if any are then outstanding, in accordance with Sections 2.8(h) and (i) and each Lender shall have thirty (30) days after it receives such written offer from Borrower (or Administrative Agent as applicable) to determine whether to accept its Pro Rata Share of such payment offered to Lenders (failure by a Lender to respond within such thirty (30) day period shall be construed as acceptance of such offer for payment by such Lender); provided that no such repayment shall be required under this Section 2.8(c) with respect to (A) the Disposition of Property that constitutes a Casualty Event, (B) Dispositions for fair market value resulting in no more than $100,000 in Net Cash Proceeds in any Disposition (or series of related Dispositions) to the extent that the aggregate Net Cash Proceeds from all of such Dispositions does not exceed $200,000 per year, (C) any Disposition to the extent no Obligations are then outstanding on the date of receipt of such Net Cash Proceeds, or (D) Dispositions permitted by Section 6.4(b) other than Sections 6.4(b)(vi) and 6.4(b)(xxiv) (other than in regards to joint ventures that constitute Excluded Subsidiaries) (for the avoidance of doubt, clausees (B) and (C) of this sentence shall not include any Disposition involving the Property located at 502 South Walnut Ave, Luverne, MN 56156); and provided, further that, other than with respect to the sale of all or any portion of the Property located at 502 South Walnut Ave, Luverne, MN 56156, so long as no Default or Event of Default shall have occurred and be continuing or arise therefrom, the Borrower shall have the option upon written notice stating its intention to the Administrative Agent (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent) within fifteen (15) Business Days of receipt of Net Cash Proceeds from any Disposition, directly or through one or more Credit Party, to invest or commit to invest such Net Cash Proceeds in an amount such that the aggregate amount of all Net Cash Proceeds from any Disposition reinvested as described below pursuant to this proviso (and not applied to the Obligations pursuant to this Section 2.8(c)) shall not exceed an amount equal to $20,000,000 in the aggregate through the Maturity Date, within one (1) year of receipt thereof to the costs of replacement of the properties or assets that are the subject of such Disposition or the cost of purchase or construction of other assets useful in the business of the Credit Parties or of the general type used in the business of the Credit Parties, in each case, to the extent that the replacement properties and assets and/or such other assets so purchased or constructed constitute Collateral subject to the Lien granted pursuant to the Security Instruments in favor of the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.8, 5.11, 5.12 and 6.15, including through Acquisitions permitted hereunder, provided that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to occur of (x) six (6) months of the date of such commitment and (y) the end of such one-year period, the Borrower shall offer to repay the Obligations in accordance with this Section 2.8(c)(i) in accordance with the procedures outlined above without giving further effect to such reinvestment right (to the extent that the Lenders have accepted the offer of prepayment); and

(ii) Each written offer to prepay the Loans delivered to Administrative Agent in accordance with Section 2.8(c) shall specify the proposed repayment date, the principal amount of the Loans offered to be repaid, the amount of accrued interest due in connection therewith and the amount of any Applicable Premium, if any. Each repayment of any or all of the Loans shall be applied according to Section 2.8(h). Repayments shall be accompanied by accrued interest to the extent required by Section 2.6. If any Lender accepts such offer, subject to Section 2.8(h) hereof, the Credit Parties shall pay to Administrative Agent, for the benefit of such Lender, such Lender’s Pro Rata Share of the aggregate prepayment offered to Lenders within one (1) Business Day after the thirty (30) day period after such Lender receives the offer from the Borrower or Administrative Agent, as applicable, and each such prepayment shall be accompanied by a written notice to Administrative Agent specifying the amount of principal, interest and Applicable Premium being paid. All offers to prepay the Loans under this Section 2.8(c) shall be made on a pro rata basis based upon each Lender’s Pro Rata Share. For the avoidance of doubt, Borrower shall be excused from making an offer to prepay the Loans under Section 2.8(c)(i) to the extent that it has delivered written notice to Administrative Agent within fifteen (15) Business Days of receipt of Net Cash Proceeds from such Disposition stating its intention to reinvest the Net Cash Proceeds as set forth in such Section 2.8(c)(i) (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent) provided that (i) the Borrower is otherwise entitled to invest or reinvest the Net Cash Proceeds pursuant to Section 2(c)(i) hereof and (ii) this sentence shall not be construed to limit the Borrower’s obligation to offer to prepay the Loans to the extent that the Borrower fails to invest the applicable Net Cash Proceeds within the time periods set forth in Section 2.8(c)(i).

(iii) Without limiting or otherwise modifying the provisions of Section 6.4 hereof, if all or any portion of the Property located at 502 South Walnut Ave, Luverne, MN 56156 is subject to a Disposition, within fifteen (15) Business Days after the Net Cash Proceeds from such Disposition are received, Borrower shall make a written offer to each Lender (by delivering such offer to Administrative Agent who shall (x) promptly deliver such offer to each Lender and (y) thereafter notify Borrower when Administrative Agent has delivered such notice to the Lenders) to apply 100% of such Net Cash Proceeds from such Disposition to make repayments of the outstanding Obligations in accordance with Sections 2.8(h) and (i) and each Lender shall have thirty (30) days after it receives such written offer from Borrower (or Administrative Agent, as applicable) to determine whether to accept its Pro Rata Share of such payment offered to the Lenders (failure by a Lender to respond within such thirty (30) day period shall be construed as acceptance of such payment by such Lender) provided that no such repayment shall be required under this Section 2.8(c)(iii) with respect to (A) Dispositions of Property that constitute Casualty Events, (B) Dispositions for fair market value resulting in no more than $500,000 in Net Cash Proceeds in any Disposition (or series of related Dispositions) to the extent that the aggregate Net Cash Proceeds from all of such Dispositions does not exceed $2,000,000 per year or (C) Dispositions permitted by Section 6.4 (other than Section 6.4(b)(iii) or (vi)). Any of such Net Cash Proceeds that are not so applied to the Obligations in accordance with this Section 2.8(c)(iii) shall be invested, reinvested or applied, to the costs of replacement of the properties or assets that are the subject of such Disposition or the cost of purchase or construction of other assets useful in the business of the Credit Parties or of the general type used in the business of the Credit Parties provided that all of such replacement properties and assets and/or such other assets so purchased or constructed shall constitute Collateral subject to the Lien granted pursuant to the Security Instruments in favor of the Administrative Agent, for the benefit of the Secured Parties in accordance with Sections 5.8, 5.11, 5.12 and 6.15.

(iv) Without limiting or otherwise modifying the perfection requirements with respect to Deposit Accounts (as defined in the Pledge and Security Agreement) set forth in the Pledge and Security Agreement, promptly upon delivering notice to Administrative Agent (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent and each Lender) stating its intention to invest or reinvest the Net Cash Proceeds from a Disposition, all of such Net Cash Proceeds to be invested or reinvested pursuant Section 2.8(c)(i) shall be remitted to a Deposit Account that constitutes a Collateral Account until such amounts are so invested or reinvested.

(d) Debt Issuance.

(i) Not later than five (5) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by any Credit Party, the Borrower shall make a written offer to each Lender (by delivering such offer to Administrative Agent who shall (x) promptly deliver such offer to each Lender and (y) thereafter notify Borrower when Administrative Agent has delivered such notice to the Lenders) to make repayments of the outstanding Obligations in accordance with Sections 2.8(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds and each Lender shall have thirty (30) days after it receives such written offer from Borrower (or Administrative Agent, as applicable) to determine whether to accept its Pro Rata Share of such payment offered to the Lenders (failure by a Lender to respond within such thirty (30) day period shall be construed as acceptance of such payment by such Lender). If a Lender accepts such offer, subject to Section 2.8(h) hereof, the Borrower shall pay to Administrative Agent, for the benefit of such Lender, such Lender’s Pro Rata Share of the aggregate amount the prepayment offered to Lenders within one (1) Business Day after the thirty (30) day period after such Lender receives the offer from Borrower or Administrative Agent, as applicable, and each such prepayment shall be accompanied by a written notice to Administrative Agent specifying the amount of principal, interest and Applicable Premium being paid.

(ii) Each written offer to prepay the Loans delivered to Administrative Agent in accordance with Section 2.8(d)(i) shall specify the proposed repayment date, the principal amount of the Loans to be repaid, the amount of accrued interest due in connection therewith and the amount of any Applicable Premium. Each repayment of any or all of the Loans shall be applied according to Section 2.8(h). Repayments shall be accompanied by accrued interest to the extent required by Section 2.6. All offers to prepay the Loans under this Section 2.8(d) shall be made on a pro rata basis based upon each Lender’s Pro Rata Share.

(iii) Any prepayment offered and/or accepted under this Section 2.8(d) shall not be construed as a waiver or cure of any Default or Event of Default arising as a result of the incurrence of any Debt Issuance.

(e) Reserved.

(f) Casualty Events. Not later than fifteen (15) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Credit Party (other than with respect to a Casualty Event involving all or any portion of the Property located at 502 South Walnut Ave, Luverne, MN 56156), the Borrower shall make a written offer to each Lender (by delivering such offer to Administrative Agent who shall (x) promptly deliver such offer to each Lender and (y) thereafter notify Borrower when Administrative Agent has delivered such notice to the Lenders) to apply an amount equal to 100% of such Net Cash Proceeds to make repayments in accordance with Sections 2.8(h) and (i) and each Lender shall have thirty (30) days after it receives such written offer to determine whether to accept its Pro Rata Share of such payment offered to the Lenders (failure by a Lender to respond within such thirty (30) day period shall be construed as acceptance of such payment by such Lender); provided that no such repayment shall be required under this Section 2.8(f) with respect to any Disposition of property which constitutes a Casualty Event resulting in no more than $250,000 in Net Cash Proceeds per Casualty Event to the extent that the aggregate amount of Net Cash Proceeds from such Casualty Events does not exceed $500,000 in any fiscal year; provided, further:

(i) other than with respect to a Casualty Event involving all or any portion of the Property located at 502 South Walnut Ave, Luverne, MN 56156, so long as no Default or Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so offered on such date to the extent that the Borrower shall, following the receipt of such Net Cash Proceeds, have delivered a certificate to the Administrative Agent within fifteen (15) Business Days stating that such proceeds are expected to be applied to the costs of replacement or repair of the properties or assets that are the subject of such Casualty Event or the cost of purchase or construction of other assets useful in the business of the Credit Parties or of the general type used in the business of the Credit Parties, including through Acquisitions permitted hereunder and, in each case, otherwise in compliance with the terms of this Agreement no later than one (1) year after receipt of the Net Cash Proceeds from such Casualty Event provided that, if the Property subject to the Casualty Event constitutes Collateral under any Security Instrument, then the replacement properties and assets and/or such other assets so purchased or constructed shall constitute Collateral subject to the Lien granted pursuant to the Security Instruments in favor of the Administrative Agent, for the benefit of the other Secured Parties in accordance with Sections 5.8, 5.11, 5.12 and 6.15, including through Acquisitions permitted hereunder, provided further that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to occur of (x) six (6) months of the date of such commitment and (y) the end of such one-year period, the Borrower shall offer to repay the Obligations in accordance with this Section 2.8(f)(i) in accordance with the procedures outlined above without giving further effect to such reinvestment right (to the extent that the Lenders have accepted the offer of prepayment); and

(ii) For the avoidance of doubt, Borrower shall be excused from making an offer to prepay the Loans under Section 2.8(f)(i) to the extent that it has delivered written notice to Administrative Agent within fifteen (15) Business Days of receipt of Net Cash Proceeds from such Disposition stating its intention to reinvest the Net Cash Proceeds as set forth in such Section 2.8(f)(i) (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent) provided that (i) the Borrower is otherwise entitled to invest or reinvest the Net Cash Proceeds pursuant to Section 2(f)(i) hereof and (ii) this sentence shall not be construed to limit the Borrower’s obligation to offer to prepay the Loans to the extent that the Borrower fails to invest the applicable Net Cash Proceeds within the time periods set forth in Section 2.8(f)(i).

(iii) If all or any portion of the Property located at 502 South Walnut Ave, Luverne, MN 56156 is subject to a Casualty Event, within fifteen (15) Business Days after the Net Cash Proceeds from such Casualty Event are received, Borrower shall make a written offer to each Lender (by delivering such offer to Administrative Agent who shall (x) promptly deliver such offer to each Lender and (y) thereafter notify Borrower when Administrative Agent has delivered such notice to the Lenders) to offer to apply 100% of such Net Cash Proceeds from such Casualty Event to make repayments of the outstanding Obligations in accordance with Sections 2.8(h) and (i) and each Lender shall have thirty (30) days after it receives such written offer to determine whether to accept its Pro Rata Share of such payment offered to the Lenders (failure by a Lender to respond within such thirty (30) day period shall be construed as acceptance of such payment by such Lender) provided that no such offer to prepay or repayment shall be required under this Section 2.8(f)(iii) with respect to such Casualty Events which do not exceed, in the aggregate, a fair market value of $5,000,000 through the Maturity Date. Any of such Net Cash Proceeds that are not so applied to the Obligations in accordance with this Section 2.8(f)(iii) shall be invested, reinvested or applied to the costs of replacement of the properties or assets that are the subject of such Casualty Event or the cost of purchase or construction of other assets useful in the business of the Credit Parties or of the general type used in the business of the Credit Parties provided that if the Property subject to the Casualty Event constitutes Collateral under any Security Instrument, then all of such replacement properties or assets or other assets shall constitute Collateral subject to the Lien granted pursuant to the Security Instruments in favor of the Administrative Agent, for the benefit of the Secured Parties in accordance with Sections 5.8, 5.11, 5.12 and 6.15.

(iv) Each written offer to prepay the Loans delivered to Administrative Agent in accordance with Section 2.8(f) shall specify the proposed repayment date, the principal amount of the Loans to be repaid, the amount of accrued interest due in connection therewith and the amount of any Applicable Premium, if any. Each repayment of any or all of the Loans shall be applied according to Section 2.8(h). Repayments shall be accompanied by accrued interest to the extent required by Section 2.6. If a Lender accepts such offer, subject to Section 2.8(h) hereof, the Borrower shall pay to Administrative Agent, for the benefit of such Lender, such Lender’s Pro Rata Share of the aggregate amount of prepayment offered to the Lenders within one (1) Business Day after the thirty (30) day period after such Lender receives the offer from Borrower or Administrative Agent, as applicable, and each such prepayment shall be accompanied by a written notice to Administrative Agent specifying the amount of principal, interest and Applicable Premium being paid.

(v) Without limiting or otherwise modifying the perfection requirements with respect to Deposit Accounts (as defined in the Pledge and Security Agreement) set forth in the Pledge and Security Agreement, promptly upon delivering notice to Administrative Agent (or by filing materials with the SEC stating Borrower’s intention and contemporaneously delivering such materials to the Administrative Agent and each Lender) stating its intention to invest or reinvest the Net Cash Proceeds from a Casualty Event, all of such Net Cash Proceeds to be invested or reinvested pursuant to Section 2.8(f) shall be remitted to a Deposit Account that constitutes a Collateral Account until such amounts are so invested or reinvested.

(vi) All offers to prepay the Loans under this Section 2.8(f) shall be made on a pro rata basis based upon each Lender’s Pro Rata Share.

(g) Reserved.

(h) Application of Repayments.

(i) Allocation of Prepayment Amount; Declined Prepayments. Anything in this Agreement to the contrary notwithstanding, at any time that there is any Debt outstanding under the Convertible Notes and/or the Indenture (and a prepayment is required thereunder similar to the prepayments required under Sections 2.8(c), (d) or (f)), the amount required to be offered to prepay pursuant to any of Sections 2.8(c), (d), or (f) shall be adjusted to be an amount equal to the result of (a) the aggregate amount otherwise required to be offered to prepay to all Lenders as of such date of determination pursuant to the express terms of Sections 2.8(c), (d), or (f) (without giving effect to this Section 2.8(h)(i) or the Intercreditor Agreement) multiplied by (b) the Term Loan Pro Rata Share as of such date of determination. In the event that any Lender declines any written offer to prepay provided pursuant to any of Sections 2.8(c), (d), or (f), then the amount of prepayment offered to such Lender shall be permitted to be retained by Borrower to be used for any purpose not prohibited hereunder and shall not be required to be applied to prepay all or any portion of the Obligations pursuant to Section 2.8(c), (d) or (f).

(ii) Subject to Section 2.8(h)(i) hereof, amounts to be applied pursuant to this Section 2.8 to the repayment of Loans shall be applied to the outstanding Loans, (i) first, towards payment of the Applicable Premium which is due in connection with such repayment, if any, (ii) second, towards payment of interest and fees (other than the Applicable Premium) then due hereunder in connection with such prepayment (including any accrued PIK Interest in regards to such prepayment but not yet capitalized), and (iii) third, towards payment of principal then due hereunder, with all such amounts distributed ratably among the parties entitled thereto in accordance with the amounts of principal, interest and fees then due to such parties.

(i) Reserved.

Section 2.9 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the portion of the Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other recipient of making, converting to, continuing or maintaining its portion of the Loans or of maintaining its obligation to make its portion of the Loans, or to reduce the amount of any sum received or receivable by such Lender, or other recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, or other recipient, the Borrower will pay to such Lender or other recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the portion of the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.9 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.9 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.

Section 2.10 Breakage Payments. In the event of the failure to borrow or prepay the Loans (or any portion thereof) on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (but excluding consequential damages and loss of anticipated profits), if any, attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.11 Payments Generally; Pro Rata Treatment; Sharing of Set Off.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Sections 2.9, 2.10 or 2.12, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416, Attn: Jake Mercer – Gevo, Inc. (or to such deposit account as directed by Administrative Agent), except that payments pursuant to Sections 2.9, 2.10, 2.12, 8.8 and 10.4 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars, except as expressly specified otherwise.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (subject to the priorities set forth in Section 7.6 in the case of proceeds received by the Administrative Agent in respect of any sale of, collection from or realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies) (i) first, towards payment of the Applicable Premium which is due in connection with any repayment, (ii) second, towards payment of interest (including, but not limited to, any outstanding PIK Interest not yet capitalized) and fees (other than the Applicable Premium) then due hereunder, and (iii) third, towards payment of principal then due hereunder, with all such amounts distributed ratably among the parties entitled thereto in accordance with the amounts of principal, interest and fees then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Obligations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its portion of the Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the respective portions of the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective portions of the Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in the Loans (or its portion thereof) to any assignee or participant. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. If under applicable Debtor Relief Law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.11(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.11(c) to share in the benefits of the recovery of such secured claim.

(d) Unless the Administrative Agent shall have received notice in writing from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may in its sole discretion assume that the Borrower has made such payment on such date in accordance herewith and may in its sole discretion, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Requisite Lenders in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.11(c), 2.11(d) or 8.8, then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.12 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Taxes, except as required under applicable law. If any applicable law (as determined in good faith discretion of an applicable Credit Party) requires the deduction or withholding of any Tax from any such payment by a Credit Party, then the applicable Credit Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.12) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and shall indemnify the Administrative Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of Other Taxes paid by the Administrative Agent or such Lender, as the case may be and reasonable expenses arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate accompanied by reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12 and reasonable expenses arising therefrom or with respect thereto), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate accompanied by reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes and in any event within thirty (30) days of any such payment being due, by a Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent and the Requisite Lenders.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments under this Agreement to be made without withholding or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in the following portion of this Section 2.12(e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN (or successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(ii) executed originals of IRS Form W-8ECI (or successor form);

(iii) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY(or any successor forms), accompanied by IRS Form W-8ECI, W-8BEN, W-9 or such other appropriate documentation from each beneficial owner, together with any information, if any, required to be transmitted with such form, and any other certificate or statement of exemption required under the Code or the regulations issued thereunder, to establish that such party is not acting for its own account with respect to a portion of any such sums payable to such party; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit H-1 on behalf of each such direct and indirect partner;

(iv) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN;

(v) to the extent it may lawfully do so at such times, upon reasonable request by the Borrower or the Administrative Agent, provide a new Form W-8BEN (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) upon the expiration or obsolescence of any previously delivered form to confirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payments hereunder, or to establish that such party is not acting for its own account with respect to a portion of any such sums payable to such party;

(f) Any Administrative Agent or Lender that is not a Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the date it become a party hereto, and at such other times as may be necessary in the determination of the Borrower in its reasonable discretion, two executed originals of U.S. Internal Revenue Service Forms W-9 (or any successor forms) properly completed and duly executed by such party certifying that such Lender or Administrative Agent is exempt from U.S. federal backup withholding tax.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.12 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Credit Party, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within a reasonable time (not to exceed twenty (20) days) after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.12(h) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party the payment of which would place such Person in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been paid in the first instance.

(i) Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, any Exchange and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 2.13 Mitigation Obligations; Replacement of Lenders.

(a) Mitigation of Obligations. If any Lender requests compensation under Section 2.9, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its portion of the Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.9 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.9, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.13(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all of its interests, rights and obligations under this Agreement to an Eligible Assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its portion of the Loans, accrued interest thereon, the Applicable Premium, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the portion of the Loans of such Lender was being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts including the Applicable Premium); (iii) such assignment does not conflict with applicable law; (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and (v) in the case of any such assignment resulting from a claim for compensation under Section 2.9 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender is a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender.

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Sections 2.11(c) or 7.4 shall be applied at such time or times as the Requisite Lenders shall instruct the Administrative Agent (or, in the case of payments to the Administrative Agent, as determined by the Administrative Agent) as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, to the payment of any amounts owing to the Lenders (other than the Defaulting Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (iii) third, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (iv) fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of the Loans and (y) such Loans were made at a time when the conditions set forth in Sections 3.1 and/or 3.2 were satisfied or waived, such payment shall be applied solely to pay the portion of the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of the portion of the Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to this Agreement for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee to such Defaulting Lender that otherwise would have been required to have been paid to that Defaulting Lender).

Section 2.15 Usury Recapture.

(a) If, with respect to any Lender, the effective rate of interest contracted for under the Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the portion of the Loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by such Lender.

(b) If, when the Loans made hereunder is repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the portion of the Loans made hereunder by such Lender the interest rates charged under Section 2.6 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

(c) Notwithstanding the foregoing or any other term in this Agreement and the Loan Documents to the contrary, it is the intention of each Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding principal amount of the Loans (or portion thereof) made hereunder by such Lender or be refunded to Borrower.

Section 2.16 Exchange.

(a) Each Lender shall have the right, at its sole discretion, to exchange all or a portion of its portion of the outstanding Loans for Convertible Notes (each such transaction, an “Exchange”; the act of conducting the Exchange, “Exchanging” or “Exchanged”; and the date of each such Exchange, an “Exchange Date”), during the applicable Exchange Period, as follows:

(i) If the Conversion Price is equal to or greater than $0.96, at each Lenders’ sole discretion, such Lender shall be entitled to exchange, in one Exchange , a portion (in denominations of at least $1,000,000) or all of its portion of the outstanding Loans for a like amount of At-the-Market Notes (as defined in the Exchange Agreement). The balance of the outstanding Loans after giving effect to the Exchange(s) contemplated in this clause (i) shall remain outstanding.

(ii) If the Conversion Price is less than $0.96, each Lender shall have the right to exchange, in one or more Exchanges, a portion of its portion of the outstanding Loans for a like amount of Below Market Notes (as defined in the Exchange Agreement). The balance of the outstanding Loans after giving effect to the Exchange(s) contemplated in this clause (ii) shall remain outstanding.

(iii) Reserved.

(b) Exchange Process. If any Lender elects to Exchange all or any portion of its portion of the Loans owed to it pursuant to Section 2.16(a), it shall deliver a notice specifying the amount of Loans to be exchanged to the Borrower and the Administrative Agent prior to 5:00 p.m. (New York City time) three (3) Business Days before the proposed Exchange. The Lenders shall deem the portion of the Loans so Exchanged to be paid in full and discharged upon the issuance and authentication of a like amount of Convertible Notes to the Lenders pursuant to the terms of the Indenture and the Exchange Agreement. Promptly upon the consummation of any Exchange hereunder (including the issuance and authentication of the applicable Convertible Notes to the Lenders pursuant to the terms of the Indenture and the Exchange Agreement), the Borrower and the applicable Lender shall notify the Administrative Agent in writing of the occurrence of such Exchange and, promptly upon receipt of such notice, the Administrative Agent shall record on the Register the cancellation of such Loan(s) which were Exchanged. All accrued and outstanding interest (which is otherwise payable in cash) on account of the Loans (or portion of the Loans) to be Exchanged shall be paid in cash on the Exchange Date. All PIK Interest (whether capitalized or uncapitalized as of the Exchange Date) in regards to the Loans (or the portion thereof) to be Exchanged, shall be Exchanged with the corresponding Loan(s) (for a like amount of Convertible Notes) on the Exchange Date. As part of each Exchange, if the Lender has not already done so, the Lender exchanging all or any portion of its portion of the Loans shall join the Exchange Agreement pursuant to the form of joinder agreement attached to the Exchange Agreement. Notwithstanding any provisions set forth herein, any Person who has a participation in all or any portion of the Loans (pursuant to Section 10.6(e) hereof) being Exchanged shall receive an amount of Convertible Notes equal to that portion of the Loans that it has a participation in and the Lender with respect to such portion of the Loans shall have no rights under such Convertible Notes issued to such participant and shall not be entitled to receive any Convertible Notes on account of such portion of the Loans Exchanged.

(c) Hold Position. The Lenders shall not be permitted to consummate an Exchange if after giving effect thereto, the Lenders as of the Closing Date would hold (i) from the Closing Date to the second anniversary of the Closing Date, less than seventy five percent (75%) of the aggregate principal amount of the Loans outstanding and (ii) from the second anniversary of the Closing Date through the Maturity Date, less than a majority of the aggregate principal amount of the Loans outstanding provided that, in each case, such requirement shall not be applicable upon the occurrence and during the continuation of a Significant Event of Default or following the acceleration of the Obligations after the occurrence of and during the continuation of any Event of Default (but only so long as (x) such Event of Default is continuing and (y) such acceleration has not been rescinded).

ARTICLE III.

CONDITIONS

Section 3.1 Conditions to the Making of the First Advance. The obligation of each Lender to fund its Pro Rata Share of the First Advance shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.1 unless any such condition is waived, in writing by each Lender:

(a) Documentation. Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and each Lender, and, where applicable, in sufficient copies for the Administrative Agent and each Lender:

(i) this Agreement, any Note if requested by a Lender pursuant to Section 2.4(e) payable to such Lender in the amount of its Commitment, the Pledge and Security Agreement, Mortgages on such of the Credit Party’s Properties as are listed on Exhibit C, and each of the other Loan Documents, and all attached exhibits and schedules hereto and thereto;

(ii) favorable opinion(s) of Credit Parties’ counsel dated as of the date of this Agreement covering the matters as Administrative Agent and Lenders may reasonably request;

(iii) certificates of a Responsible Officer of each Credit Party as of the date of this Agreement (A) attesting to the resolutions of the Board of Directors of such Credit Party approving the execution, delivery and performance of the Loan Documents to which such Credit Party is a party, (B) certifying and attaching the Organizational Documents of such Credit Party (C) certifying to and attaching all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, any Note, and the other Loan Documents and (D) certifying the names and true signatures of the officers of such Credit Party authorized to sign this Agreement, any Notes and the other Loan Documents to which such Credit Party is a party;

(iv) certificates of insurance that comply with the requirements of Section 5.2;

(v) appropriate UCC-1 financing statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(vi) certificates of good standing for each Credit Party in each jurisdiction in which such Credit Party is organized, which certificate shall be dated as of a date within five (5) days prior to the Closing Date;

(vii) certificates of good standing for each Credit Party in each jurisdiction in which such Credit Party is qualified to do business (other than as covered in clause (vi) immediately above), where its failure to be duly qualified or licensed would cause a Material Adverse Change, which certificates shall be dated as of a date within ten (10) days prior to the Closing Date;

(viii) a certificate dated as of the date of this Agreement from the Responsible Officer of the Borrower stating that (A) all representations and warranties of each Credit Party set forth in this Agreement are true and correct in all material respects as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time and except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects); (B) as of the date hereof, immediately after giving effect to the making of the First Advance and the applications of the proceeds thereof, no Default has occurred and is continuing; and (C) the conditions in this Section 3.1 have been satisfied; and

(ix) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or the Requisite Lenders may reasonably request.

(b) Payment of Costs and Expenses. On the date of this Agreement, Borrower shall have paid all costs and expenses that have been invoiced (which invoices have been delivered to Borrower not less than 1 Business Day prior to the Closing Date) and are payable pursuant to Section 10.4.

(c) Equity Documents. Administrative Agent shall have received (i) copies of each of the Equity Documents (other than the Indenture and the Security Documents (as defined in the Indenture)), duly executed by all the parties thereto, in form and substance acceptable to the Lenders and (ii) an execution copy of the Indenture, in form and substance satisfactory to Agent, Lenders and the Credit Parties.

(d) Subordination Agreement. Administrative Agent shall have received a copy of the Subordination Agreement by and between the Administrative Agent and TriplePoint, duly executed by all the parties thereto, in form and substance acceptable to the Administrative Agent and Lenders.

(e) Security Instruments. Administrative Agent shall have received all appropriate evidence required by Administrative Agent and Lenders in their sole discretion necessary to determine that, after giving effect to the filings to be made on the Closing Date, Administrative Agent (for the benefit of the Secured Parties) shall have an Acceptable Security Interest in the Collateral and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

(f) Environmental Indemnity Agreement. Administrative Agent shall have received a copy of the Environmental Indemnity Agreement duly executed by all the parties thereto, in form and substance acceptable to the Administrative Agent and Lenders.

(g) Contracts. The Borrower shall have delivered to the Administrative Agent, correct and complete photocopies of all executed management, brokerage, sales or leasing agreements for any of the Credit Parties’ owned Real Property and Lenders shall have approved each such agreement.

(h) Leases. Each of the Leases identified in Schedule 4.12(b) attached hereto (the “Existing Leases”) shall have been duly executed by the respective parties thereto, shall be in full force and effect with no modifications thereto that have not been approved by Lenders, and shall be in form and substance satisfactory to the Lenders. The Administrative Agent shall have received a certified, fully executed copy of each of the Existing Leases.

(j) The following items or documents shall have been delivered to the Administrative Agent by the Borrower and shall be in form and substance satisfactory to the Administrative Agent:

(i) Title Policy. A Title Policy for Real Property located at 502 South Walnut Ave, Luverne, MN 56156, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

(ii) Phase I Report. A Phase I Report for the Real Property located at 502 South Walnut Ave, Luverne, MN 56156 (x) prepared by one or more qualified environmental engineering or similar inspection firms approved by the Lenders, which report shall conform with ASTM E1527-05 or ASTM E1527-13 and upon which report the Administrative Agent and Lenders are expressly entitled to rely and (y) the results of which shall be reasonably satisfactory to Administrative Agent and Lenders (which Administrative Agent and Lender hereby confirm by delivery of their signature pages hereto).

(iii) Survey and Taxes. A Survey of the Real Property located at 502 South Walnut Ave, Luverne, MN 56156 (and any existing improvements thereon) and Surveyor’s Certificate, and a municipal liens certificate or certificate evidencing payment of all real estate taxes and municipal charges on such Real Property which were due and payable prior to the Closing Date.

(iv) Reserved.

(k) Material Adverse Change. No event or circumstance that could cause a Material Adverse Change shall have occurred since December 31, 2013.

(l) No Proceeding or Litigation, No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the Equity Documents or any transaction contemplated hereby and/or thereby or (ii) which, in any case, in the judgment of Requisite Lenders, could reasonably be expected to result in a Material Adverse Change (other than the actions, suits or proceedings or the developments under the litigation proceedings, in each case, described on Schedule 4.7 which have been disclosed to Administrative Agent and the Lenders prior to the Closing Date).

(m) Consents, Licenses, Approvals, etc. Administrative Agent shall have received true copies (certified to be such by the applicable Credit Party or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which any Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the other Loan Documents and the Equity Documents. In addition, other than as set forth on Schedule 3.1 and 4.3, each Credit Party shall have all such material consents, licenses and approvals required in connection with the continued operation of such Credit Party, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material and adverse conditions on this Agreement, the other Loan Documents, the Equity Documents and/or the actions contemplated hereby and/or thereby.

(n) Repayment of Debt. Concurrently with, the making of the First Advance hereunder, no more than $994,615.84 of obligations shall remain outstanding under the Existing Debt Documents.

(o) USA PATRIOT Act. Each Credit Party shall have delivered to the Administrative Agent and each Lender that is subject to the PATRIOT Act such information requested by the Administrative Agent and such Lender no less than five (5) Business Days prior to the Closing Date in order to comply with the PATRIOT Act.

(p) Deposit Accounts. As of the Closing Date, arrangements satisfactory to the Requisite Lenders shall have been made for each Credit Party to maintain their Deposit Accounts with an Acceptable Bank pursuant to Section 6.21.

The delivery of the Borrowing Request and the acceptance by the Borrower of the proceeds of the First Advance shall constitute a representation and warranty by the Borrower and each other Credit Party that on the date of the First Advance (both immediately before and after giving effect to First Advance and the application of the proceeds thereof) the conditions contained in this Section 3.1 have been satisfied. The Borrower shall provide such information as the Administrative Agent or any Lender may reasonably request to confirm that the conditions in this Section 3.1 have been satisfied.

Section 3.2 Conditions to Making the First Advance and Second Advance. The obligation of each Lender to fund its Pro Rata Share of the First Advance and the Second Advance shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.1.

(b) No Default. The Borrower and each other Credit Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Loan and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. With respect to the First Advance, each of the representations and warranties made by any Credit Party set forth in Article IV hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) on and as of the date on which the Loan is made (after giving effect thereto) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date which representations and warranties shall be true and correct as of such earlier date. With respect to the Second Advance, each of the representations and warranties made by any Credit Party set forth in Article IV hereof or in any other Loan Document where failure of such representations and warranties to be true and correct on such date would have an adverse financial impact on the Credit Parties of greater than $2,500,000 shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) on and as of the date on which the Loan is made (after giving effect thereto) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date which representations and warranties shall be true and correct as of such earlier date.

(d) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it and no approvals from any Governmental Authority or third party approvals are necessary in connection with the making of the Loans.

(e) Commitment. After giving effect to the making of such Loan, the aggregate principal amount of the Loans (excluding PIK Interest) then outstanding shall not exceed the Total Commitment at such time.

(f) Second Advance Option. In the case of the Second Advance, the Borrower shall have exercised its Second Advance Option (to the extent available) in accordance with Section 2.1 and Section 2.2 hereof.

Each delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the corresponding Loan shall constitute a representation and warranty by the Borrower and each other Credit Party that on the date of such Loan (both immediately before and after giving effect to such Loan and the application of the proceeds thereof) the conditions contained in this Section 3.2 have been satisfied. The Borrower shall provide such information as the Administrative Agent or any Lender may reasonably request to confirm that the conditions in this Section 3.2 have been satisfied.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent and each of the Lenders as follows:

Section 4.1 Existence. Each Credit Party is an entity of the type identified on Schedule 4.20, duly organized, validly existing and in good standing under the laws of its state of organization identified on Schedule 4.20. Each Credit Party is in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification, except where the failure to be in good standing could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, (i) no Credit Party has any Subsidiaries other than those identified in Schedule 4.20 and (ii) there are no Excluded Subsidiaries.

Section 4.2 Power. The execution, delivery, and performance by each Credit Party of this Agreement, any Notes, the other Loan Documents and the Equity Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Credit Party’s governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) such Credit Party’s Organizational Documents or (ii) any material provision of any law or any contractual restriction binding on or affecting such Credit Party, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. Each Credit Party has all requisite power and authority to carry on its business as now conducted and proposed to be conducted and to own and leases its Property.

Section 4.3 Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Agreement, any Notes, the other Loan Documents or the Equity Documents to which such Credit Party is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) the filing of UCC-1 financing statements and Mortgages in the state and county filing offices, (b) those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect, (c) the filing of an 8-K, (d) the requisite stockholders’ consent, if required, with respect to the issuance of more than 19.99% of Common Stock to all Lenders and an increase in the total number of authorized shares of Common Stock to 250,000,000 pursuant to Section 4.1 of the Exchange Agreement, (e) the filing of an additional listing application with the Nasdaq Stock Market LLC, and (f) other filings and recordings with respect to the Collateral to be made by, or otherwise delivered to Administrative Agent by the Closing Date, for filing or recordation (including, with respect to Intellectual Property, the filing of security agreements with the United States Patent and Trademark Office or the United States Copyright Office (solely to the extent perfection could be achieved by such filings)). The execution, delivery, and performance by each Credit Party of this Agreement, any Notes, the other Loan Documents and the Equity Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not violate or result in a default or require any consent or approval under any indenture, agreement, Organizational Document or other instrument biding upon the applicable Credit Party or its Property, or give rise to a right thereunder to require any payment to be made by such Credit Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Change.

Section 4.4 Enforceable Obligations. This Agreement, any Notes, the other Loan Documents and the Equity Documents to which any Credit Party is a party have been duly executed and delivered by such Credit Party. Each Loan Document is the legal, valid, and binding obligation of each Credit Party which is a party to it enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity.

Section 4.5 Financial Reporting.

(a) All financial statements of any Credit Party or Subsidiary delivered to Administrative Agent or any Lender by or on behalf of any Credit Party or Subsidiary in connection with or pursuant to this Agreement or any other Loan Document including any pro forma balance sheets of the Credit Parties delivered on the Closing Date have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial positions and results of operations of the applicable Credit Party or Subsidiary covered thereby as of the dates and for the periods indicated therein. All projections delivered from time to time to Administrative Agent or Lenders have been prepared on the basis of assumptions that the Borrower believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, and no assurances can be given that such projections will be realized, and are not to be viewed as facts, and that actual results during the period or periods covered by the projections may differ materially from such projections).

(b) Since December 31, 2013, no event or circumstance that could reasonably be expected to cause a Material Adverse Change has occurred.

(c) Reserved.

Section 4.6 True and Complete Disclosure. All factual information taken as a whole (other than forward looking information, projections, estimates, projections and pro forma financial information) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to any Lender or Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document, the Equity Documents or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of any Credit Party in writing to Administrative Agent or any of the Lenders was or shall be, true and accurate in all material respects on the date as of which such information was or is dated or certified and did not or does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not (taken as a whole) misleading at such time in light of the circumstances in which such information was given. All forward looking information, projections, estimates, and pro forma financial information furnished by any Credit Party were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7 Litigation; Compliance with Laws.

(a) There is no pending or, to the knowledge of any Credit Party, threatened action or proceeding against any Credit Party before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change other than as set forth in Schedule 4.7 (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders) or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, any other Loan Document or any Equity Document. As of the Closing Date, there is no pending or, to the knowledge of any Credit Party, threatened action or proceeding instituted against any Credit Party, or any of its Subsidiaries which seeks to adjudicate any Credit Party, or any of its Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b) Except as it concerns any environmental, health, or safety matter, which is covered by Section 4.14, each Credit Party has complied with all Legal Requirements of any Governmental Authority having jurisdiction over the conduct of its respective businesses or the ownership of its respective Property, in each case, except as would not reasonably be expected to result in a Material Adverse Change.

Section 4.8 Use of Proceeds; Federal Reserve Regulations.

(a) The proceeds of the Loans will be used by Borrower for the purposes described in Section 5.9.

(b) No Credit Party is engaged principally (or as one of its important activities) in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).

(c) No proceeds of the Loans will be used by Borrower for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U) or for any purpose that violates, or that is inconsistent with Regulation T, U or X or any other provisions of the regulations of the Federal Reserve Board. No pledge of any Collateral by any Credit Party pursuant to the Security Instruments will violate such regulations.

Section 4.9 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10 Taxes.

(a) Reports and Payments. All material Returns (as defined below in clause (c) of this Section) required to be filed by or on behalf of any Credit Party or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct, except where the failure to so file would not be reasonably expected to cause a Material Adverse Change; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements, or (ii) Taxes that are being contested in good faith.

(b) Taxes Definition. “Taxes” shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on with respect to any such assessment).

(c) Returns Definition. “Returns” shall mean any federal, state, local, or foreign report, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

Section 4.11 Pension Plans. On the Closing Date, no Credit Party nor any member of the Controlled Group is a party to, or has incurred any obligation or liability under, any Plan or Multiemployer Plan.

Section 4.12 Condition of Property; Casualties.

(a) Each Credit Party has good title to, or valid leasehold interest in, all of its material Properties, free and clear of all Liens except for Permitted Liens. The material Properties used or to be used in the continuing operations of each Credit Party are in good repair, working order and condition, ordinary wear, tear, casualty, condemnation and Permitted Dispositions excepted (except where failure to so maintain, preserve, repair, renew or replace such assets would not reasonably be expected to result in a Material Adverse Change). Neither the business nor the material Properties of the Credit Parties, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy.

(b) Schedule 4.12(b) contains a true and complete list of each interest in (A) Real Property (i) owned by each Credit Party as of the Closing Date and describes the type of interest therein held by such Credit Party and (ii) leased or subleased by any Credit Party, as lessee or sublessee as of the Closing Date and describes the type of interest therein held by such Credit Party and (B) any material Property (i) owned by any Credit Party as of the Closing Date and describes the type of interest therein held by such Credit Party and (ii) leased or subleased by any Credit Party, as lessee or sublessee as of the Closing Date and describes the type of interest therein held by such Credit Party.

(c) As of the Closing Date, no Credit Party has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event currently affecting all or any material portion of its Property.

(d) Each Credit Party owns or has rights to use all of the material assets that are necessary for the operation of its business as currently conducted. The use by each Credit Party of such Collateral and all such rights with respect to the foregoing does not infringe on the rights of any person other than such infringement (x) described on Schedule 4.7 hereof (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders) and (y) which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No claim has been made and remains outstanding that any Credit Party’s use of any Collateral does or may violate the rights of any third party other than claims described on Schedule 4.7 (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders) or other claims that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(e) Reserved.

Section 4.13 No Burdensome Restrictions; No Defaults.

(a) Other than those identified on Schedule 4.13(a) (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders), no Credit Party is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument, the breach of which, or subject to any charter or corporate restriction, the breach of which, or provision of applicable law or governmental regulation, the compliance with which, in each case, could reasonably be expected to cause a Material Adverse Change. No Credit Party is in default under or with respect to any contract, agreement, lease, or other instrument to which such Credit Party is a party other than those defaults, individually or in the aggregate, that could not reasonably be expected to cause a Material Adverse Change. No Credit Party has received any notice of default under any Material Contract to which such Credit Party is a party a copy of which has not been delivered to the Administrative Agent.

(b) No Default has occurred and is continuing.

Section 4.14 Environmental Condition.

(a) Permits, Etc. Except as could not reasonably be expected to cause a Material Adverse Change, each Credit Party and each Subsidiary of any Credit Party (i) has obtained all Environmental Permits necessary for the ownership and operation of its respective Properties and the conduct of its respective businesses; (ii) has at all times been and is in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received notice of any material violation or alleged violation of any Environmental Law or Permit; and (iv) is not subject to any actual, pending or to any Credit Party’s knowledge, threatened Environmental Claim.

(b) Certain Liabilities. To each Credit Party’s knowledge, none of the present or previously owned or operated Property of any Credit Party or of any of its current or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, or its state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site by any Governmental Authority for a Response that could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned, leased or operated by any Credit Party or any of its Subsidiaries, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances from present or past operations which has caused at the site or at any third party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, in the course of carrying out any Response as to any of their presently or formerly owned, leased or operated Property, Credit Parties, along with each of their Subsidiaries, are in material compliance with all obligations imposed by any Governmental Authority as to such Response. In addition, there are no facts, circumstances, conditions or occurrences with respect to any Property owned, leased or operated by any Credit Party or any of its Subsidiaries that could reasonably be expected to form the basis of an Environmental Claim under Environmental Laws that could reasonably be expected to result in a Material Adverse Change.

Section 4.15 Permits, Licenses, Etc.; Intellectual Property.

(a) Other than as set forth on Schedule 3.1 and/or Schedule 4.15 (which Schedules, in regards to clause (ii) below, shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders) (i) the Credit Parties possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, copyrights and other Intellectual Property which are necessary to the conduct of their business (provided that the forgoing is not and shall not be deemed to be a representation or warranty of any kind with respect to infringement of Intellectual Property rights of any person) other than as would not reasonably be expected to result in a Material Adverse Change and (ii)the Credit Parties manage and operate their business in all material respects in accordance with all applicable Legal Requirements and prudent industry practices other than as would not reasonably be expected to result in a Material Adverse Change.

(b) Other than as would not reasonably be expected to result in a Material Adverse Change, no written claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property owned by or licensed to a Credit Party, other than as set forth on Schedule 4.15 (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders). The use of such Intellectual Property by any Credit Party does not infringe the rights of any person, except (i) as described on Schedule 4.15 (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders) and (ii) except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(c) Except pursuant to licenses and other user agreements entered into by any Credit Party in the ordinary course of business or as described on Schedule 4.15, on and as of the Closing Date (i) each Credit Party has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark (as such terms are defined in the Pledge and Security Agreement) in a manner that will materially impair any Credit Party’s ability to conduct its business as currently conducted and (ii) all of the Credit Parties’ copyright registrations, patent registrations and trademark registrations are in full force and effect and, to each Credit Party’s knowledge, valid.

(d) No Violations or Proceedings. Except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, to each Credit Party’s knowledge, on and as of the Closing Date, there is no violation by others of any right of such Credit Party with respect to its copyright, patent or trademark except as may be set forth on Schedule 4.15.

Section 4.16 Liens; Titles, Leases, Etc. None of the Property of any Credit Party is subject to any Lien other than Permitted Liens. On the date of this Agreement, after giving effect to (a) the filing of UCC-1 financing statements and Mortgages in the state and county filing offices, and (b) other filings and recordings with respect to the Collateral to be made by, or otherwise delivered to Administrative Agent by the Closing Date, for filing or recordation (including, with respect to Intellectual Property, the filing of security agreements with the United States Patent and Trademark Office or the United States Copyright Office (solely to the extent perfection could be achieved by such filings)), all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions other than as permitted pursuant to the Security

Instruments. Except to the extent such could not reasonably be expected to cause a Material Adverse Change, all leases and agreements for the conduct of business of each Credit Party are valid and subsisting, in full force and effect and there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default by any Credit Party, or to any Credit Party’s knowledge, by any of the other parties thereto, under any such leases or agreements. No Credit Party is subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Obligations against its respective Properties.

Section 4.17 Solvency. After giving effect to (a) the Loans, (b) the consummation of the transactions contemplated by this Agreement and the Equity Documents and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties and their Subsidiaries, taken as a whole, are Solvent.

Section 4.18 Hedging Agreements. Schedule 4.18 sets forth, as of the date hereof, a true and complete list of all Hedge Contracts of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.19 Material Agreements. Schedule 4.19 sets forth a complete and correct list as of the Closing Date and after giving effect to the transactions contemplated to occur on such date, of all Material Contracts (other than the agreements set forth in Schedule 4.18), providing for, evidencing, securing or otherwise relating to any Debt of any Credit Party, the breach, cancelation, nonperformance, termination or non-renewal of which would reasonably be expected to cause a Material Adverse Change, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding.

Section 4.20 Equity Interests; Subsidiaries.

(a) Schedule 4.20 sets forth a list of (i) all of the Subsidiaries of Borrower or any other Credit Party and their jurisdiction of organization as of the Closing Date (ii) all of the joint ventures of the Borrower and any other Credit Party as of the Closing Date and (iii) the number of each class of Borrower’s Equity Interests authorized, and the number outstanding, on the Closing Date. All Equity Interests of each Credit Party are duly and validly issued and are fully paid and non-assessable (to the extent applicable).

(b) An accurate organization chart, showing the ownership structure of the Borrower, the Credit Parties and each of their Subsidiaries on the Closing Date is set forth on Schedule 4.20.

Section 4.21 Labor Matters. Except as would not be reasonably be expected to result in a Material Adverse Change, as of the Closing Date, there are no strikes, lockouts or slowdowns against any Credit Party pending or, to the knowledge of any Credit Party, threatened. The hours worked by and payments made to employees of any Credit Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Change. All payments due from any Credit Party, or for which any claim may be made against any Credit Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. The consummation of the transactions contemplated by this Agreement and the Equity Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party is bound where such termination or right of renegotiation could reasonably be expected to result in a Material Adverse Change.

Section 4.22 Insurance. The Credit Parties have delivered to the Administrative Agent a true, complete and correct summary description of all insurance maintained by each Credit Party as of the Closing Date. All insurance maintained by the Credit Parties is in full force and effect, all premiums have been duly paid and no Credit Party has received notice of violation or cancellation thereof, except in such case, where the failure to do so could not reasonably be expected to be a Material Adverse Change. Each Credit Party carries insurance required under Section 5.2.

Section 4.23 Foreign Assets Control Regulations. No Credit Party is, or will be after the consummation of the transactions contemplated by this Agreement and/or the Equity Documents and the application of the proceeds of the Loans, by reason of being a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation in any material respect of, any United States Federal statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

Section 4.24 Anti-Terrorism Law.

(a) No Credit Party and, to the knowledge of the Credit Parties, none of its Affiliates is in violation of any Anti-Terrorism Laws.

(b) No Credit Party and to the knowledge of the Credit Parties, no Affiliates or broker or other agent of any Credit Party acting or benefiting in any capacity in connection with the Loans are any of the following:

(i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Orders;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Orders;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Orders; or

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c) No Credit Party and, to the knowledge of the Credit Parties, no broker or other agent of any Credit Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 4.25 SEC Reports. The Borrower has filed all reports required to be filed by it under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or Section 15(d) thereof (the foregoing materials, as such materials may have been amended since the date of their filing, being collectively referred to herein as the “SEC Reports”), on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates or, if amended or restated, as of the date of the last such amendment or restatement, the SEC Reports complied in all material respects with, to the extent in effect at the time of filing, the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent updated, amended, restated or corrected by a subsequent SEC Report. The financial statements and schedules of the Borrower and its consolidated Subsidiaries included in the SEC Reports comply in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

Section 4.26 Disclosure Controls/Procedures. The Borrower has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act; such disclosure controls and procedures are designed to provide reasonable assurance that material information required to be disclosed by the Borrower in the reports it files or submits under the Exchange Act, is made known to the Borrower’s Chief Executive Officer and its Chief Financial Officer by others within the Borrower and its consolidated Subsidiaries, and such disclosure controls and procedures are effective to perform the functions for which they were established; in connection with the preparation of the Borrower’s most recent consolidated financial statements, the Borrower’s independent registered public accountants and the audit committee of the Board of Directors of the Borrower have been advised of all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Borrower’s internal control over financial reporting; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Borrower, if any, have been identified to the Borrower’s independent registered public accountants and are disclosed to the Lenders; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that are reasonably likely to materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Borrower have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Borrower, its Subsidiaries and the Borrower’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NASDAQ promulgated thereunder.

Section 4.27 Availability of Utilities. As of the Closing Date, all utility services necessary and sufficient for the operation of Credit Parties’ Real Property owned in fee are presently, and will at all times be, available to the boundaries of such Real Property through dedicated public rights of way or through perpetual private easements, approved by the Requisite Lenders, with respect to which the Mortgage creates a valid and enforceable first lien (subject to Permitted Liens).

Section 4.28 Access. There is unrestricted access for the passage of motor vehicles to and from the Credit Parties’ Real Property owned in fee to and from the public road upon which the such Property fronts and all required curb cut or access permits (if any) have been obtained.

Section 4.29 Condition. The Credit Parties’ Real Property has not been the subject of any Taking except where such Taking could not reasonably be expected to cause a Material Adverse Change, and to the knowledge of the Borrower, no Taking is pending, in each case, other than as set forth on Schedule 4.29 attached hereto (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders) or such other Takings that could not reasonably be expected to cause a Material Adverse Change.

Section 4.30 Approvals.

No Real Property Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the Credit Parties’ Real Property, including any transfer pursuant to foreclosure sale under the Mortgage.

Section 4.31(b) Leases. As of the Closing Date each of the Existing Leases is in full force and there are no other leases or occupancy agreements in regards to the Real Property owned by the Credit Parties. As of the Closing Date, the Borrower has received no notices of, and has no knowledge of, any material breach or material default under any of the Existing Leases.

ARTICLE V.

AFFIRMATIVE COVENANTS

So long as any of the Obligations (other than contingent indemnification obligations) and/or Commitments remain outstanding, each Credit Party agrees, unless the Requisite Lenders shall otherwise consent in writing, to comply with the following covenants:

Section 5.1 Reserved.

Section 5.2 Maintenance of Insurance.

(a) Each Credit Party shall keep its insurable Property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to any Property subject to a Mortgage (including any insurance required under the Mortgage) and other properties material to the business of the Credit Parties against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral and (iv) Reserved, and (v) worker’s compensation insurance and such other insurance as may be required by any Legal Requirement; provided that if and so long as an Event of Default has occurred and is continuing with respect to physical hazard insurance, neither the Requisite Lenders nor the applicable Credit Party shall agree to the adjustment of any claim thereunder in excess of $1,000,000 without the consent of the other (such consent not to be unreasonably withheld or delayed).

(b) The Credit Parties shall use commercially reasonable efforts to arrange for all of such insurance (and the corresponding insurance certificates) to provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof (except with respect to cancellation as a result of a payment default, such cancellation shall not be effective until at least ten (10) days after receipt by Administrative Agent of written notice thereof) and if an endorsement providing such notice is commercially impracticable by any Credit Party’s carrier (or such carrier(s) otherwise refuse to deliver such notice), such Credit Party will use its commercially reasonable efforts to provide thirty (30) days or ten (10) days, as applicable, notice to the Administrative Agent prior to the cancellation, material reduction in amount or material change in coverage. All such insurance (and the corresponding insurance certificates) shall (i) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (ii) be reasonably satisfactory in all other respects to the Administrative Agent (acting on the instructions of the Requisite Lenders) (it being agreed that the amount, adequacy and scope of the policies of insurance of the Credit Parties in effect as of the Closing Date are acceptable to the Requisite Lenders as of the Closing Date).

(c) If such Credit Party fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at such Credit Party’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from the Credit Party’s failure to maintain such insurance or pay any premiums therefor.

(d) With respect to Property subject to a Mortgage, each Credit Party shall obtain flood insurance in such total amount as the Administrative Agent or the Requisite Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Property subject to a Mortgage is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

(e) Promptly following the reasonable request of the Administrative Agent, each Credit Party shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such Credit Party’s insurance and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

(f) No Credit Party shall knowingly take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under any Mortgage of any Credit Party or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Property subject to a Mortgage, and each Credit Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the premises; provided, however, that the foregoing to the contrary notwithstanding, such Credit Party may, at its own expense and so long as it provides prompt written notice thereof to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.2 or (ii) cause the Insurance Policy or any other insurance policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.2 (and terminate the policy that is so replaced).

Section 5.3 Preservation of Corporate Existence, Etc.

(a) Each Credit Party shall preserve and maintain its corporate existence, rights, franchises, and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, except, in each case, where failure to so qualify or preserve and maintain its rights and franchises could not reasonably be expected to cause a Material Adverse Change.

(b) Without limiting the restrictions or otherwise modifying the provision set forth in Section 5.16 hereof, each Credit Party shall (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the Intellectual Property rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks, trade names and other Intellectual Property necessary to the conduct of its business in each case, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted and except where the failure to so obtain, keep maintain, renew, extend and/or preserve such permits, privileges, franchises or Property would not reasonably be expected to result in a Material Adverse Change; and (ii) comply with all applicable Legal Requirements (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except in each cases where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change; provided that nothing in this Section 5.3(b) shall prevent (A) Dispositions of Property in accordance with Section 6.4; or (B) the withdrawal by any Credit Party of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(c) Except as expressly permitted herein or in any other Loan Document, each Credit Party shall (a) perform and observe all material terms and provisions of each contract, instrument, agreement or other document (after giving effect to all cure periods set forth therein), in each case, to the extent such contract, instrument, agreement or other document relates to Property, revenues or obligations of such Credit Party with value in excess of $1,000,000, to be performed or observed by it, (b) maintain each such contract, instrument, agreement or other document in full force and effect, and (c) enforce each such contract, instrument, agreement or other document in accordance with its terms provided, however, without limiting the other provisions set forth herein, (x) that no Credit Party shall be required to pay or perform any obligations (or enforce, observe and perform the terms of, or maintain in full force and effect, any agreement relating thereto) which are being contested in good faith, with respect to which reserves in conformity with GAAP have been provided and (y) no Credit Party shall be obligated to perform, observe, maintain, or enforce any such contract, instrument, agreement or other document if the failure to do so would not reasonably be expected to result in a Material Adverse Change.

Section 5.4 Payment of Taxes, Etc.

(a) Each Credit Party shall pay and discharge before the same shall become delinquent, (i) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (ii) all lawful claims that are material in amount which, if unpaid, might by law become a Lien (other than Permitted Liens) upon its Property; provided, however, that no Credit Party shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

(b) Each Credit Party shall timely and correctly file all Tax Returns required to be filed by it, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

(c) The Borrower does not intend to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event the Borrower determines that the Loans are required to be so treated, it will promptly notify the Administrative Agent thereof.

Section 5.5 Maintenance of Records; Visitation Rights. Each Credit Party shall keep proper books of record and account (i) in which full, true and correct entries are made in conformity with all Legal Requirements and (ii) in form permitting financial statements conforming with GAAP to be derived therefrom. Borrower or any Credit Party will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and, subject to the rights of tenants, the property of Borrower, any Credit Party or any of their Subsidiaries upon reasonable prior notice during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances, accounts and condition of Borrower, any Credit Party or any of their Subsidiaries with and be advised as to the same by the officers and employees thereof and the independent accountants therefor, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent may request; provided, that unless a Default or an Event of Default is continuing, the Credit Parties shall not be required to pay the expenses of more than one such visit per calendar year. Any Lender may accompany Administrative Agent on any such visits at its own expense.

Section 5.6 Reporting Requirements. Borrower shall furnish to Administrative Agent:

(a) Annual Financials. As soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, commencing with the fiscal year of Borrower ending on December 31, 2014, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, in accordance with Regulation S-X, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte LLP or other independent certified public accountants of recognized national standing selected by the Borrower, (which report shall be unqualified as to scope of audit), and shall be prepared in accordance with audit standards of the Public Accounting Oversight Board and applicable Laws (in the event that the Borrower is at the time required to file a Form 10-K with the SEC, any such filing of a Form 10-K via its EDGAR system (or any successor thereto) made within the timeframe within which the Borrower is required to make such filing with respect to such period (including any extensions thereof) shall satisfy the obligations of this clause (a) upon Borrower’s delivery of notice (which may be electronic) to Administrative Agent that such documents have been so filed);

(b) Quarterly Financials. Promptly when available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, commencing with the fiscal quarter ending on March 31, 2014, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, in accordance with Regulation S-X, together with a Financial Officer Certification with respect thereto (in the event that the Borrower is at the time required to file a Form 10-Q with the SEC, any such filing of a Form 10-Q via its EDGAR system (or any successor thereto) made within the timeframe within which the Borrower is required to make such filing with respect to such period (including any extensions thereof) shall satisfy the obligations of this clause (b) upon Borrower’s delivery of notice (which may be electronic) to Administrative Agent that such documents have been so filed);

(c) Defaults. As soon as possible and in any event within three (3) Business Days after the date on which any Responsible Officer of any Credit Party obtains knowledge of the occurrence of any Default which is continuing on the date of such statement, a statement of a Responsible Officer of such Credit Party setting forth the details of such Default, event of default, as applicable, and the actions which Borrower and the applicable Credit Party has taken and proposes to take with respect thereto;

(d) Termination Events. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such statement(s) shall only be delivered to the Person that requests it/them), as soon as possible and in any event (i) within thirty (30) days after Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within ten (10) days after Borrower or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of Borrower or such member describing such Termination Event and the action, if any, which Borrower or such Affiliate proposes to take with respect thereto;

(e) Termination of Plans. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such notice(s) shall only be delivered to the Person that requests it/them), promptly and in any event within ten (10) days after receipt thereof by Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(f) Other ERISA Notices. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such notice(s) shall only be delivered to the Person that requests it/them), promptly and in any event within thirty (30) Business Days after receipt thereof by Borrower or any member of the Controlled Group from a Multiemployer Plan, a copy of each notice received by Borrower or any member of the Controlled Group concerning the imposition of withdrawal liability (either partial or complete) in an amount exceeding $1,000,000 pursuant to Section 4202 of ERISA;

(g) Environmental Notices. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such request(s), notice(s), summons, demand, or citation(s) shall only be delivered to the Person that requests it/them), promptly and in any event within ten (10) Business Days after receipt thereof by any Credit Party, a copy of any form of request, notice, summons, demand or citation received from the United States Environmental Protection Agency, any other Governmental Authority or third party, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could cause a Material

Adverse Change, (ii) any action or omission on the part of any Credit Party or any of its current or former Subsidiaries, in connection with Hazardous Substances which could reasonably result in the imposition of liability therefor that could cause a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) the filing of a Lien upon, against or in connection with any Credit Party or its current or former Subsidiaries, or any of their leased or owned Property, wherever located;

(h) Other Governmental Notices. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such notice(s), summons, citation(s) or proceeding(s) shall only be delivered to the Person that requests it/them), promptly and in any event within five (5) Business Days after receipt thereof by any Credit Party, a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority, which modification, revocation or suspension would reasonably be expected to result in a Material Adverse Change;

(i) Material Changes. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such notice(s) shall only be delivered to the Person that requests it/them), prompt written notice of any condition or event of which any Credit Party has knowledge, which condition or event (i) has resulted or could reasonably be expected to result in a Material Adverse Change or (ii) has resulted in a breach of or noncompliance with any term, condition, or covenant of any contract which breach or noncompliance would reasonably be expected to result in a Material Adverse Change;

(j) Disputes, Etc. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such notice(s) shall only be delivered to the Person that requests it/them), prompt written notice of (i) any claims, legal or arbitration proceedings, suits, actions, audits, investigations or proceedings before any Governmental Authority, or disputes pending, or to the knowledge of any Credit Party threatened, or affecting any Credit Party, or any of its Subsidiaries which could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which any Credit Party has knowledge resulting in or reasonably considered to be likely to result in a strike against any Credit Party that could reasonably be expected to cause a Material Adverse Change and (ii) with the exception of any claim listed on Schedule 4.7, any judgment or Lien(other than a Permitted Lien) affecting any Property of any Credit Party if the value of the judgment or Lien affecting such Property shall exceed $1,500,000;

(k) Other Accounting Reports. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such report(s), letter(s) and response(s) shall only be delivered to the Person that requests it/them), (i) promptly following such request after receipt of such materials by any Credit Party, a copy of each other report or letter submitted to any Credit Party by its independent accountants in connection with any annual, interim or special audit made by them of the books of any Credit Party, and (ii) promptly after providing such response, a copy of any response by any Credit Party, or the Board of Directors (or other applicable governing body) of such Credit Party, to such letter or report;

(l) Notices Under Other Loan Agreements. If reasonably requested by Administrative Agent (or any Lender) (it being understood that such report(s), letter(s) and response(s) shall only be delivered to the Person that requests it/them), promptly after the furnishing thereof, copies of any material statement, report or notice (i) furnished to any Credit Party pursuant to the terms of the Indenture, any indenture, loan or credit or other similar agreement involving Debt in a principal amount in excess of $1,000,000, other than this Agreement and not otherwise required to be furnished to Lenders pursuant to any other provision of this Section 5.6 or (ii) distributed to holders of Credit Parties’ Debt in a principal amount in excess of $1,000,000 or Equity Interests by any Credit Party pursuant to the terms of the documentation governing such Debt or Equity Interests (or any trustee, agent or other representative therefor), as the case may be;

(m) USA PATRIOT Act. Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(n) Perfection Certificate/Officer’s Certificate. Concurrently with (i) the delivery of financial statements pursuant to Section 5.6(a), each Credit Party shall deliver to the Administrative Agent a duly executed Perfection Certificate, effective as of December 31 of the immediately preceding year, which shall update the Perfection Certificate delivered on the Closing Date or confirm that there have been no changes to the information set forth in the Perfection Certificate previously delivered to the Administrative Agent and (ii) the delivery of the financial statements pursuant to Sections 5.6(a) and (b) hereof, the Borrower shall deliver to Administrative Agent a Responsible Officer’s Certificate in the form attached hereto at Exhibit B, which shall, include without limitation, (i) a list of names of all Foreign Subsidiaries and other Excluded Subsidiaries (if any), (ii) a list of all of the Foreign Subsidiaries (to the extent that at least one of which is a direct Subsidiary of a Credit Party) organized within a single foreign jurisdiction from which at least ten percent (10%) of the consolidated revenues of Borrower and all of its Subsidiaries (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements relate) are derived, (iii) to the extent that at least thirty five percent (35%) of the consolidated revenues of Borrower and all of its Subsidiaries (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements relate) are derived from sales in foreign jurisdictions, a list of each such foreign jurisdiction, with the revenues derived from each jurisdiction (listed by amount and as a percentage of the revenue of the Borrower and each of its Subsidiaries), and the Foreign Subsidiaries organized under the laws of each of such jurisdictions (and specifying whether such Foreign Subsidiary is a direct Subsidiary of a Credit Party, (iv) a list of each foreign jurisdiction from which at least ten percent (10%) of the revenues of the Credit Parties (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements relate) are derived to the extent that any of the Credit Party’s Intellectual Property is registered in such jurisdiction, (v) to the extent that at least thirty five percent (35%) of the revenues of Credit Parties (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements relate) are derived from sales in foreign jurisdictions in which any Credit Party has registered its Intellectual Property, a list of each such foreign jurisdiction, with the revenues derived from each jurisdiction (listed by amount and as a percentage of the revenue of all of the Credit Parties (without giving effect to any revenue of the Credit Parties’ Subsidiaries that are not Credit Parties), and the patents, trademarks or copyrights registered in each such jurisdiction (and such other information regarding such Intellectual Property upon the request of the Administrative Agent) and (vi) a list of all of the Patents and Trademarks (in each case, to the extent not constituting Excluded Property), for which an application has been filed during the fiscal quarter of the Borrower just ended (and against which such recordings are required to be made at the United States Patent and Trademark Office pursuant to Section 4.7(f) of the Pledge and Security Agreement.

(o) Change in Location of Books and Records. Upon Administrative Agent’s request, each Credit Party agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than (i) changes in location to a location of Property subject to a Mortgage or a leased property (or other Collateral location) (ii) changes in location with respect to Property that is in transit via rail, truck, barge, ship, pipeline, or other means between one or more locations of a Credit Party, a processor, or a customer in the ordinary course of business, (iii) changes in location with respect to Property that is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, bulk storage or tank farm operator, terminal operator, blending facility operator, or repair Person, in the ordinary course of business, (iv) Property that is located at a tolling facility to be further processed by unit operations including but not limited to purification, denaturing, blending, or further converted to value added products including but not limited to JP8, JP5, para xylene, and isooctane, (v) Property at any location where Collateral with a value of $1,000,000 or less is located (provided that the value of all of the Property at such locations described in this clause (v) does not exceed $2,500,000 in the aggregate at any time), (vi) changes resulting from Property being in the possession of the Administrative Agent), or (vii) changes to any location identified on Schedule 4 to the Pledge and Security Agreement, in each case if such new location is not listed on the schedules to any of the Security Instruments or any Perfection Certificate or the most recent supplements or updates thereto;

(p) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of any Credit Party, or any of its Subsidiaries, as Administrative Agent or any Lender may from time to time reasonably request;

(q) Public Reports. Borrower shall deliver, as soon as reasonably practicable after the same become publicly available, in each case, copies of all periodic and other reports, proxy statements, registration statements (and any post effective amendments thereto) and other materials filed by the Borrower with the SEC, or any Governmental Authority succeeding to any or all of the functions of said SEC, or with any national securities exchange provided that any of the foregoing documents filed by any Credit Party with the SEC via its EDGAR system (or any successor thereto) will be deemed to be delivered to the Administrative Agent as of the time that Administrative Agent receives notice (which may electronic) that such documents have been so filed; and

(r) Reserved.

Section 5.7 Maintenance of Property. Each Credit Party shall maintain, preserve and protect all material Property (other than Intellectual Property) reasonably necessary in the operation of or used or useful in the business of the Credit Parties in good condition and repair, ordinary wear and tear and condemnation and Permitted Dispositions excepted and maintain its operated Property (other than Intellectual Property) , as a reasonably prudent operator would, in good condition and repair, ordinary wear and tear and condemnation and Permitted Dispositions excepted (including, without limitation, as commercially practicable making or causing to made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of any Credit Party’s business); provided that no item of

Property needs to be repaired, renewed, replaced, or improved and no leased Property needs to be maintained, if such Credit Party shall in good faith determine that such action is not necessary or desirable in its business judgment for the continued efficient and profitable operation of the business of the Credit Parties; and, provided further each Credit Party shall abstain from knowingly or willfully permitting the Release of any Hazardous Substance in, on or about the owned, leased or operated Property except in compliance with Environmental Law, the Release of which could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.8 Agreement to Pledge. As and when required under the Pledge and Security Agreement (and subject to the terms hereof and thereof (including any exceptions, limitations and time periods provided therein), each Credit Party shall, grant to Administrative Agent, for the benefit of the Secured Parties, an Acceptable Security Interest in any Property of such Credit Party (other than Excluded Property) now owned or hereafter acquired, including without limitation, (i) each Credit Party shall execute and deliver to the Administrative Agent, deposit account control agreements for each of their Deposit Accounts (other than Excluded Accounts) in accordance with Section 5.1 of the Pledge and Security Agreement and (ii) the Borrower shall deliver to the Administrative Agent, certificates representing all of the Equity Interests owned by the Borrower or any other Credit Party (other than Excluded Property), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the Borrower or another Credit Party, as applicable. The Borrower shall deliver to the Administrative Agent insurance certificates naming Administrative Agent as additional insured, or loss payee, as applicable, and evidencing insurance which meets the requirements of this Agreement and the Security Instruments.

Section 5.9 Use of Proceeds. Each Credit Party shall use the proceeds of the (a) First Advance, (i) to repay at least $9,289,423.24 of the outstanding obligations under the Existing Debt Documents, (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the Equity Documents and the transactions contemplated hereby and thereby, (iii) to pay the First Structuring Fee and (iv) for working capital purposes and for all other general corporate purposes and (b) Second Advance, (i) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the Equity Documents and the transactions contemplated hereby and thereby, (ii) to pay the Second Structuring Fee and (iii) for working capital purposes and all other general corporate purposes.

Section 5.10 Title Evidence and Opinions. Each Credit Party shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent or the Requisite Lenders shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence in regards to the Real Property subject to a Mortgage, which title evidence shall be in form and substance acceptable to the Requisite Lenders in their sole discretion.

Section 5.11 Further Assurances; Cure of Title Defects. Each Credit Party shall, cure promptly any defects in the creation and issuance of the Loans or any Notes and the execution and delivery of the Security Instruments and this Agreement. Each Credit Party hereby authorizes Administrative Agent to file any financing statements without the signature of such Credit Party to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. Notwithstanding the foregoing but subject to the Pledge and Security Agreement (and subject to the terms hereof and thereof (including any exceptions, limitations and time periods provided therein), as soon as reasonably practicable, upon the reasonable request of the Administrative Agent or the Requisite Lenders, each Credit Party at its expense will, (a) promptly execute, acknowledge and deliver or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office and document, agreement and/or instrument to comply with or accomplish the covenants and agreements of each Credit Party, in the Security Instruments and this Agreement, or to further evidence and more fully describe the Property intended to constitute Collateral to secure the Obligations, or (b) take any necessary action to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral. Within thirty (30) days (or, in each case, such later date as Administrative Agent may agree in its sole discretion) after (a) a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens raised by such information or (b) a notice by the Administrative Agent that any Credit Party has failed to comply with Section 5.10, such Credit Party shall (i) cure such title defects or exceptions which are not Permitted Liens and (ii) deliver to the Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Requisite Lenders in their reasonable business judgment as to such Credit Party’s ownership of such Properties and Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.10.

Section 5.12 Additional Collateral; Additional Guarantors.

(a) Subject to this Section 5.12 and the provisions of the Pledge and Security Agreement (and subject to the terms hereof and thereof (including any exceptions, limitations and time periods provided therein), with respect to any Property (excluding Real Property and Excluded Property) acquired after the Closing Date, by any Credit Party that constitutes Collateral or is otherwise intended to be subject to the Lien created by any of the Security Instruments (other than Excluded Property) but is not so subject or with respect to any Property previously designated as Excluded Property (but is no longer designated as Excluded Property), each Credit Party shall (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Instruments or such other documents as the Administrative Agent or the Requisite Lenders shall reasonably deem necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, Acceptable Security Interest on such Property, and (ii) to the extent not already created and/or perfected, take all actions necessary to cause such Property to be subject to an Acceptable Security Interest and not already perfected in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Requisite Lenders, in each case, in accordance with the time frames required under the Pledge and Security Agreement.

(b) Reserved.

(c) Each Credit Party (i) shall grant to the Administrative Agent, within sixty (60) days (or such longer period approved by Administrative Agent in its reasonable discretion) of the acquisition thereof, an Acceptable Security Interest in and Mortgage on each Real Property valued at least $1,000,000 owned in fee by such Credit Party as is acquired by such Credit Party after the Closing Date, and (ii) at Administrative Agent’s direction (at the direction and reasonable discretion of the Requisite Lenders), shall use commercially reasonable efforts to grant to the Administrative Agent, within sixty (60) days (or such longer period approved by Administrative Agent in its reasonable discretion) of the acquisition thereof, an Acceptable Security Interest in and Mortgage on each leased Real Property (where the term of such lease is at least 7 years (including any options to extend) and the operations ongoing at such site are integral to the Credit Parties’ business and primarily involve manufacturing and processing operations (with the exception of locations used solely as the Credit Parties’ headquarters, office locations, or for storage or warehousing) of such Credit Party, in each case, as additional security for the Obligations. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the respective Liens in favor of the Administrative Agent required to be granted pursuant to the Mortgages. Such Credit Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent or Requisite Lenders shall reasonably require to confirm the validity, perfection and priority of the Liens of any existing Mortgages or such new Mortgages against such after-acquired Real Property.

Section 5.13 Leases; Development and Maintenance. Each Credit Party shall (a) pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the leases and all other similar agreements and contracts constituting or affecting the Properties of any Credit Party except, in each case, where the amount thereof is being contested in good faith by appropriate proceedings and except where the nonpayment or non-performance of which could not reasonably be expected to result in a Material Adverse Change, (b) in all material respects, do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Properties as a prudent operator would in accordance with industry standard practices and in compliance with all applicable proration and conservation Legal Requirements and any other Legal Requirements of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the production, sale and distribution of chemicals and biofuels and any activities related thereto, and (c) maintain (or cause to be maintained) the leases, units and acreage to which the Properties of any Credit Party pertain in a prudent manner consistent with industry standard practices provided that such Credit Party shall not be required to maintain such leases, units and acreage if it in good faith determines, using its business judgment, that such leases, units and/or acreage are not necessary or desirable for the continued efficient and profitable operation of the business of the Credit Parties.

Section 5.14 Litigation and Other Notices. Each Credit Party shall furnish to the Administrative Agent, and upon the request of the Administrative Agent or any Lender, to each such Lender making the request to such Credit Party or the Administrative Agent, written notice of the following as soon as reasonably practicable (and, in any event, within five (5) Business Days of the occurrence thereof):

(a) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority with respect to any Loan Document;

(b) the occurrence of a Casualty Event, in excess of $250,000; and

(c) Reserved.

Section 5.15 Employee Benefits. Each Credit Party shall (a) except as could not reasonably be expected to have a Material Adverse Change, with respect to any Plan, comply in all respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within ten (10) days after any Responsible Officer of any Credit Party knows or has reason to know, that any Termination Event has occurred that, alone or together with any other Termination Event that has occurred, could reasonably be expected to result in liability of any Credit Party or any Controlled Group member in an aggregate amount exceeding $1,000,000 annually, a statement of a Responsible Officer of the applicable Credit Party setting forth details as to such Termination Event and the action, if any, that the Borrower and any applicable Credit Party propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any Controlled Group member with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Credit Party or any Controlled Group member from a Multiemployer Plan sponsor or any governmental agency concerning a Termination Event with respect to matters that could reasonably be expected to result in a liability of any Credit Party in an amount exceeding the $1,000,000 annually; and (iv) such other documents or governmental reports or filings relating to any Plan or the Multiemployer Plan as the Administrative Agent or Requisite Lenders shall reasonably request with respect to matters that could reasonably be expected to result in a liability of any Credit Party in an amount exceeding the $1,000,000 annually.

Section 5.16 Compliance with Environmental Laws.

(a) Each Credit Party shall comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Credit Party or any Subsidiary to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Credit Party shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) If a Default caused by reason of a breach of Section 4.14 or Section 5.16(a) shall have occurred and be continuing for more than twenty (20) days without the any Credit Party commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Requisite Lenders through the Administrative Agent, such Credit Party shall provide to the Lenders within forty-five (45) days after such request, at the expense of the Credit Party, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Requisite Lenders and indicating the presence or absence of Hazardous Substances and the estimated cost of any compliance or Response to address them.

(c) No Credit Party shall install, nor permit to be installed, in any Property subject to a Mortgage any Hazardous Substances, other than in material compliance with applicable Environmental Laws.

Section 5.17 Information Regarding Collateral.

No Credit Party shall effect any change (i) in any Credit Party’s legal name, (ii) in the location of any Credit Party’s chief executive office, (iii) in any Credit Party’s identity or organizational structure, (iv) in any Credit Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Credit Party’s jurisdiction of organization (including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than ten (10) days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Requisite Lenders may reasonably request; (B) it shall have taken all action reasonably satisfactory to the Requisite Lenders to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable; and (C) such change is not otherwise in violation of this Agreement. Each Credit Party agrees, as soon as practicable, to provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

Section 5.18 Approvals.

(a) The Credit Parties will promptly obtain all Real Property Approvals which may hereafter become required, necessary or desirable, except to the extent failure to obtain such Real Property Approvals could not reasonably be expected to result in a Material Adverse Change, and will furnish the Administrative Agent and Lenders with evidence that the Credit Parties have obtained such Real Property Approval.

(b) The Credit Parties will duly perform and comply with all of the terms and conditions of all Real Property Approvals obtained at any time except as could not reasonably be expected to cause a Material Adverse Change.

Section 5.19 Conditions Subsequent. Credit Parties shall satisfy and perform, on or prior to the dates required by the terms of Schedule 5.19 (as extended, in writing, by Administrative Agent, which Administrative Agent may do without obtaining consent of the Lenders), each of the conditions specified on Schedule 5.19 as required by the terms of Schedule 5.19. Anything contained in the Agreement or any other Loan Document to the contrary notwithstanding, the Credit Parties shall not be required to execute, deliver, satisfy or perform any item described on Schedule 5.19 prior to the dates specified therein.

ARTICLE VI.

NEGATIVE COVENANTS

So long as any of the Obligations (other than contingent indemnification obligations) or Commitments remain outstanding each Credit Party agrees unless the Requisite Lenders otherwise consent in writing, to comply with the following covenants as follows:

Section 6.1 Liens, Etc. No Credit Party shall create, assume, incur, or suffer to exist any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that each Credit Party may create, incur, assume, or suffer to exist any of the following, in each case, solely to the extent that such Liens are not granted for the direct or indirect benefit of any Excluded Subsidiary (other than (x) any Liens permitted under Section 6.1(m) to secure Permitted Subordinated Debt, solely to the extent that the proceeds of such Debt constitute Non-Recourse Investment Assets and are used to make Investments in Excluded Subsidiaries that are permitted under the terms of this Agreement and (y) Liens permitted under Section 6.1(d), Section 6.1(i), Section 6.1(w), Section 6.1(ee) and Section 6.1(ff), in each case, to the extent such Liens (and the obligations that they secure, if any) are on terms that are no less favorable to the Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate):

(a) Liens granted pursuant to the Security Instruments and securing the Obligations;

(b) purchase money Liens or interests of lessors under Capital Leases or purchase money security interests upon or in any Equipment or for other fixed or capital assets acquired or held by any Credit Party in the ordinary course of business; provided that, the principal amount of Debt secured by such Liens shall not exceed $2,500,000 in the aggregate at any time outstanding and that such Debt (i) was incurred solely for the purpose of financing the purchase, acquisition or improvement of the Property purchased, acquired or improved (or refinancing such Debt), (ii) is secured only by such Property so purchased, acquired or improved and the proceeds and products thereof and not by any other Property of any Credit Party, and (iii) does not exceed the aggregate purchase price of such Property except as otherwise permitted pursuant to a Permitted Refinancing of such Debt; provided, that in each case, individual financing of Equipment provided by one purchase money lender or lessor may be cross-collateralized to other outstanding financings of Equipment or other fixed or capital assets provided by such purchase money lender or lessor;

(c) Liens for taxes, assessments, or other governmental charges or levies not yet due or not yet delinquent or, if delinquent, that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(d) Liens in favor of vendors, carriers, producers, growers, warehousemen, toll manufacturers, repairmen, mechanics, workmen, materialmen, construction, landlords, laborers, suppliers, purifiers, processors or similar Liens arising by operation of law, in each case, in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor;

(e) Liens to secure the Debt and other obligations under Convertible Notes issued pursuant to the Indenture and all other obligations owed by Credit Parties under the Convertible Notes, the Indenture and other Indenture Documents;

(f) Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of any Credit Party;

(g) Liens set forth on Schedule 6.1 to the extent that such Liens do not secure loans, bonds or other borrowed money;

(h) easements, rights-of-way, restrictions, farm leases and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in any Credit Party’s industry, none of which materially interfere with the ordinary conduct of the business of any Credit Party or materially detract from the value or use of the Property to which they apply,

(i) Licenses of Intellectual Property granted by a Credit Party in the ordinary course of business and other licenses of Intellectual Property otherwise permitted under Section 6.4 hereof;

(j) Liens on cash collateral securing Debt permitted under Section 6.2(b);

(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Credit Party in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, to secure Debt permitted under Section 6.2(o) hereof or otherwise granted in connection with the maintenance of such accounts in the ordinary course of business;

(l) Liens in favor of vendors or lessors arising under any conditional sale agreement, synthetic lease, or other title retention agreement;

(m) Liens securing Permitted Subordinated Debt;

(n) Liens that secure obligations that do not exceed $1,000,000 at any time provided that such obligations (secured by such Liens) do not consist of loans, bonds or other borrowed money;

(o) Liens on cash and cash equivalents deposited with a third-party trustee that arise in connection with the defeasance, discharge or redemption of Debt to the extent that such defeasance, discharge or redemption of Debt is not prohibited hereunder;

(p) customary negative pledges on assets being sold or disposed of as part of a Disposition, including customary restrictions on distributions by a Subsidiary of the Borrower to be sold, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Person; in each case, provided, that, such Disposition is permitted under Section 6.4 hereof;

(q) Liens on property of a Person existing at the time such Person is acquired pursuant to a permitted acquisition (or consolidated into a Credit Party as part of such permitted acquisition) provided, that such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment and do not extend to any assets other than the assets so acquired;

(r) deposits in the ordinary course to secure insurance carriers and Liens on premium refunds and insurance proceeds securing the financing of insurance premiums permitted hereunder;

(s) Liens solely on any cash earnest money deposits made by a Credit Party in connection with a Permitted Investment provided that such deposits themselves are Permitted Investments;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods;

(u) any margin call requirements or any Liens on cash collateral and other assets, in each case, with a value (or, with respect to margin calls obligations, in an amount) not to exceed $5,000,000 in the aggregate securing obligations in respect of Hedge Contracts permitted pursuant to Section 6.2(d);

(v) judgment Liens arising solely as a result of the existence of judgments, orders, or awards, including notices of lis pendens and associated rights related to litigation and other controversies, in each case, that do not constitute an Event of Default hereunder;

(w) the interests of lessors and sublessors under operating leases;

(x) Liens on amounts deposited to secure Credit Parties’ obligations in connection with the making or entering into of bids, tenders, trade contracts, governmental contracts, utilities contracts, or leases in the ordinary course of business and not in connection with the borrowing of money;

(y) Liens on amounts deposited to secure Credit Parties’ reimbursement and indemnity obligations with respect to surety, performance, stay, customs or appeal bonds obtained in the ordinary course of business to the extent that such reimbursement and indemnity obligations are permitted under Section 6.2(f) hereof;

(z) Liens that are replacements of Permitted Liens to the extent that the original Debt is refinanced by a Permitted Refinancing and so long as the replacement Liens only encumber those assets or classes of assets that secured the original Debt;

(aa) Liens to secure Debt permitted under Section 6.2(q) hereof;

(bb) Liens in favor of the indenture trustee (as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)), in its capacity as such and not in any other capacity, if any, under in respect of any Debt permitted by Section 6.2; provided that (i) such Liens only secure (A) a Credit Party’s obligation to pay such indenture trustee reasonable and customary compensation and the reimbursement of such indenture trustee’s reasonable fees, costs and expenses, in each case, for its services as the indenture trustee and (B) any Credit Party’s obligations to indemnify the indenture trustee, and (ii) such Lien only attaches to funds held or collected by such indenture trustee in its capacity as the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)) with respect to such Debt;

(cc) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(dd) source code escrow agreements entered into in the ordinary course of business;

(ee) the entering into of marketing distribution, supply, off take, development, or like agreements, in each case, relating to the sale of Inventory in the ordinary course of business and containing standard or customary terms for such agreements (which terms may include, without limitation, rights of first offer and/or exclusivity arrangements);

(ff) Liens on Equity Interests or joint ventures or other Excluded Subsidiaries, which Liens consist of restrictions or covenants contained in the documents governing or evidencing any Equity Interest issued by any Excluded Subsidiary or any joint venture interest, in each case, that is owned by any Credit Party, including restrictions providing for customary buy/sell arrangements or restrictions and conditions on assignment or transfer of such Equity Interests or providing for the breach, termination or default under such joint venture, stockholder, membership, limited liability company, or partnership agreement governing such Equity Interests or joint venture if a security interest therein is granted by in such Equity Interests or joint venture;

(gg) solely to the extent constituting Liens, (i) the Investments permitted by Sections 6.7(k)(i), (o), and (q) and (ii) the Dispositions permitted by Sections 6.4(b)(i), (x), (xvi), and (xxii); and

(hh) legal retainer(s) paid to legal counsel of Credit Parties to the extent that the unapplied portion of any such retainer(s) do not exceed $1,000,000 at any time.

Section 6.2 Debts, Guarantees, and Other Obligations. No Credit Party shall create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except any of the following, in each case, solely to the extent that such Debt was not created, incurred or assumed (and Credit Parties have not become liable on account of such Debt) for the direct or indirect benefit of any Excluded Subsidiary (other than (x) any Debt permitted under Sections 6.2(h) and 6.2(i), solely to the extent that the proceeds of such Debt constitute Non-Recourse Investment Assets and are used to make Investments in Excluded Subsidiaries that are permitted under the terms of this Agreement and (y) any Debt permitted under Sections 6.2(j), 6.2(k)(iii) and 6.2(n)(ii), in each case, to the extent such Debt is on terms no less favorable to the Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate of the Credit Parties):

(a) (i) Debt of the Credit Parties under the Loan Documents and (ii) Debt of the Credit Parties under the Indenture Documents;

(b) Debt set forth on Schedule 4.5 and any Permitted Refinancing thereof;

(c) Debt secured by the Liens permitted under Section 6.1(b) and any Permitted Refinancing thereof;

(d) Debt under Hedge Contracts in each case, entered into in the ordinary course of business and not purely for speculative purposes; provided that (i) such Debt shall not be secured other than as permitted under Section 6.1(u) hereof, and (ii) such Debt shall not obligate any Credit Party to any margin call requirements including any requirement to post cash collateral, property collateral or a letter of credit other than as permitted under Section 6.1(u) hereof;

(e) Debt of any Credit Party owing to any other Credit Party; provided that such Debt is unsecured and shall, upon the occurrence and during the continuation of an Event of Default be subordinated in right of payment to the payment of the Obligations;

(f) Debt evidenced by letters of credit, surety, statutory and appeal bonds and other credit assurances and similar obligations of a like nature (and unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations), in each case, entered into in the ordinary course of business;

(g) Debt under the TriplePoint Loan Documents provided that the aggregate principal amount of such Debt shall not exceed $1,200,000 at any time after giving effect to the application of the proceeds of the First Advance provided that, from and after the funding of the First Advance, such Debt is subject to the Subordination Agreement;

(h) Other unsecured Debt in an aggregate amount outstanding at any time not to exceed $10,000,000;

(i) Permitted Subordinated Debt in aggregate amount outstanding at any time not to exceed $30,000,000 (not including the Debt permitted under Section 6.2(g) hereof);

(j) Debt incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; and

(k) Debt consisting of (i) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; (ii) unsecured guarantees with respect to Debt of Credit Parties, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Debt and (iii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers (who are Excluded Subsidiaries) in connection with Permitted Dispositions between Credit Parties and Excluded Subsidiaries;

(l) endorsement of instruments or other payment items for deposit in the ordinary course of business;

(m) Debt owed to any Person providing property, casualty, liability, or other insurance to Credit Parties (including D&O insurance), so long as the amount of such Debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance;

(n) (i) liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of Credit Parties incurred in connection with the consummation of one or more acquisitions permitted under Section 6.7 that do not involve Excluded Subsidiaries and (ii) liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of Credit Parties incurred in connection with the consummation of one or more acquisitions with Excluded Subsidiaries permitted under Section 6.7;

(o) Debt incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

(p) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Debt that otherwise constitutes Debt permitted under this Section 6.2;

(q) Debt in respect of reimbursement obligations associated with letters of credit issued to utility providers in the ordinary course of business as deposits to secure performance of any Credit Party’s obligations to such utility providers;

(r) Debt in respect of deferred payment contracts for the purchase of corn entered into in the ordinary course of business; and

(s) Debt in respect of the 2013 Warrants.

Section 6.3 Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement, the other Loan Documents, the Convertible Notes, the Indenture or any other Indenture Documents; (2) covenants in documents creating Liens permitted by Section 6.1 prohibiting further Liens on the properties encumbered thereby; (3) contractual arrangements or covenants described on Schedule 6.3 hereto and, in the case that such arrangements or covenants are in regards to Debt, any Permitted Refinancing thereof (to the extent permitted under Section 6.2 hereof) and in the case of arrangements or covenants that do not involve Debt, any agreement evidencing any renewal or extension thereof to the extent permitted hereunder, (4) such restrictions that are binding on a Credit Party at the time such Credit Party first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of the acquisition whereby such Subsidiary was acquired and so long as such restrictions only apply to such Credit Party, (5) restrictions relative to Liens on Equity Interests or interests in joint ventures under agreements described in Section 6.1(ff) or that are customary provisions in joint venture agreements and other similar agreements or written arrangements applicable to such joint ventures, in each case, to the extent that such joint ventures are permitted hereunder, (6) are customary restrictions on leases, subleases, licenses, sublicenses, asset sale or similar agreements, including with respect to Intellectual Property and other similar agreements, in each case, to the extent leases, subleases, licenses, sublicenses, asset sale or similar agreements are permitted under this Agreement and so long as such restrictions relate solely to the assets subject thereto, (7) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Credit Party, (8) arise in connection with cash deposits or other deposits permitted under Section 6.1 to the extent that such restriction shall only be in regards to such deposit(s), (9) the obligations under any Hedge Contracts permitted hereunder solely to the extent that such restriction is in regards to the cash collateral permitted to secure such Hedge Contract under Section 6.1(u) hereof, (10) the agreements, documents and/or instruments evidencing Debt incurred by Excluded Subsidiaries provided that such restrictions shall only apply to the Property of such Excluded Subsidiaries, (11) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business and (12) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Debt or other obligation by virtue of the granting of Liens on or pledge of property of any Credit Party to secure the Obligations.

Section 6.4 Merger or Consolidation; Asset Sales. No Credit Party shall:

(a) merge or consolidate with or into any other Person; provided that (i) any Guarantor may merge or consolidate with any Person (other than Borrower) so long as a Guarantor is the surviving Person or such Person becomes a Guarantor contemporaneously with such merger or consolidation, (ii) any Credit Party may merge or consolidate with the Borrower so long as the Borrower is the surviving Person and (iii) any Excluded Subsidiary may merge or consolidate with any other Excluded Subsidiary; or

(b) except as provided in clause (a) immediately above, make any Disposition of any of its Property, other than the following, which shall expressly exclude (x) the sale of the Property located at 502 South Walnut Ave, Luverne, MN 56156 under Section 6.4(b)(vi) other than any such Disposition for fair market value involving consideration of not more than $500,000 with respect to any single Disposition or series of related Dispositions or more than $2,000,000 in the aggregate for all such Dispositions per year and (y) any of the Equity Interests of Agri-Energy, LLC (for the avoidance of doubt, the Disposition of Real Property located at 502 South Walnut Ave, Luverne, MN 56156 shall not be permitted under Section 6.4(b) other than to the extent that there is availability in the $500,000 and $2,000,000 baskets referenced in clause (x) immediately above in this Section 6.4(b)):

(i) [...***...];	*

(ii) the Disposition of cash and Liquid Investments in the ordinary course of business;

(iii) the Disposition of Property that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of the Credit Parties as reasonably determined by such Credit Party or (C) with respect to any Equipment, contemporaneously replaced with Equipment of at least comparable value and use;

(iv) the Disposition of Property (A) between or among Credit Parties and (B) by any Subsidiary that is not a Credit Party to any Credit Party to the extent such transaction is otherwise permitted hereunder;

(v) the Disposition of the Equity Interests of the Borrower in connection with a conversion of the Convertible Notes into Common Stock;

(vi) Dispositions, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) are less than $15,000,000 with respect to all such Dispositions made through the Stated Maturity Date; provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (with the exception of $250,000 of such consideration, which shall not be required to be at fair market value) (in the case of any Disposition the proceeds of which are in excess of $10,000,000, determined in good faith by the Board of Directors of the Borrower (or similar governing body)), (B) no less than 70% of the proceeds thereof shall be paid in cash or Liquid Investments (with the exception of $250,000 of such consideration, which shall not be required to comply with the requirements set forth in this clause (B)) and (C) at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(vii) the sale, assignment, transfer, disposition or discount, in each case, without recourse, of accounts receivable arising in the ordinary course of business but only in connection with a compromise, settlement or collection;

(viii) to the extent constituting a Disposition, Restricted Payments permitted under Section 6.5;

(ix) (A) non-exclusive licenses of patents, trademarks, copyrights, and other Intellectual Property rights, (B) non-perpetual exclusive licenses of patents, trademarks, copyrights, and other Intellectual Property rights with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the

* Confidential Treatment Requested

licensed property under applicable law, (C) the abandonment, lapse or other disposition of licenses, Intellectual Property or related rights that are no longer material to the conduct of the business of the Credit Parties as such business is operated and the license, lapse or abandonment of such licenses, Intellectual Property or related rights does not materially detract from any Credit Party’s value, (D) any election not to oppose any adverse reexamination process with respect to patents of such Credit Party to the extent such course of action is made by such Credit Party in the exercise of its reasonable business judgment and (E) licensees of Intellectual Property in connection with the settlement of litigation or adverse claims related to such Intellectual Property provided that such settlement would not reasonably be expected to cause a Material Adverse Change;

(x) leases or subleases of Real Property no longer used or no longer useful in the conduct of the business of any Credit Party and other lease of Real Property in the ordinary course of business;

(xi) sales of Inventory (as defined in the Pledge and Security Agreement) to buyers in the ordinary course of business and/or the entering into of marketing distribution, supply, off take, development, or like agreements, in each case, relating to the sale of Inventory in the ordinary course of business and containing standard or customary terms for such agreements (which terms may include, without limitation, rights of first offer and/or exclusivity arrangements);

(xii) the abandonment by any Credit Party of any Property rights, franchises, licenses, that such Credit Party reasonably determines are not useful to its business or no longer commercially desirable, including, without limitation, leasehold interests in Real Property but excluding Intellectual Property;

(xiii) any Disposition of any Equity Interest of any Excluded Subsidiary or any other Investment in any Excluded Subsidiary; [...***...];	*

(xiv) the granting of Liens permitted by Section 6.1;

(xv) any Casualty Event so long as the Net Cash Proceeds from such Casualty Event are applied, invested or reinvested in accordance with Section 2.8(f) hereof (to the extent required thereunder);

(xvi) the leasing or subleasing of farmland and other assets of any Credit Party in the ordinary course of business;

(xvii) the sale or issuance of Equity Interests of Borrower;

(xviii) Reserved;

(xix) the making of Investments permitted by Section 6.7 and the making of Restricted Payments permitted by Section 6.5;

(xx) dispositions of assets in exchange or trade in for similarly valued assets so long as the assets so received by the Credit Party have a fair market value that is reasonably equivalent or greater to the fair market value of the assets so disposed by such Credit Party and to the extent that the assets subject to such disposition constituted Collateral, the assets received in exchange or trade for such assets shall also constitute Collateral;

(xxi) the surrender or waiver of contractual rights or the settlement, release or surrender of contract claims or tort claims, in each case, (x) in the ordinary course of business or (y) to the extent that Credit Parties determine that such surrender, waiver, settlement or release is desirable, in their business judgment, for the continued efficient and profitable operation of the business of the Credit Parties so long as such surrender, waiver, settlement or release is not reasonably likely to cause a Material Adverse Change;

(xxii) any grant of an option to purchase, lease or acquire property to another Person, so long as the Disposition resulting therefrom would otherwise be permitted hereunder;

(xxiii) Reserved;

(xxiv) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xxv) the unwinding of any Hedge Contract(s) pursuant to its or their terms; and

(xxvi) Dispositions of Property to the extent that (x) such Property is exchanged for credit against the purchase price of similar replacement Property that is promptly purchased or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property (which replacement Property is actually promptly purchased) provided that, in each case, if the Property disposed of constituted Collateral, the replacement Property shall also constitute Collateral.

(c) Notwithstanding Section 6.4(b) hereof, the Credit Parties shall not transfer, convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the Credit Parties’ business and/or Property.

For the avoidance of doubt, any Net Cash Proceeds from a Disposition of any Credit Party’s Property shall be subject to the terms of Section 2.8(c).

Section 6.5 Restricted Payments. No Credit Party shall make any Restricted Payments except: (i) any Subsidiary of Borrower may pay cash Dividends to the Borrower or any wholly owned Subsidiary of the Borrower, (ii) if any Subsidiary of Borrower is not a wholly owned Subsidiary of Borrower, such Subsidiary may pay cash Dividends to its shareholders generally so long as the Borrower or its Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests in such Subsidiary), (iii) Credit Parties may make a payment of $9,289,423.24 on account of the outstanding obligations under the TriplePoint Loan Documents on the Closing Date and may

* Confidential Treatment Requested

make regularly scheduled payments under the TriplePoint Loan Documents, as in effect on the date hereof, and other payments on the obligations under the TriplePoint Loan Documents, in each case so long as such payments are permitted at such time under the terms of the Subordination Agreement, (iv) regularly scheduled interest payments and other payments are permitted, if permitted by the applicable subordination agreement governing such Debt, (v) any Credit Party may make repurchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or portion of the exercise price therefor (but expressly excluding any exchange of convertible notes for Common Stock or other Equity Interests issued by Borrower other than on the conversion terms set forth in such convertible notes (and/or any indenture pursuant to which such convertible notes were issued) (in the case of the convertible notes existing on the Closing Date, as such terms are in effect on the date hereof) and including, for the avoidance of doubt, the making of payments (whether in cash or stock) required in connection therewith in accordance with such terms unless (x) such exchange is deemed to be an at or above market exchange or conversion and (y) the Borrower receives cash consideration equaling at least $5,000,000 in connection with such exchange (in addition to the discharge or cancellation of the convertible notes in question); (vi) cash payments in lieu of issuing fractional shares are permitted; (vii) Restricted Payments required in connection with the exercise of warrants or the conversion of convertible Debt are permitted to the extent that such conversion is for Equity Interests of the Borrower (and does not involve any cash payments other than in regards to cash payments made in lieu of issuing fractional shares or payment obligations required under the terms of the 2013 Warrants); (viii) the making of any Restricted Payment (other than Restricted Payments of the type referenced in clause (a)(x) of the definition of Restricted Payments set forth herein) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Capital Stock of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower are permitted; (ix) distributions for the sole purpose of allowing Borrower or the Guarantors to make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of Borrower or any Credit Party, solely in the form of forgiveness of Debt of such Persons owing to Borrower or any other Credit Party on account of redemptions or repurchases of the Equity Interests of Borrower or any other Credit Party held by such Persons up to an aggregate amount of $1,000,000 in any given calendar year are permitted; (x) the redemption, defeasance, repurchase or other acquisition or retirement of subordinated debt of a Credit Party made in exchange for, or out of the substantially concurrent sale of, new subordinated indebtedness qualifying as a Permitted Refinancing are permitted; (xi) payments of up to $500,000 in the aggregate per year made by the Borrower or any other Credit Party in respect of withholding or similar taxes payable upon exercise of Equity Interests by, or vesting of any Equity Interests held by, any future, present or former employee, officer or director of the Borrower or any other Credit Party are permitted; (xii) cash payments payable on account of the 2013 Warrants, in effect on the date hereof and the cashless exercise of options and warrants in accordance with their terms; and (xiii) payments on, or purchases, redemptions, defeasances or other acquisitions of, Debt of the Borrower or any Guarantor that is contractually subordinated to the Obligations, in each case, from the proceeds of a Permitted Refinancing thereof (for the avoidance of doubt, nothing in this Section 6.5 shall permit the exchange of convertible notes for Common Stock or other Equity Interests issued by Borrower other than on the conversion terms set forth in such convertible notes (and/or any indenture pursuant to which such convertible notes were issued) (in the case of the convertible notes existing on the Closing Date, as such terms are in effect on the date hereof) unless (x) such exchange is at a conversion price which is deemed to be an at or above market (as defined in Nasdaq listing requirements) exchange or conversion and (y) the Borrower receives cash consideration equaling at least $5,000,000 in connection with such exchange (in addition to the discharge or cancellation of the convertible notes in question).

Section 6.6 Transactions with Affiliates. No Credit Party shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Credit Party on terms that are less favorable to the Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between the Credit Parties; (b) customary fees paid to, and any indemnity provided for the benefit of, members of the Board of Directors (or similar governing body) of the Borrower and any other Credit Party; (c) compensation or fees to, or the provision of benefits for officers, consultants and former consultants, directors and employees of the Borrower and the other Credit Parties entered into in the ordinary course of business; (d) transactions or arrangements described in Schedule 6.6 or any renewals or extensions of any such agreements (so long as such renewals or extensions are not less favorable in any material respect to the Borrower or any of the other Credit Parties); (e) Restricted Payments permitted to be made under Section 6.5; (f) transactions with consultants, customers, clients, suppliers, lessors, lessees, licensees, licensors or purchasers or sellers of goods or services, which may include Subsidiaries and Affiliates, in each case in the ordinary course of

business and otherwise in compliance with the terms of this Agreement or in accordance with industry practice provided that in the case of transactions between Credit Parties and such Affiliates and/or Subsidiaries, (i) any payments, royalties, fees, compensation (or agreements to pay) or other consideration from a Credit Party to such Affiliates and Subsidiaries shall not be at a premium to the prevailing market rates for the applicable goods or service and (ii) any payments, royalties, fees, compensation or other consideration received by Credit Party from such Affiliates and/or Subsidiaries shall not be at a discount to the then prevailing rate for such goods or service; (g) the issuances of Equity Interests or other securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by a majority of the Board of Directors of the Borrower or majority of disinterested members of the Board of Directors or a compensation committee appointed by the Board of Directors; and (h) the following Investments in Excluded Subsidiaries: (i) those Investments made from the Non-Recourse Investment Assets, (ii) Investments pursuant to the subclause (s) in Section 6.7 and (iii) [...***...]. With respect to all transactions to which the restrictions in this Section 6.6 apply, in regards to any transaction or series of transactions between an Affiliate of the Credit Parties and any Credit Party, involving aggregate consideration in excess of $5,000,000, such transaction or series of transactions shall require the approval of the Board of Directors of the Borrower and evidence of such approval shall be delivered to the Administrative Agent.	*

Section 6.7 Investments. No Credit Party shall make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including, without limitation, the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of Debt of or interests in any Person or any joint venture (in each case, an “Investment”), except any of the following Investments, in each case, solely to the extent that such Investments are not made in or for the direct or indirect benefit of any Excluded Subsidiary with the exception of (i) those Investments made from the Non-Recourse Investment Assets, (ii) Investments pursuant to clause (s) below, (iii) [...***...], (iv) the Investment permitted in the parenthesis set forth in Section 6.22(a)(iv) and (v) the Investments referenced in clauses (b), (k)(ii) and (u)(i) of this Section 6.7, in the case of this clause (v), to the extent such Investments are on terms that are no less favorable to the Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate:

*

(a) Investments in cash and/or Liquid Investments;

(b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c) creation of any additional Subsidiaries in compliance with Section 6.15 and the other provisions of this Section 6.7 (to the extent that any Investments are being made in or with respect to such Subsidiary);

(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) Investments consisting of any deferred portion of the sales price or non-cash consideration received by any Credit Party in connection with any Disposition permitted hereunder provided that such Investments are pledged as Collateral hereunder (except to the extent consisting of Excluded Property);

(f) Reserved;

(g) Reserved;

(h) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(i) Hedge Contracts to the extent permitted under Section 6.2 and Section 6.14;

(j) (i) Investments made with any Non-Recourse Investment Assets and (ii) other Investments not to exceed $2,500,000 per year;

(k) (i) legal retainers deposited with legal counsel to the extent that such retainers do not exceed $1,000,000 at any time and prepaid expenses, and (ii) advances (including to trade creditors) made in connection with purchases of goods or services in the ordinary course of business;

(l) Investments by one Credit Party in another Credit Party or Investments by an Excluded Subsidiary into another Excluded Subsidiary;

* Confidential Treatment Requested

(m) Investments owned by any Credit Party on the Closing Date which are described on Schedule 6.7 attached to this Agreement;

(n) Guarantees constituting Debt permitted under Section 6.2 so long as the guaranty is of Debt of a Credit Party permitted under Section 6.2;

(o) deposits of cash made in the ordinary course of business to secure performance of (i) operating leases of a Credit Party, and (ii) other contractual obligations of a Credit Party that do not constitute Debt, in each case, in the ordinary course of business;

(p) non-cash loans and advances to employees, officers, and directors of a Credit Party for the purpose of purchasing Equity Interests in Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests provided that the aggregate amount of such loans outstanding shall not exceed $1,000,000 at any time;

(q) earnest money deposits made in connection with any letter of intent or purchase agreement in connection with a Permitted Investment otherwise permitted under this Section 6.7 Agreement (and not otherwise prohibited hereunder);

(r) guarantees of leases (other than Capital Leases) or of other obligations, in each case, of a Credit Party that do not constitute Debt, in each case, entered into in the ordinary course of business;

(s) Investments, the consideration for which consists solely of Equity Interests of Borrower;

(t) Reserved;

(u) (i) normal and customary indemnities issued in the ordinary course of business (including in connection with any Permitted Disposition) or (ii) consisting of normal and customary indemnities issued in connection with the issuance and sale of securities otherwise permitted hereunder; and

(v) [...***...].	*

Section 6.8 Reserved.

Section 6.9 Compliance with ERISA. Except as would not reasonably be expected to result in a Material Adverse Change, without the consent of the Requisite Lenders, no Credit Party or any member of a Controlled Group shall be party, or otherwise subject, to a Plan or Multiemployer Plan. Without limitation to the foregoing, in any event, no Credit Party shall directly or indirectly, (a) engage in any transaction in connection with which Borrower or any Controlled Group member could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code with respect to any Plan; (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to Borrower or any Controlled Group member to the PBGC; (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower or any Controlled Group member is required to pay as contributions thereto; (d) fail to satisfy the minimum funding standards within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA; (e) permit the actuarial present value of the benefit liabilities (based on reasonable assumptions used to fund such Plan for purposes of Sections 412 and 430 of the Code) under any Plan maintained by Borrower or any Controlled Group member which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) acquire a 90% or greater interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA, and in either case, the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, and the withdrawal liability, if assessed, could reasonably be expected to result in a Material Adverse Change; (g) incur a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (h) amend a Plan in contravention of Section 206(g) of ERISA; or (i) permit to exist any occurrence of any “Reportable Event” (as defined in Section 4043 of ERISA, and other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC or with respect to which the notice requirement is waived under applicable regulations), or any other event or condition, which presents a material risk of such a termination by the PBGC of any Plan, and in each case in clauses (a) through (i) above, to the extent such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Change.

Section 6.10 Sale-and-Leaseback. No Credit Party shall sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter, such Credit Party shall lease as lessee such Property or any part thereof or other Property which such Credit Party intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.11 Change of Business; Accounting Change. From and after the Closing Date, no Credit Party shall engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and any businesses similar, related, ancillary or incidental thereto or a reasonable extension, development or expansion thereof; (ii) any businesses similar, related, ancillary or incidental thereto, or that is an adjunct thereto (provided that the Administrative Agent consents to such adjunct if material), or a reasonable extension, development or expansion thereof, and (iii) such other lines of business as may be consented to by the Requisite Lenders (“Permitted Business”). No Credit Party shall, nor shall it permit any of its Subsidiaries to, make a change in the accounting principles employed in the preparation of the financial statements referred to in Section 5.6 or change its fiscal year end unless required to conform to GAAP or approved in writing by the Requisite Lenders. For the avoidance of doubt, whether or not a part of the business of any Credit Party on the Closing Date, the Credit Parties are permitted to engage in the manufacture and distribution of fuels, chemicals and other renewable alcohols and, subject to Sections 6.1 and 6.4, in the licensing of Intellectual Property owned by the Credit Parties.

* Confidential Treatment Requested

Section 6.12 Organizational Documents, Other Documents. No Credit Party shall,

(a) amend, supplement, modify or restate its Organizational Documents or allow the Organizational Documents of its Subsidiaries to be amended, in each case, if such amendment, supplement, modification or restatement could, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders (including, without limitation, electing to treat any pledged Equity Interests as a “security” under Section 8-103 of the UCC) provided, however, it is understood and agreed that amendments to the number of authorized shares to increase the number of authorized shares issuable (including the shares issuable under any equity incentive plan) shall not be deemed to be adverse to the Lenders, or

(b) amend or modify, or permit the amendment or modification of, any provision of any Debt that is subordinated to the Obligations in any manner that is adverse in any material respect to the interests of the Lenders as determined by the Requisite Lenders in their sole discretion unless such amendment, modification or change is permitted at such time under the applicable subordination agreement.

(c) amend or modify, or permit the amendment or modification of, any provision of the Indenture (or any related security documents) in a manner that is not permitted under the Intercreditor Agreement.

(d) amend or modify, or permit the amendment or modification of, any provision of any TriplePoint Loan Documents in any manner that is not permitted under the Subordination Agreement (as in effect on the date hereof).

Section 6.13 Use of Proceeds. No Credit Party will permit the proceeds of the Loans (or any portion thereof) to be used for any purpose other than those permitted by Section 5.9. No Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No Credit Party nor any Person acting on behalf of such Credit Party has taken or shall take, nor permit any of the Credit Parties to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of the Loans to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 6.14 Hedging. Other than the Hedge Contracts as set forth on Schedule 4.18 or permitted under Section 6.2(d), no Credit Party shall purchase, assume, or hold a speculative position in any commodities market or futures market, or enter into any Hedge Contract or similar hedge arrangement for speculative purposes without the consent of the Requisite Lenders.

Section 6.15 Additional Subsidiaries. All Subsidiaries of the Credit Parties (other than the Excluded Subsidiaries) shall become Guarantors hereunder in accordance with this Section 6.15. No Credit Party shall create or acquire any Foreign Subsidiaries without the consent of the Requisite Lenders unless such Subsidiary constitutes an Excluded Subsidiary and is subject to all of the restrictions in regards to Excluded Subsidiaries set forth herein. Credit Parties shall be permitted to create or acquire Domestic Subsidiaries provided that (a) creating or acquiring such Subsidiary is not otherwise prohibited hereunder, (b) promptly (and, in any event within thirty (30) days after such person becomes a Subsidiary or such longer period as approved by Administrative Agent in its sole discretion), such Subsidiary (other than an Excluded Subsidiary) delivers to Administrative Agent, certificates, if any, representing all of the Equity Interests of such Subsidiary that are owned by any Credit Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the relevant Credit Party, and all intercompany notes owing from such Subsidiary (other than Excluded Subsidiary) to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party, (c) promptly (and, in any event within thirty (30) days after such person becomes a Subsidiary or such longer period as approved by Administrative Agent in its sole discretion), such new Subsidiary (other than an Excluded Subsidiary) executes and delivers to Administrative Agent (with a copy to each Lender), a joinder to this Agreement as a Guarantor for all purposes hereunder, a pledge and security agreement in the form of Exhibit I and a Mortgage, in each case, solely with respect to Property constituting Collateral, and such other Security Instruments as Administrative Agent or the Requisite Lenders may reasonably request, (d) promptly (and, in any event within thirty (30) days after such person becomes a Subsidiary or such longer period as approved by Administrative Agent in its sole discretion), to the extent not already created and/or perfected, to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Requisite Lenders to cause the Lien in the Collateral created by the applicable Security Instrument to be duly perfected to the extent required by such agreement in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Requisite Lenders and (e) Borrower or the applicable Credit Party delivers to the Administrative Agent (with a copy to each Lender) any certificates, opinions of counsel, title opinions or other documents as the Requisite Lenders may reasonably request; provided that, in any event, no Domestic Subsidiary may be created or acquired if a Default has occurred and is continuing before, or a Default would arise after, giving effect to the creation or acquisition of such Subsidiary.

Section 6.16 Schedules. Any modifications or supplements to the Schedules after the date hereof shall not cure (or constitute a waiver of) any Events of Default that would otherwise arise as a result of the items disclosed in such modifications or supplements.

Section 6.17 Anti-Terrorism; Anti Money Laundering. No Credit Party shall, nor shall it permit any of its Subsidiaries to:

(a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 6.18, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Credit Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Credit Parties’ compliance with this Section 6.17).

(b) Cause or permit any of the funds of such Credit Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

Section 6.18 Embargoed Person. No Credit Party shall, nor shall it permit any of its Subsidiaries to cause or permit (a) any of the funds or properties of the Credit Parties that are used to repay the Loans (or any portion thereof) to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, the executive order, any related enabling legislation or any other similar executive orders (collectively, “Executive Orders”), or (2) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Credit Parties, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

Section 6.19 Optional Prepayments of Debt. No Credit Party shall optionally prepay, redeem, purchase, defease or otherwise optionally satisfy prior to the scheduled maturity thereof in any manner any Debt (other than Restricted Payments, which shall be subject to Section 6.5), except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) regularly scheduled or required or mandatory repayments, redemptions, conversions or prepayments of any Debt that is permitted under Section 6.2, (c) prepayments with proceeds of any Permitted Refinancing, (d) so long as no Event of Default exists or would result therefrom, any other prepayments of Debt permitted under Section 6.2, (e) conversion of convertible notes for Common Stock or other Equity Interests issued by Borrower on the terms set forth in such convertible notes (and/or any indenture pursuant to which such convertible notes were issued) (in the case of the convertible notes existing on the Closing Date, as such terms are in effect on the date hereof) and including, for the avoidance of doubt, the making of payments (whether in cash or stock) required in connection therewith in accordance with such terms and (f) any exchange of convertible notes for Common Stock or other Equity Interests issued by Borrower other than on the conversion terms set forth in such convertible notes (and/or any indenture pursuant to which such convertible notes were issued) (in the case of the convertible notes existing on the Closing Date, as such terms are in effect on the date hereof) and including, for the avoidance of doubt, the making of payments (whether in cash or stock) required in connection therewith in accordance with such terms provided that (x) such exchange is deemed to be an at or above market exchange or conversion and (y) the Borrower receives cash consideration equaling at least $5,000,000 in connection with such exchange (in addition to the discharge or cancellation of the convertible notes in question).

Section 6.20 Reserved.

Section 6.21 Deposit Accounts. No Credit Party shall open or maintain any Deposit Accounts except for:

(a) Deposit Accounts set forth on Schedule 6.21, and

(b) Deposit Accounts opened after the date hereof which (i) are subject to account control agreements reasonably acceptable in form and substance to the Administrative Agent and the Requisite Lenders or (ii) constitute an Excluded Deposit/Securities Accounts (as defined in the Pledge and Security Agreement).

Section 6.22 Excluded Subsidiaries.

(a) Conditions to Designation. The Borrower may designate after the Closing Date any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) or any other Person in which it owns an Equity Interest (regardless of whether such Person constitutes a Subsidiary) as an Excluded Subsidiary (a “Designation”) only if:

(i) no Default or Event of Default has occurred and is continuing immediately after giving effect to such Designation;

(ii) the Person to be so designated and its Subsidiaries do not at the time of Designation own any Equity Interest issued by or Debt of, or own or hold any Lien securing Debt for borrowed money secured by a Lien on any Property of, the Borrower or any other Subsidiary of the Borrower that is not an Excluded Subsidiary (or after giving effect to any concurrent designation as an Excluded Subsidiary, will not be an Excluded Subsidiary);

(iii) the Person to be so designated and its Subsidiaries do not at the time of Designation have any Debt pursuant to which the lender thereunder has recourse to any of the Property of the Borrower or any of its Subsidiaries that are not Excluded Subsidiaries;

(iv) the Subsidiary or other Person to be so designated has not, prior to the date of such Designation, received (other than de minimis amounts not to exceed $25,000 in the aggregate) any Investment by any Credit Party other than any Non-Recourse Investment Assets or Investments made pursuant to Section 6.7(s) [...***...]; and

*

(v) the Administrative Agent, on behalf of the Secured Parties, is granted a perfected first priority security interest (subject to certain of the Permitted Liens) in all of the Equity Interests of such Excluded Subsidiaries (or, alternatively, of a holding company that owns 100% of the interests in such Excluded Subsidiaries that are indirectly owned by such Credit Party) owned by the Credit Parties (other than to the extent constituting Excluded Property);

provided that none of the Credit Parties as of the Closing Date shall be permitted to be Designated as an Excluded Subsidiary at any time.

(b) Each Designation must be evidenced by promptly delivering to the Administrative Agent a board resolution of the Board of Directors of the Borrower giving effect to such Designation, as the case may be, and an Officers’ Certificate certifying compliance with Section 6.22(a).

(c) Covenants Regarding Excluded Subsidiaries. Credit Parties shall not provide any direct or indirect financial support to any Excluded Subsidiaries, whether in the form of (i) Investments to or for the direct or indirect benefit of such Subsidiaries or other Persons (other than (A) Investments solely from Non-Recourse Investment Assets or Investments made pursuant to
Section 6.7(s), (B) [...***...] and (C) the Investments referenced in clauses (b), (k)(ii) and (u)(i) of Section 6.7 provided that, in the case of this clause (C), such Investments are on terms that are no less favorable to the Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate), (ii) the granting of Liens for the direct or indirect benefit of such
Subsidiaries or other Persons (other than Liens to secure Permitted Subordinated Debt solely to the extent that the proceeds of such Debt constitute Non-Recourse Investment Assets and are used to make Investments in Excluded Subsidiaries that are permitted under the terms of this Agreement and Liens permitted under Section 6.1(d), Section 6.1(i), Section 6.1(w),
Section 6.1(ee) and Section 6.1(ff), in each case, to the extent such Liens (and the obligations that they secure, if any) are on terms that are no less favorable to the Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate),
(iii) the incurrence of Debt on account of or for the direct or indirect benefit of such Excluded Subsidiary (including without limitation, guaranteeing any Debt or other obligations of the Excluded Subsidiaries) (other than (x) any Debt permitted under
Sections 6.2(h) and 6.2(i), solely to the extent that the proceeds of such Debt constitute Non-Recourse Investment Assets and are used to make Investments in Excluded Subsidiaries that are permitted under the terms of this Agreement and (y) any Debt permitted under Sections 6.2(j), 6.2(k)(iii) and 6.2(n)(ii), in each case, to the extent such Debt is on terms no less favorable to the
Credit Party, than those that might be obtained at the time from a Person who is not an Affiliate of the Credit Parties), (iv) making
Restricted Payments for the direct or indirect benefit of such Subsidiaries or other Persons, (v) making Dispositions to such
Subsidiaries or other Persons (other than in accordance with Sections 6.4 and 6.6 hereof) or (vi) otherwise; provided, however, that this Section 6.22 shall not prohibit the licensing of Intellectual Property or the purchase and sales of goods and services from such Person to or from Borrower in the ordinary course of business to the extent otherwise permitted hereunder or any other transactions that would not be prohibited by Section 6.6. If an Event of Default has occurred and is continuing with respect to any
Credit Party’s failure to comply with this Section 6.22(c) in regards to any Excluded Subsidiary that is a Subsidiary of the
Borrower or another Person, the Administrative Agent may (at the discretion of the Requisite Lenders) require that, to the extent such Person is a Subsidiary of Borrower, such Excluded Subsidiary (other than a Foreign Subsidiary) become a Guarantor for all purposes hereunder and otherwise require the Credit Party to cause such Subsidiary or Person (other than a Foreign Subsidiary) to comply with all of the provisions set forth in Section 6.15 as if such Subsidiary or Person was not an Excluded Subsidiary provided that re-designating such Subsidiary or Person as a Credit Party shall not be deemed to cure any Event of Default arising as a result of the failure by the Credit Parties to comply with this Section 6.22(c) or otherwise limit the rights and remedies of the
Administrative Agent and/or Lenders in connection therewith.

*

Section 6.23 Limitation on Certain Restrictions on Subsidiaries. No Credit Party shall, nor shall it permit any of its Subsidiaries (other than any Excluded Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (other than an Excluded Subsidiary) to (a) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Debt owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any of

* Confidential Treatment Requested

its Subsidiaries or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement, the other Loan Documents or the Indenture or any of the other Indenture Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; (iv) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (v) any holder of a Lien permitted by Section 6.1 restricting the transfer of the property subject thereto; (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 6.4 pending the consummation of such sale, (vii) contractual arrangements or covenants described on Schedule 6.3 hereto and, in the case that such arrangements or covenants are in regards to Debt, any Permitted Refinancing thereof (to the extent permitted under Section 6.2 hereof) and in the case of arrangements or covenants that do not involve Debt, any agreement evidencing any renewal or extension thereof to the extent permitted hereunder, (viii) such restrictions that are binding on a Credit Party at the time such Credit Party first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of the acquisition whereby such Subsidiary was acquired and so long as such restrictions only apply to such Credit Party, (ix) are customary provisions in joint venture agreements and other similar agreements or written arrangements applicable to such joint ventures, in each case, to the extent that such joint ventures are permitted hereunder, (x) are customary restrictions on leases, subleases, licenses, sublicenses, asset sale or similar agreements, including with respect to Intellectual Property and other similar agreements, in each case, to the extent leases, subleases, licenses, sublicenses, asset sale or similar agreements are permitted under this Agreement and so long as such restrictions relate solely to the assets subject thereto, (xi) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Credit Party, (xii) arise in connection with cash deposits or other deposits permitted under Section 6.1 to the extent that such restriction shall only be in regards to such deposit(s), (xiii) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xiv) the obligations under any Hedge Contracts permitted hereunder solely to the extent that such restriction is in regards to the cash collateral permitted to secure such Hedge Contract under Section 6.1(u) hereof, or (xv) arise under any agreement or instrument relating to any Debt permitted to be incurred subsequent to the Closing Date pursuant to Section 6.2 if the restrictions are not more restrictive than those set forth in this Agreement and do not otherwise impair the ability of the Credit Parties to perform their obligations under this Agreement.

ARTICLE VII.

EVENTS OF DEFAULT; REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a) Payment. Any Credit Party shall fail to pay (i) when due, any principal payable hereunder or under any Notes or (ii) within three (3) Business Days after such payments are due, any other amounts (including interest, fees, the Applicable Premium, reimbursements, and indemnifications) payable hereunder, under any Notes, or under any other Loan Document;

(b) Representation and Warranties. Any representation or warranty made or deemed to be made by any Credit Party (or any of their respective officers) in this Agreement, in any other Loan Document or any Equity Document, or by any Credit Party in connection with this Agreement, any other Loan Document or any Equity Document, shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed to be made;

(c) Covenant Breaches. Any Credit Party shall fail to perform or observe any other term, agreement or covenant set forth in this Agreement including, but not limited to, those contained in Section 5.2, Section 5.3, Section 5.5, Section 5.6, Section 5.9 or Article VI of this Agreement and any other Loan Documents.

(d) Cross Defaults. (i) Any Credit Party shall fail to pay any principal of or premium or interest on its Debt that is outstanding in a principal amount of at least $1,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (including, without limitation, any event of default, termination event or additional termination event under any Hedge Contract) that is outstanding in a principal amount (or termination payment amount or similar amount) of at least $1,000,000 , and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; (iii) any such Debt in a principal amount of at least $1,000,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or mandatory prepayment other than a mandatory prepayment of all or substantially all of such Debt), prior to the stated maturity thereof; provided that, for purposes of this Section 7.1(d), the “principal amount” of the obligations in respect of any Hedging Contracts at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Contracts were terminated at such time, (iv) any event or circumstances occurs and is continuing which constitutes an event of default under the Indenture if the effect of such event or condition is to accelerate or to permit the acceleration of, the maturity of such Debt (without giving effect to any notices of such event of default), (v) any breach or violation of the Exchange Agreement or Registration Rights Agreement (including the failure to issue Convertible Notes in accordance with the Exchange Agreement) or (vi) any event or circumstances occurs and is continuing which constitutes an event of default under the TriplePoint Loan Documents if the effect of such event or condition is to accelerate or to permit the acceleration of, the maturity of such Debt under the TriplePoint Loan Documents;

(e) Insolvency. (i) (a) Any Credit Party shall become unable or shall admit in writing its inability or shall fail generally to pay its debts as such debts become due, or shall make a general assignment for the benefit of creditors; or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Credit Party and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against any Credit Party either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any Credit Party or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property) shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

(f) Judgments. Any judgment, order or decree for the payment of money in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be rendered against any Credit Party and either (i) such order or judgment shall remain unsatisfied, un-discharged, un-vacated or un-bonded for thirty (30) days, (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (iii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to Borrower by Administrative Agent (at the direction of the Requisite Lenders), (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan’s vested benefits exceeds the then current value of assets accumulated in such Plan by more than an amount that would be reasonably likely to result in a Material Adverse Change (or in the case of a Termination Event involving the withdrawal of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess shall exceed such amount);

(h) Plan Withdrawals. Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that would be reasonably likely to result in a Material Adverse Change.

(i) Change in Control. A Change in Control shall have occurred;

(j) Loan Documents. Any material provision (except as expressly permitted hereunder or thereunder, or as a direct result of an action or failure to act on the part of Administrative Agent when the Administrative Agent was expressly required to so act under the Loan Documents) of any Loan Document shall for any reason cease to be valid and binding on any Credit Party or any such Credit Party shall so state in writing;

(k) Security Instruments. (i) Reserved, or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by any Credit Party or any of its Subsidiaries, except in each case as a result of a Disposition of Collateral in a transaction permitted under this Agreement or as a result of any action or failure to act on the part of the Administrative Agent when the Administrative Agent was expressly required to so act under the Loan Documents;

(l) Reserved.

(m) Reserved.

(n) Casualty. Loss, theft, damage or destruction of any portion of the Collateral that is the subject of any Security Instrument and not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) shall have occurred unless such loss, theft, damage or destruction could not reasonably be expected to cause a Material Adverse Change;

(o) Injunction. If Credit Parties are enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of their business affairs for more than fourteen (14) days;

(p) Levy. If a notice of levy with respect to a Lien or assessment, in each case, other than a Permitted Lien, is filed or recorded by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, in each case, on account of an obligation in excess of $1,000,000 and with respect to in excess of $1,000,000 of the Collateral and not removed within ten (10) days before the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency is entitled to seize such Collateral pursuant to such levy;

(q) 2013 Warrants. The earlier to occur of (i) the occurrence of any event, circumstance or transaction that would entitle the holders of the 2013 Warrants to any cash payment from the Borrower (or otherwise require the Borrower to make an offer make a cash payment to such holders) other than in lieu of the issuance of fractional shares or (ii) the making of a cash payment (or any offer to make such payment) under the 2013 Warrants (other than in lieu of the issuance of fractional shares ) provided that in each case, no Event of Default will be triggered if the Requisite Lenders approve the transaction that triggers the obligation to make a cash payment on account of the 2013 Warrants;

(r) Guarantee. If the obligation of any Guarantor under Article IX is materially impaired or terminated by operation of law or by any Guarantor thereunder other than as a result of a release of a Guarantor permitted under this Agreement;

(s) Guarantor. The termination or attempted termination by any Guarantor of its Guarantee other than as a result of a release of a Guarantor permitted under this Agreement; or

(t) Reserved.

provided that (A) the events described in Sections 7.1(c) (except for a default under Sections 5.8, 5.10, 5.11, 5.12 and 6.15 of this Agreement, Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7(f), 4.7(j), 4.8, 4.9, 4.10, 5.1 and 5.2 of the Pledge and Security Agreement and Article VI of this Agreement) and

(n) above will constitute an Event of Default only if the event described is not remedied by the applicable Credit Party within sixty (60) days after the Default Notice Date, (B) failure of any Credit Party to perform or comply with any term or condition contained under Sections 5.8, 5.10, 5.11, 5.12 or 6.15 of this Agreement or Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7(f), 4.7(j), 4.8, 4.9, 4.10, 5.1 or 5.2 of the Pledge and Security Agreement, as described in Sections 7.1(c), shall constitute an Event of Default only if the event described is not remedied by the applicable Credit Party within thirty (30) days after the Default Notice Date and (C) failure of any Credit Party to perform or comply with any term or condition contained under Article VI of this Agreement, as described in Sections 7.1(c), if such Default is not cured within forty five (45) days after the Default Notice Date, each, shall constitute an Event of Default. For purposes of this section, “Default Notice Date” shall mean the earlier of (i) any Responsible Officer of Borrower (or, in the case of any Credit Party, any Responsible Officer of that Credit Party) becoming aware of the occurrence of the event and (ii) Borrower’s receipt of a notice from Administrative Agent on behalf of Lenders of the occurrence of the event.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.1(e)) shall have occurred and be continuing, then, and in any such event,

(a) Administrative Agent (i) may or, at the direction of the Requisite Lenders, shall, by notice to Borrower, declare the obligation of each Lender to make the Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and (ii) may or, at the direction of the Requisite Lenders, shall, by notice to Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other Obligations payable under this Agreement, any Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts (including without limitation the Applicable Premium) shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by each Credit Party;

(b) Administrative Agent may or, at the direction of the Requisite Lenders, shall, proceed to enforce its rights and remedies under the Security Instruments, the Guarantees, and any other Loan Documents for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(e) shall occur,

(a) (i) the obligation of each Lender to make Loans shall automatically terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other Obligations payable under this Agreement (including without limitation the Applicable Premium), any Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by each Credit Party;

(b) Administrative Agent may, or, at the direction of the Requisite Lenders, shall, proceed to enforce its rights and remedies under the Security Instruments, the Guarantees, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4 Right of Set off. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent or such Lender to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not Administrative Agent or such Lender shall have made any demand under this Agreement, any Notes, or such other Loan Documents, and although such Obligations may be unmatured or may be due to another Lender or the Administrative Agent. Administrative Agent and each Lender agrees to promptly notify Borrower after any such set off and application made by Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of Administrative Agent and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set off) that Administrative Agent or such Lender may have.

Section 7.5 Non-exclusivity of Remedies. No remedy conferred upon Administrative Agent and Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.6 Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property actually received by Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with any Credit Party which secures any of the Obligations, shall be applied in the following order:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith and all other amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith to which the Secured Parties are entitled to reimbursement pursuant to the terms of any Loan Documents, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal) and any fees, premiums and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon and any interest accrued thereon; and

(e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 7.6, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE VIII.

ADMINISTRATIVE AGENT

Section 8.1 Appointment, Authorization and Action.

(a) Subject to the terms and conditions hereof, each Lender hereby irrevocably designates, appoints and authorizes the Administrative Agent as an agent of such Lender and Secured Party under the Loan Documents and the Administrative Agent hereby accepts such designation and appointment. Each Lender irrevocably authorizes the Administrative Agent, in such capacity, through its agents or employees to (i) to take such action as agent on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto, (ii) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents or otherwise at the direction of the Requisite Lenders, (iii) negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, at the direction of the Requisite Lenders and (iv) negotiate, execute and perform its obligations under the Intercreditor Agreement and the Subordination Agreement. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have rights as a third party beneficiary of any such provisions. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of any Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.

(b) Each Lender hereby irrevocably authorizes the Administrative Agent, at the direction of the Requisite Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any other secured party) under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC (or any equivalent provision of the UCC), at any sale thereof conducted under the provisions of Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by the Administrative Agent (or any other secured party) (whether by judicial action or otherwise) in accordance with applicable Legal Requirements.

Section 8.2 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (including the Administrative Agent’s own negligence) by it or them under or in connection with this Agreement, the other Loan Documents, the Intercreditor Agreement or the Subordination Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

(a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Requisite Lenders;

(b) may rely upon any statement made to it orally and believed by it to be made by a proper Person, and shall not incur any liability for relying thereon;

(c) may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel (including counsel for any Credit Party), independent public accountants, and other experts selected by it and upon any certification (including without limitation, any Officer’s Certificate or Responsible Officer’s Certificate), instruction, notice or other writing delivered to it by the Borrower or any other Credit Party or delivered to it by any Secured Party, in each case, believed by it to be made by the proper Person without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof;

(d) to the extent a Responsible Officer’s certificate, Officers’ Certificate or opinion of counsel is required or permitted under this Agreement or any other Loan Document to be delivered to the Administrative Agent in respect of any matter, the Administrative Agent may rely conclusively on a Responsible Officer’s certificate, Officers’ Certificate or opinion of counsel as to such matter and such Responsible Officer’s certificate, Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Administrative Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Loan Documents;

(e) may presume that, in determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender before the making of such Loan;

(f) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents;

(g) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of any Credit Party or to inspect the Property (including the books and records) of any Credit Party;

(h) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document;

(i) shall be fully justified in failing or refusing to take, or refraining from taking (except as expressly required herein) any action under this Agreement or any other Loan Document (including, without limitation, any action that may be required or contemplated by the Intercreditor Agreement and/or the Subordination Agreement) unless it shall first receive such advice or concurrence of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1) or such additional indemnity from the Lenders, in each case, as it deems appropriate and until such instructions, or indemnity, as applicable are received, the Administrative Agent shall act, or refrain from acting, as it deems advisable in its sole discretion;

(j) shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document (including, without limitation, any action that may be required or contemplated by the Intercreditor Agreement and/or the Subordination Agreement) in accordance with a request, direction or consent of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1) and such request, direction or consent and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and all holders of Notes;

(k) Reserved; and

(l) shall be entitled to rely upon, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, request, consent, certificate, statement, document or other instrument or writing (including any facsimile, electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and signed, sent or otherwise authenticated by the proper Person.

Section 8.3 The Administrative Agent and Its Affiliates. If the Administrative Agent shall become a Lender, the Administrative Agent shall have the same rights and powers under this Agreement in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, and any Person who may do business with or own securities of any Credit Party, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to Lenders.

Section 8.4 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, covenants, functions, responsibilities, obligations or liabilities, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing at the direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Documents or applicable Legal Requirements and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose and shall not be liable for the failure to disclose, any information relating to any Lender or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 10.1). The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice specifying that a Default has occurred is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representative made or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, except as otherwise expressly provided in Article III. Without limiting the generality of the foregoing, the use of the term “agent’ in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Credit Parties. The Administrative Agent shall not be liable for any action taken or not taken by any such service provider.

Section 8.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and power by or through their respective Affiliates. The exculpatory provisions of the preceding Sections shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent in connection with their performance and/or exercise of the Administrative Agent’s duties, rights and powers, and shall apply to their respective activities as Administrative Agent.

Section 8.6 Reserved.

Section 8.7 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis, independent investigation, appraisal and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 8.8 Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY ANY CREDIT PARTY AND WITHOUT LIMITING THE OBLIGATION OF THE CREDIT PARTIES TO DO SO), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES IN EFFECT ON THE DATE ON WHICH INDEMNIFICATION IS SOUGHT UNDER THIS SECTION 8.8 (OR, IF INDEMNIFICATION IS SOUGHT AFTER THE DATE UPON WHICH ALL COMMITMENTS SHALL HAVE TERMINATED AND THE LOANS SHALL HAVE BEEN PAID IN FULL, RATABLY IN ACCORDANCE WITH SUCH OUTSTANDING LOANS AND COMMITMENTS AS IN EFFECT IMMEDIATELY BEFORE SUCH DATE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, FINES, PENALTIES, ACTIONS, CLAIMS, JUDGMENTS, SUITS, LITIGATION, INVESTIGATIONS, INQUIRIES OR PROCEEDINGS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH AT ANY TIME (WHETHER BEFORE OR AFTER THE PAYMENT OF THE LOANS) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE COMMITMENTS OR ANY OTHER LOAN DOCUMENT OR ANY EQUITY DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, THE COMMITMENTS OR ANY OTHER LOAN DOCUMENT (INCLUDING IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR ANY RELATED PERSON), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS AND ANY LIABILITIES

ARISING UNDER ENVIRONMENTAL LAW, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, CLAIMS, SUITS, LITIGATIONS, INVESTIGATIONS, INQUIRIES OR PROCEEDINGS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT OF POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY ANY CREDIT PARTY. To the extent that the indemnity obligations provided in this Section 8.8 are for the benefit of the Administrative Agent as the named secured party under the Liens granted under the Security Instruments, each Lender hereby agrees that if such Lender ceases to be a Lender hereunder but Obligations owing to such Lender or an Affiliate of such Lender continue to be secured by such Liens, then such Lender shall continue to be bound by the provisions of this Section 8.8 until such time as such Obligations have been satisfied or terminated in full and subject to the terms of the last sentence of Section 10.9. The agreements in this Section 8.8 shall survive the payment of the Loans and all other amounts payable hereunder and the Exchanges.

Section 8.9 Successor Administrative Agent. The Administrative Agent may resign by giving thirty (30) days prior written notice thereof to Lenders and Borrower and may be removed at any time with or without cause by the Requisite Lenders upon receipt of written notice from the Requisite Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent with, if no Event of Default has occurred and is continuing and such successor Administrative Agent is not a Lender or an Approved Fund, the consent of Borrower (provided that Borrower hereby consents to any Lender as of the Closing Date serving as Administrative Agent). If no successor Administrative Agent shall have been so appointed by the Requisite Lenders with the consent of Borrower, if applicable, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Requisite Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders and Borrower, appoint a successor Administrative Agent, which shall be, in the case of a successor agent, a Lender, an Approved Fund or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00; provided that, if the Administrative Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the retiring

Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders appoint a successor Administrative Agent, as provided for above in this paragraph. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article VIII, Section 10.4, Section 10.12, Section 10.14 and Section 10.15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding any other provisions set forth herein, any Person into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Administrative Agent is a party, shall (provided it is otherwise qualified to serve as the Administrative Agent hereunder) be and become a successor Administrative Agent hereunder and be vested with all of the title to the Collateral and all of the trusts, powers, discretions, immunities, privileges, estates, properties, rights, duties and obligations as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto or any other Person, anything herein to the contrary notwithstanding.

Section 8.10 Collateral Matters.

(a) Each Lender irrevocably appoints the Administrative Agent and each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC, any equivalent provision of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement a security interest can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly following the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

(b) The Administrative Agent is authorized on behalf of the Secured Parties (but shall not be required), without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Instruments (but shall not be obligated to do so). The Administrative Agent is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Requisite Lenders as set forth in Section 7.2 or Section 7.3) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable law (but shall not be obligated to do so). By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this Section 8.10(b).

(c) Each Secured Party irrevocably authorizes the Administrative Agent to release of any Lien on any Property granted to or held by the Administrative Agent under any Loan Document: (i) upon termination of the Commitments and payment and satisfaction of all the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) at the time the Property subject to such Lien is sold or to be sold or otherwise disposed of as part of or in connection with any Disposition, in each case, permitted under this Agreement or the other Loan Documents (and the Administrative Agent may rely conclusively on a certificate or document to that effect provided to it by a Secured Party upon its reasonable request without further inquiry) to any person other than a Credit Party; (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Loan documents pursuant to Section 9.9; (iv) constituting property in which no Credit Party owned any interest at the time Administrative Agent’s Lien was granted nor at any time thereafter, (v) constituting property leased or licensed to a Credit Party under a lease or license that has expired or is terminated in a transaction permitted under this Agreement or (vi) if the release of such Lien is approved, authorized or ratified in writing by the applicable Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1), as required by Section 10.1. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing or the Borrower will provide an Officer’s Certificate confirming, as the case may be, the Administrative Agent’s authority to take or refrain from taking any action with respect to the release of particular types or items of Collateral pursuant to this Section 8.10. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this Section 8.10(c).

(d) Notwithstanding anything contained in any of the Loan Documents to the contrary, each Credit Party, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Instruments may be exercised solely by the Administrative Agent in accordance with the terms hereof. By accepting the benefit of the Liens granted pursuant to the Security Instruments, to the extent a Secured Party is not a party hereto, it agrees to the terms of this Section 8.10(d).

(e) In each case as specified in this Section 8.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the direction of the Requisite Lenders and at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the security interest granted under the Collateral Documents, in each case in accordance with the terms of the Loan Document, Section 9.9, and this Section 8.10; provided, however, that (1) the Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Administrative Agent’s opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Collateral or such Transferred Guarantor without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly so released) and the Administrative Agent’s Liens shall automatically attach to the proceeds from any such sale, license, lease, or other dispositions of any such Collateral.

(f) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure the value or sufficiency of any Collateral or that the Collateral exists or is owned by any Credit Party or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained, preserved, continued or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or unless expressly provided in any Loan Documents to deliver any documents, agreements, instruments, notices, reports or other deliverables to any Lender or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Secured Parties as to any of the foregoing, except as otherwise provided herein.

ARTICLE IX.

GUARANTEE

Section 9.1 The Guarantee. The Guarantors hereby jointly and severally guarantee, as primary obligors and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and any Notes held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby, jointly and severally, agree that if the Borrower or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 9.2 Obligations Unconditional. The obligations of the Guarantors under Section 9.1 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, to the fullest extent permitted by the mandatory requirements of applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of any Lender or Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor.

To the extent permitted by law, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. To the extent permitted by law, the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed

Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 9.3 Reinstatement. The obligations of the Guarantors under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings under any Debtor Relief Law or otherwise.

Section 9.4 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 9.1, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Debts of any Credit Party to another Credit Party permitted pursuant to this Agreement shall be subordinated to such Credit Party’s Obligations.

Section 9.5 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 9.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 9.1.

Section 9.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article IX constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

Section 9.7 Continuing Guarantee. The guarantee in this Article IX is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 9.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable Debtor Relief Law or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 9.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 9.9 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor owned by a Credit Party or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons, none of which is a Credit Party, such Transferred Guarantor shall, automatically upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Sections 10.4 and 10.7 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Instrument and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor owed by a Credit Party, the pledge of such Equity Interests to the Administrative Agent pursuant to the Security Instrument shall be automatically released, and the Administrative Agent shall take such actions as the Requisite Lenders shall direct are necessary to effect each release described in this Section 9.9 in accordance with the relevant provisions of the Security Instruments.

Section 9.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 9.4. The provisions of this Section 9.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, and the Lenders and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, any Notes, or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders and each Credit Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all Lenders directly and adversely affected thereby, do any of the following:

(a) reduce the principal of, or interest on, or any fees or other amounts payable hereunder or under any other Loan Document,

(b) extend the Maturity Date,

(c) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder or under any other Loan Document,

(d) amend Section 2.8(h)(ii), Section 2.9, Section 2.10, Section 2.11(b) or (c), Section 2.12, Section 2.13, Section 2.14, Section 2.16, Article III, Section 7.6, Section 8.8 or this Section 10.1 or the definition of “Pro Rata Share”,

(e) amend the definition of “Requisite Lenders” or “Defaulting Lender”

(f) Reserved,

(g) Reserved, or

(h) amend the definition of “Secured Parties” or the definition of “Obligations” in this Agreement or any such corresponding terms in any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding the foregoing, for the avoidance of doubt, each Lender shall be permitted to extend the Maturity Date in regards to its portion of the Loans without the consent of any other Lender.

Section 10.2 Notices, Etc.

(a) All notices and other communications shall be in writing and, except as otherwise provided in this Agreement, delivered by messenger, United States certified mail, return receipt requested, facsimile or other electronic transmission, or a nationally recognized overnight courier, at the address for the appropriate party specified in Schedule II or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when so mailed, facsimile or electronically delivered, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when facsimile is completed and when confirmed by the sender’s facsimile machine confirmation, or when delivered by such messenger or courier, respectively, except that notices and communications to Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by Administrative Agent.

(b) Posting. Each Credit Party shall provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a Loan, (ii) relates to the payment of any principal or other amount due under this Agreement before the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Credit Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.2(b) shall prejudice the right of the Administrative Agent, any Lender or any Credit Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as the Administrative Agent shall require.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth on Schedule II shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Officer’s Certificate or Responsible Officer’s Certificate required to be delivered hereunder.

The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders on behalf of all Credit Parties to treat such Borrower Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” and shall post the same only on such portion. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Loan Documents. Notwithstanding any provisions set forth in this paragraph, the parties hereto acknowledge and agree that the Credit Parties shall not be required to comply with this paragraph until ten (10) days after the Administrative Agent sends a written notice to Borrower directing the Credit Parties to so comply with this paragraph (the expiration of such time period after sending such notice, the “Platform Event”).

Upon the occurrence of a Platform Event, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Credit Parties or their securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PERSONS WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 10.3 No Waiver; Remedies. No failure on the part of any Lender or Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note and/or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.4 Costs and Expenses. Borrower shall pay (a) all reasonable out of pocket expenses incurred by Administrative Agent, Lenders and their Affiliates (limited, in the case of legal fees, to the reasonable fees, charges and disbursements of only one counsel for Administrative Agent and the Lender(s) on the Closing Date and any applicable local counsel), in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents to be executed on the Closing Date, (b) all reasonable out of pocket expenses incurred by Administrative Agent, Lenders and their Affiliates (limited, in the case of legal fees to the reasonable fees, charges and disbursements of only one counsel for Administrative Agent and the Lenders (selected by the Administrative Agent and Requisite Lenders) and any applicable local counsel), in connection with the administration of this Agreement and the other Loan Documents, the Exchanges and the preparation of all Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof

(whether or not the transactions contemplated thereby shall be consummated), in each case, executed after the Closing Date and (c) all out of pocket expenses incurred by Administrative Agent or any Lender (limited, in the case of legal fees to the reasonable fees, charges and disbursements of only one counsel for Administrative Agent and one counsel for the Lenders taken as a whole (selected by the Requisite Lenders) (and any applicable local counsel)) in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.4, or (ii) in connection with the Loans made, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans and the other Obligations. This Section 10.4 shall be subject to that certain fee letter by and between Credit Parties, Administrative Agent and Brown Rudnick, LLP.

Section 10.5 Binding Effect; No Third Party Beneficiaries. This Agreement shall become effective when it shall have been executed by each Credit Party, the Administrative Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of each Credit Party, Administrative Agent, and each Lender and their respective successors and assigns, except that no Credit Party shall have the right to assign its rights or delegate its duties under this Agreement (other than pursuant to a transaction permitted under Section 6.4(a)) or any interest in this Agreement without the prior written consent of each Lender. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, any other Indemnitee) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.6 Lender Assignments and Participations.

(a) Binding. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder (other than pursuant to a transaction permitted under Section 6.4(a)) without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and, to the extent that any Obligations are owed to the Administrative Agent under any of the Loan Documents, the Administrative Agent. Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any transfer by any Lender of all or any portion of its rights and obligations under this Agreement that is not made in compliance with the Minimum Loan Hold to Second Anniversary requirement or any Minimum Loan Hold to Maturity requirement set forth in this Section 10.6 shall be absolutely void ab initio.

(b) Assignments.

(i) Any Lender may assign (the “Assignor”) to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of such Lender’s rights and obligations assigned under this Agreement, (B) the amount of the Loans of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender or an Approved Fund, not less than $1,000,000 (or, if less, the entire remaining amount of the assigning Lender’s portion of the Loans) and shall be, if not assigned in full, an integral multiple of $1,000,000 in excess thereof, (C) each such assignment shall be to an Eligible Assignee, (D) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acknowledgment, recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (E) each Eligible Assignee (other than, a Lender, an Approved Fund or the Eligible Assignee of Administrative Agent) shall pay to Administrative Agent a $3,500 administrative fee, (F) from the Closing Date to the second anniversary of the Closing Date, (x) the Lenders on the Closing Date shall not be permitted to assign more than 25% of the aggregate principal amount of the Loans to any Person (other than to one of their respective Affiliates or to another Lender who held all or any portion of the Loans on the Closing Date) and (y) the Lenders on the Closing Date (or their Affiliates) shall hold at least 75% of the principal amount of the Loans outstanding at all times from the Closing Date to the second anniversary of the Closing Date (such minimum amount of Loans, the “Minimum Loan Hold to Second Anniversary”), unless, in each case, Borrower has consented thereto, which consent shall not be unreasonably withheld or delayed and (G) from the second anniversary of the Closing Date through the Maturity Date, (x) the Lenders on the Closing Date shall not be permitted to assign any of their portion of the Loan(s) to extent that after giving effect to such assignment, such Lenders, together with their Affiliates, hold less than a majority of the aggregate principal amount of the Loan(s) outstanding at any time and (y) the Lenders on the Closing Date (or their Affiliates) shall hold at least a majority of the principal amount of the Loans outstanding at all times from the second anniversary of the Closing Date through the Maturity Date, unless, in each case, Borrower has consented thereto, which consent shall not be unreasonably withheld or delayed (such minimum hold position, the “Minimum Loan Hold to Maturity”) provided that upon the occurrence and during the continuation of any Significant Event of Default or the acceleration of the Obligations after the occurrence of and during the continuation of any Event of Default (but only so long as (x) such Event of Default is continuing and (y) such acceleration has not been rescinded), the restrictions set forth in clauses (F) and (G) of this sentence shall not restrict the Lenders’ right to assign their respective portion of the Loans and (H) the provisions of Section 10.6(b)(ii) have been complied with. Upon such execution, delivery, acknowledgement and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights which survive the termination hereof under Section 10.9) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(ii) If any Assignor desires to sell any portion of its Pro Rata Share of the Loans to any Person (other than to a Lender or an Approved Fund) while the Obligations are outstanding, then such Lender shall first deliver a written offer letter (the “Offer Letter”) to the Borrower and the other Lenders (collectively, the “Other Lenders”) notifying them of its desire to sell a portion of its Pro Rata Share of the Loans and indicating the exact amount of the Loans desired to be sold by the Assignor (collectively, the “Offered Loans”). Upon receipt of the Offer Letter, the Other Lenders (or any of them) shall have three (3) Business Days to elect to make an offer to collectively purchase all of the Offered Loans for cash by delivering a written notice of an offer to the Assignor (the “Offer”). The Offer shall set forth the purchase price (the “Loans Offer Price”) for all of the Offered Loans that the Other Lender(s) making the Offer (the “Offering Lenders”) desire(s) to purchase, which Loans Offer Price shall, in the event the Offering Lenders do not propose the same Loans Offer Price, be determined by holders of a majority of the principal amount of the Loans then outstanding held by the Offering Lenders. The Assignor will then have ten (10) days from its receipt of the Offer to notify the Other Lenders in writing of its acceptance or rejection of the Offer. If no such acceptance or rejection notice is given by the Assignor, then the Assignor shall be deemed to have rejected the Offer. In the event that the Assignor accepts the Offer, any Offering Lender and any Other Lender that desires to purchase a portion of the Offered Loans, shall have the right to purchase a portion of the Offered Loans on the terms and conditions set forth in the Offer that was accepted by the Assignor and shall thereafter be deemed to be an “Offering Lender” for all purposes hereunder, and the accepted Offer shall be deemed made on a pro rata basis among such Offering Lenders and Other Lenders on the basis of their pro rata ownership (together with their Affiliates) of the principal amount of the Loans prior to such Offer. The closing of the purchase of the Offered Loans by the Offering Lenders (including and additional Other Lenders that desire to participate in such Offer) shall occur within thirty (30) days after the Assignor’s acceptance of the Offer at the offices of the Borrower or as otherwise mutually agreed by the Assignor and the Offering Lenders (including and additional Other Lenders that desire to participate in such Offer), with notice to the Administrative Agent. In the event that more than one Other Lender elects to be an Assignor, then, unless otherwise agreed by such Offering Lenders, such Offer shall be made on a pro rata basis among such Offering Lenders on the basis of their pro rata ownership (together with their Affiliates) of the principal amount of the Loans prior to such Offer. Notwithstanding the foregoing, in the event that the Assignor rejects the Offer or the Offering Lenders, taken together, fail to close such purchase within the time period provided above, then such Offered Loans may be sold by the Assignor to a third party within 120 days after the expiration of the applicable time period set forth above. Any such sale of Offered Loans to a third party shall be for consideration of not less than the Loans Offer Price and upon other terms and conditions, if any, not materially less favorable to the purchaser than those specified in the Offer. Any Offered Loans not sold within such 120-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section 10.6(b)(ii). Notwithstanding any provisions set forth in this Section 10.6(b)(ii), the provisions of Section 10.6(b)(ii) shall be subject in all respects to the restrictions set forth in Sections 10.6(b)(i)(F) and 10.6(b)(i)(G) (together with the proviso related thereto).

(iii) Terms of Assignments. By executing and delivering an Assignment and Acceptance, Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Register. Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 10.2(a) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitments of, and principal amount of, and stated interest on, the Loan owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and any Person that represents itself to be an Eligible Assignee, together with any Notes subject to such assignment, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) countersign such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Administrative Agent in exchange for the surrendered Notes a new Note if requested by the Eligible Assignee or the assigning Lender, if applicable. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit E.

(e) Participations. Each Lender may sell participations to any Eligible Assignee in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes and/or its portion of the Loans for all purposes of this Agreement,

(iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (v) such Lender shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of the Notes and/or the Loans, reductions in fees or interest, releasing all or substantially all of any Collateral, permitting any Credit Party to enter into any merger or consolidation with or into any other, postponement of any date fixed for any payment of principal of, or interest on, any Notes and/or the Loans or any fees or other amounts payable hereunder, or extensions of the Maturity Date. Each Credit Party hereby agrees that participants shall have the same rights under Section 2.9, Section 2.10, Section 2.12 (provided that such participant shall have complied with all obligations required of a Lender under Section 2.12), and Section 10.7 as a Lender to the extent of their respective participations, provided that no Credit Party shall have any greater obligation pursuant to any such provision that it would have had absent the sale of the participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding any other provisions set forth in this Section 10.6(e), the Lenders on the Closing Date shall not be permitted to grant participations (i) from the Closing Date to the second anniversary of the Closing Date, in the Loans constituting the Minimum Loan Hold to Second Anniversary (other than to an Affiliate of such Lender) and (ii) from the second anniversary date through the Maturity Date, in the Loans constituting the Minimum Loan Hold to Maturity (other than to an Affiliate of such Lender) provided that upon the occurrence and during the continuation of any Significant Event of Default or the acceleration of the Obligations after the occurrence of and during the continuation of any Event of Default (but only so long as (x) such Event of Default is continuing and (y) such acceleration has not been rescinded), the restrictions set forth in this sentence shall not apply to restrict the Lenders in any manner.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.7 Indemnification; Waiver.

(a) INDEMNIFICATION. EACH CREDIT PARTY SHALL, AND DOES HEREBY INDEMNIFY, ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND EACH LENDER, AND EACH OFFICER, DIRECTOR, EMPLOYEE, AGENT, ATTORNEY-IN-FACT AND AFFILIATE OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY ANY CREDIT PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE EQUITY DOCUMENTS, THE INTERCREDITOR AGREEMENT, THE SUBORDINATION AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE LOANS OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, OR ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT (A) SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (B) THE CREDIT PARTIES SHALL NOT BE LIABLE FOR COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY LENDER (OTHER THAN ADMINISTRATIVE AGENT) INCURRED IN ADVISING, STRUCTURING, DRAFTING, REVIEWING, ADMINISTERING OR SYNDICATING THE LOAN DOCUMENTS) OTHER THAN AS SET FORTH IN SECTION 10.4 HEREOF, (C) SUCH INDEMNITY SHALL NOT EXTEND TO (1) DISPUTES SOLELY BETWEEN OR AMONG THE LENDERS THAT DO NOT DIRECTLY OR INDIRECTLY INVOLVE ANY ACTS OR OMISSIONS OF ANY CREDIT PARTY OR THEIR SUBSIDIARIES, OR (2) DISPUTES SOLELY BETWEEN OR AMONG THE LENDERS AND THEIR RESPECTIVE AFFILIATES THAT DO NOT DIRECTLY OR IDIRECTLY INVOLVE ANY ACTS OR OMISSIONS OF ANY CREDIT PARTY OR THEIR SUBSIDIARIES, OR (D) ANY TAXES OR ANY COSTS ATTRIBUTABLE TO TAXES, WHICH SHALL BE GOVERNED BY SECTION 2.12 AND SECTION 2.5). THIS SECTION 10.7(a) SHALL BE (i) IN ADDITION TO, AND WITHOUT LIMITATION OF, THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THE ENVIRONMENTAL INDEMNIFICATION AGREEMENT AND (ii) SUBJECT TO THE APPLICABLE RESTRICTIONS SET FORTH IN SECTIONS 10.4(a) and 10.4(b) HEREOF.

(b) Waiver of Damages. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, the Equity Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No Indemnitee referred to in Section 10.7(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Loan Documents or any Equity Documents or the transactions contemplated hereby or thereby except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith or willful misconduct of such Indemnitee.

Section 10.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.

Section 10.9 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of any Credit Party in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Loans and any investigation made by or on behalf of Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of each Credit Party provided for in Sections 2.9, 2.10, 2.12, 10.4 and 10.7 and all of the obligations of Lenders in Section 8.8 shall survive any termination of this Agreement and repayment in full of the Obligations (including the Exchange of all of the Loans).

Section 10.10 Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 10.11 Reserved

Section 10.12 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY, IN THE CASE OF ANY SECURED PARTY, AND SHALL, IN THE CASE OF ANY CREDIT PARTY, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY, FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO THE APPLICABLE CREDIT PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH ON SCHEDULE II, SUCH SERVICE TO BECOME EFFECTIVE 5 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

(b) Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any court, and each Credit Party hereby waives any objection that such Credit Party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

(c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.12(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.2. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 10.13 USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address, and tax identification number of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Credit Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and Administrative Agent.

Section 10.14 WAIVER OF JURY TRIAL. EACH CREDIT PARTY, LENDERS, AND ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.15 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AND ENTIRE AGREEMENT AMONG THE PARTIES REGARDING THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 10.16 Confidentiality. Neither Administrative Agent nor any Lender shall disclose any Confidential Information to any person without the consent of the Borrower, other than (a) to such Administrative Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to Lenders, potential lenders, pledgees under Section 10.6 and participants, and then only if such Affiliate, potential lender, pledgee or participant has agreed to be bound by the terms of this Section 10.16 and any other confidentiality agreement entered into by such Administrative Agent or such Lender with respect to such Confidential Information, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign Governmental Authority or regulatory authority or examiner regulating such Administrative Agent or Lender (including the National Association of Insurance Commissioners), (d) Reserved, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder in a related court proceeding so long as such Confidential Information is (i) filed under seal with the applicable court, (ii) used in a manner consistent with any applicable protective order entered by any applicable court proceeding, or (iii) as may be agreed between the Administrative Agent and the Borrower, (f) Reserved and (g) other Lenders. Neither any Administrative Agent nor any Lender shall disclose any Confidential Information to any person in contravention of any confidentiality agreement entered into by such Administrative Agent or such Lender. “Confidential Information” means information concerning the Borrower of any of its direct or indirect shareholders, or any of their respective employees, directors, or Subsidiaries, or

Affiliates received by Administrative Agent or any Lender on a confidential basis from the Borrower or any other person under or pursuant to this Agreement or any other Loan Document including without limitation financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Borrower or any other person on a confidential basis in connection with this Agreement and the Loan Documents, but does not include any such information that (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 10.16 or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or any of its direct or indirect shareholders, or any of their respective employees, directors, Subsidiaries or Affiliates or any of their respective agents or representatives.

Section 10.17 Separate Securities. The Credit Parties, the Administrative Agent and each Lender agree that the Convertible Notes on the one hand and the Loans and any Notes evidencing such Loans on the other hand are separate instruments for all purposes, including federal income tax purposes, provided, however, that the foregoing shall not affect the provisions of Section 10.6 hereof concerning assignment.

Section 10.18 Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Credit Parties hereunder with respect to any Guarantee or granting of any Lien on any property shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Credit Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any other Credit Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the other Credit Parties.

Section 10.19 Intercreditor Agreement. This Loan Agreement shall be subject in all respects to the Intercreditor Agreement.

Section 10.20 Automatic Release. Administrative Agent, each Lender, and the Credit Parties agree that:

(a) any Lien granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) from all Collateral upon payment in full of all Obligations (other than contingent indemnification obligations) and termination of the Commitments hereunder, (B) from the Collateral subject to such Disposition permitted hereunder, at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Credit Party (and upon written request from the Borrower identifying the property to be transferred pursuant to this clause (B), the Administrative Agent shall provide to the Borrower within ten Business Days a written acknowledgment that such property shall be automatically released pursuant to this clause (B)), (C) if approved, authorized or ratified in writing in accordance with this Agreement, or (D) if the Collateral subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to clause (b) below; and

(b) any Guarantor shall be automatically released from its obligations under the Guarantee if such Person (A) ceases to be a Guarantor as a result of a transaction permitted hereunder or (B) otherwise becomes an Excluded Subsidiary in accordance with the provisions hereof.

In each case as specified in this Section 10.20, the Administrative Agent will promptly, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the Loan Documents or to release such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents.

[Remainder of this page intentionally left blank; Signature page follows.]

EXECUTED as of the date first above written.

BORROWER:

Gevo, Inc., a Delaware corporation

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

GUARANTORS:

Gevo Development, LLC, a Delaware limited liability company

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

Agri-Energy, LLC, a Minnesota limited liability company

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

WHITEBOX ADVISORS LLC, as Administrative Agent

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

LENDERS:

WB GEVO LTD., as a Lender

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

APPENDIX I

DEFINITIONS

“Acceptable Bank” means:

(a) a financial institution that has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services, A or higher by Fitch Ratings Ltd., or A-2 or higher by Moody’s Investor Services Limited (an “A” Equivalent Rating”); or

(b) any other financial institution Approved by the Requisite Lenders.

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of Administrative Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than certain of the Permitted Liens, (c) secures the Obligations, and (d) is perfected and enforceable.

“Acquisition” means the purchase by any Credit Party of any business, including the purchase of all or substantially all the associated assets or operations or of stock (or other ownership interests) of a Person (other than of a wholly-owned Subsidiary of any Credit Party).

“Additional Loan Period” means the First Additional Loan Period or the Second Additional Loan Period, as applicable.

“Additional Principal Amount” has the meaning assigned to such term in Section 2.2(ii).

“Additional Structuring Fee Amount” has the meaning assigned to such term in Section 2.2(ii).

“Administrative Agent” means Whitebox Advisors LLC, in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to Section 8.9.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, such Person or any Subsidiary of such Person; provided, however that no Lender shall be deemed to be an Affiliate of any Credit Party or its Subsidiaries solely by virtue of its (or an Affiliates of its) ownership of Equity Interests in the Borrower.

“Agreement” means this Term Loan Agreement, as the same may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof.

“Anti-Terrorism Law” means any requirement of law related to terrorism financing or money-laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“Patriot Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

Appendix I-1

“Applicable Premium” means, with respect to the amount of any principal prepayment of the Loans on any date of determination, the greater of (i) 1.0% of the outstanding principal balance of the principal amount of the Obligations being prepaid as of any Repayment Date and (ii) the present value at such Repayment Date, computed using a discount rate equal to the Treasury Rate at such Repayment Date, plus 50 basis points, of all scheduled interest payments due on the principal amount of the Obligations being prepaid on such Repayment Date from such Repayment Date through the Stated Maturity Date (exclusive of any accrued and unpaid interest to the Repayment Date) assuming that the Obligations accrue cash interest at a rate of 10% per annum.

“Approval” and “Consent” mean, with respect to any consent or approval sought by any Credit Party and given by the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders, as applicable, the writings executed by Administrative Agent and/or Requisite Lenders, as applicable, that (a) authorize such Credit Party to take the action for which the consent or approval is sought and (b) set forth the conditions, if any, upon which the consent or approval is given by Administrative Agent and/or Requisite Lenders, as applicable.

“Approve” and “Approved” have the correlative meaning.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) any Fund approved by the Requisite Lenders; provided, however that the term Approved Fund shall not include the Borrower, any Credit Party or any of their Subsidiaries.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and acknowledged by the Administrative Agent in substantially the form of the attached Exhibit A.

“Assignor” has the meaning assigned such term in Section 10.6(b)(i).

“At-the-Market Notes” has the meaning assigned to such term in the Exchange Agreement.”Bankruptcy Code” has the meaning assigned to such term in Section 8.1(b).

“Below Market Notes” has the meaning assigned to such term in the Exchange Agreement.

“Board of Directors” means with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing.

“Borrower” means Gevo, Inc., a Delaware corporation.

Appendix I-2

“Borrowing” means any Loan permitted to be made hereunder.

“Borrower Materials” has the meaning assigned to such term in Section 10.2.

“Borrowing Request” means a request by a Responsible Officer of the Borrower in accordance with the terms of Section 2.1 and substantially in the form of Exhibit G, or such other form as shall be approved by the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Casualty Event” means any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Credit Party. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means that, for any reason (i) any Person or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) shall become the direct or indirect beneficial owner (as defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of greater than 50% of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower other than the Lenders on the Closing Date and/or any Affiliates thereof, or (ii) any Credit Party ceases to own, either directly or indirectly, 100% of the Equity Interest in any wholly-owned Subsidiary (other than an Excluded Subsidiary) other than as a result of a sale of assets, other Disposition or merger permitted under Section 6.4; provided however that for purposes of determining whether a Change of Control has occurred (x) transfers of Voting Securities by any Lender or an Affiliate of any Lender to a third party shall be disregarded and (y) no Persons shall be deemed to be part of a group (as defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) solely by virtue of becoming party to the Registration Rights Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any new Legal Requirement, (b) any change in any Legal Requirement or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and

Appendix I-3

Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means May 9, 2014.

“Closing Price” shall mean the closing sale price (or if no closing sale price is reported, the last sale price) of the Common Stock on the NASDAQ Stock Market on such date or dates, or, if the Common Stock is not listed or admitted to trading on the NASDAQ Stock Market, but is traded in the over-the-counter market, the closing sale price of such Common Stock, or, if no sales are publicly reported, the average of the closing bid and asked prices, as furnished by two members of the Financial Industry Regulatory Authority, Inc., who make a market in such Common Stock selected from time to time by the Borrower for that purpose.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the rules and regulations promulgated thereunder.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by a Credit Party in or upon which a Lien is granted by such Person in favor of Administrative Agent, for the benefit of the Secured Parties, under any of the Loan Documents including without limitation, all “Collateral” and “Mortgaged Properties” (as defined in each of the Mortgages and the Pledge and Security Agreement, as applicable) or similar terms used in the Security Instruments, provided that, in each case, Collateral shall not include Excluded Property.

“Collateral Account” has the meaning assigned to such term in the Pledge and Security Agreement.

“Commission” has the meaning assigned to such term in Section 4.25 hereof.

“Commitment” means, with respect to each Lender, the Commitment of such Lender to fund its Pro Rata Share of the Loans in accordance with the provisions hereof and set forth on Schedule I, as the same may be (a) terminated pursuant to Section 2.7 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.6. The initial aggregate principal amount of the Lenders’ Commitments is $25,906,736 .

“Common Stock” means the common shares of the capital of the Borrower.

“Communications” has the meaning assigned to such term in Section 10.2(b).

“Confidential Information” has the meaning assigned such term in Section 10.16.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Appendix I-4

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “Controlling” and “Controlled” and “under Common Control” shall have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Conversion Price” means an amount equal to the lesser of (i) $1.49 and (ii) the aggregate of (x) VWAP for the five (5) consecutive trading days immediately following the Closing Date plus (y) an amount equal to fifteen percent (15%) of such price.

“Conversion Price Calculation Date” shall mean the date on which the Conversion Price shall be calculated pursuant to the Exchange Agreement.

“Convertible Notes” means the At-the-Market Notes or the Below Market Notes, as applicable.

“Credit Party” means the Borrower and each Guarantor.

“Debt,” for any Person, means without duplication:

(a) indebtedness of such Person for borrowed money;

(b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable and royalty payments in regards to non-exclusive licenses of Intellectual Property in the ordinary course of business);

(d) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases (but excluding, for the avoidance of doubt, operating leases);

(e) obligations of such Person under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing

(f) obligations of such Person under any Hedge Contract;

(g) obligations of such Person owing in respect of Disqualified Equity Interests;

Appendix I-5

(h) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above;

(i) guarantees of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above secured by any Lien on or in respect of any Property of such Person; and

(j) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

For purposes of this definition, (i) the amount of any Debt represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Debt, (ii) the amount of any Debt represented by a guaranty which is limited, shall be valued at the limited amount of such obligations and (iii) the amount of any Debt represented by a guaranty which is non-recourse to a Person or for which recourse is limited to an identified asset, shall be valued at the fair market value of such asset to which there is recourse under such guaranty.

“Debt Issuance” means the incurrence by any Credit Party of any Debt after the Closing Date (other than as permitted by Section 6.2).

“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.14(b), that, as determined by the Administrative Agent in consultation with Borrower, any Lender or its Affiliate that (a) has failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder or has failed to perform any of its funding obligations hereunder, including in respect of its Loans, in each case, within two (2) Business Days of the date when due or (b) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of

Appendix I-6

any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (b) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Default Rate” has the meaning assigned such term in Section 2.6(b).

“Deposit Account” shall have the meaning given to such term in the UCC (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any Lien in any of the Collateral, the UCC (or any successor statute) of such other state.

“Designation” has the meaning assigned to such term in Section 6.22(a) hereof.

“Disposition” means any sale, lease, license, transfer, assignment, conveyance, Sale Leaseback Transaction or other disposition of any Property.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) requires the scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Stated Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations, and the all termination of the Commitments. The foregoing to the contrary notwithstanding, “Disqualified Equity Interests” shall not include the 2013 Warrants solely as a result of the Black Scholes Value payments required in connection therewith

“Dividend” with respect to any Person, a dividend or return on equity capital to the holders of its Equity Interests or any other distribution, payment or delivery of property or cash to the holders of its Equity Interests as such, or any redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans.

Appendix I-7

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower or any other Credit Party organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means (a) any Lender (other than a Defaulting Lender), (b) any Approved Fund, (c) any Subsidiary or Affiliate of a Lender (other than a Defaulting Lender, the Borrower, any Credit Party or any of their Subsidiaries), and (d) any commercial bank or other financial institution or fund Approved by the Requisite Lenders in their sole discretion.

“Embargoed Person” has the meaning assigned such term in Section 6.18.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) and shall include, without limitation, soil, soil gas, sediment, fish, wildlife, biota and all other natural resources.

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

“Environmental Indemnity Agreement” shall mean that certain environmental indemnity agreement dated as of the date hereof by and between the Administrative Agent and the Credit Parties.

“Environmental Law” means, all Legal Requirements relating to Hazardous Substances, pollution, restoration or protection of the environment or the health and safety of employees as it related to Hazardous Substances, including, but not limited to the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. §2601 et seq.), Clean Air Act (42 U.S.C. §7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.) and other similar state and local statutes, in effect as of the date hereof, including any judicial or administrative interpretation thereof.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization issued under Environmental Laws by any Governmental Authority.

“Equipment” has the meaning assigned such term in the UCC.

“Equity Documents” means (i) the Exchange Agreement, (ii) the Registration Rights Agreement, (iii) the Indenture and (iv) the Security Documents (as defined in the Indenture).

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, limited liability company

Appendix I-8

interests, and membership interests, whether outstanding on, or issued after, the Closing Date, and any and all warrants, rights or options to purchase or other arrangement or rights to acquire any of the foregoing; provided, however, that “Equity Interest” shall not include the Convertible Notes or any other debt securities that are convertible or exchangeable (by the terms set forth in the instruments and or agreements evidencing such Debt) into any Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning assigned to such term in Section 7.1.

“Exchange” has the meaning assigned to such term in Section 2.16(a).

“Exchange Agreement” means the Exchange and Purchase Agreement, dated as of the date hereof, by and among, the Company, the Lenders (or any of their affiliates) and any holders of the Convertible Notes.

“Exchange Date” has the meaning assigned to such term in Section 2.16(a).

“Exchanged Loan” means the Loans or portion thereof converted into Convertible Notes pursuant to an Exchange.

“Exchange Period” has the meaning assigned to such term in the Exchange Agreement.

“Excluded Property” has the meaning assigned to such term in the Pledge and Security Agreement.

“Excluded Subsidiary” means (a) any Foreign Subsidiary of any Credit Party and (b) any of the other Persons satisfying the provisions set forth in Section 6.22(a) hereof.

“Excluded Taxes” means, means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(e) or (f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned such term in Section 6.18.

Appendix I-9

“Existing Debt Documents” means the TriplePoint Loan Documents.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (b) any current or future regulations or official interpretations thereof, (c) any agreements entered into pursuant to Section 1471(b)(1) of the Code, and (d) any intergovernmental agreement or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and, with respect to quarterly financial statements, absence of footnotes.

“Financial Statements” means the audited financial statements, including the audited consolidated balance sheet, of Borrower and the Credit Parties in each case, as of December 31, 2013, or December 31 of the relevant fiscal year then ended, as applicable, and the related audited consolidated statements of income, cash flow, and retained earnings of Borrower and the Credit Parties, in each case, for the fiscal year ending December 31, 2013, or the fiscal year then ended, as applicable, copies of which have been delivered to Administrative Agent and Lenders.

“First Additional Loan Period” has the meaning assigned to such term in the definition of “Share Price Event” set forth in this Appendix I.

“First Advance” has the meaning assigned such term in Section 2.2(i).

“First Structuring Fee” has the meaning assigned to such term in Section 2.5 hereof.

“Foreign Lender” means any Administrative Agent or Lender that is not a “United States person” within the meaning of Section 7701(a) (30) of the Code.

“Foreign Subsidiary” means any Subsidiary of a Credit Party that is not a Domestic Subsidiary and any Subsidiary of any Foreign Subsidiary.

Appendix I-10

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles recognized as such by the Financial Accounting Standards Board (or generally recognized successor) consistently applied and maintained throughout the period indicated and consistent with applicable laws, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing (except that the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP, including, without limitation, resulting from the implementation of proposed changes to Accounting Standards Codification Topic 840, Leases, by the Exposure Draft issued by the FASB and IASB on August 17, 2010 (and related updates and changes to the Exposure Draft), or any successor proposal), applied on a basis consistent with the requirements of Section 1.3. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or generally recognized successor) in order for such principle or practice to continue as a generally accepted principle or practice, all financial reports or statements required hereunder or in connection herewith may be prepared in connection with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only if Borrower and the Requisite Lenders agree to do so. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP or International Financial Reporting Standards (IFRS), as applicable.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning assigned such term in Section 9.1.

“Guarantor” means a Subsidiary of Borrower that is listed on Schedule 4.20, and each other Domestic Subsidiary that is or that becomes a party to this Agreement as a Guarantor pursuant to Sections 5.12 and/or 6.15. For the avoidance of doubt, Guarantors shall not include any Excluded Subsidiary.

“Guarantee” means the guarantees issued pursuant to Article IX by each Guarantor.

“Hazardous Substance” means any substances, materials, or wastes identified or regulated as “hazardous,” “toxic,” or “dangerous” pursuant to any Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products (including crude oil or any faction thereof), radionuclides, radioactive materials, and medical and infectious waste.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, puts, commodity swaps, commodity options,

Appendix I-11

forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

[...***...]	*

* Confidential Treatment Requested

Appendix I-12

[...***...]	*

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes; and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned such term in Section 10.7(a).

“Indenture” means the indenture governing the Convertible Notes and any amendments, modifications and/or supplements to such indenture.

“Indenture Documents” means the Equity Documents, the Convertible Notes, and each other Security Document (as defined in the Indenture).

“Indenture Trustee” means the “Trustee” under the Indenture.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by any Credit Party which is an owner of Property subject to a Mortgage with respect to the applicable Property pursuant to Section 5.2 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Credit Party and applicable to the Property subject to a Mortgage or any use or condition thereof.

“Intellectual Property” means with respect to any Person, all of such Person’s rights, title and interest in and to all copyrights, patents and trademarks, including, without limitation, all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, service mark applications, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world (but excluding intent-to-use trademark applications unless and until a statement of use or amendment to allege use is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of a Credit Party in such trademarks is no longer on an “intent-to-use” basis, at which time such trademarks shall automatically and without further action by the parties be subject to the security interest granted by such Credit Party to the Administrative Agent hereunder); copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents

* Confidential Treatment Requested

Appendix I-13

and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement by and among the Indenture Trustee and Administrative Agent to be executed upon the issuance of the Convertible Notes.

“Interest Payment Date” means (i) the last Business Day of each fiscal quarter of the Borrower during any period in which any portion of the Loans are outstanding and (ii) the Maturity Date.

“Investments” has the meaning assigned to such term in Section 6.7 hereof.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing, including any official policy or guidance) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X, which is applicable to such Person.

“Lenders” means a party hereto that (a) is a Lender listed on the signature pages of this Agreement on the date hereof or (b) is an Eligible Assignee that became a Lender under this Agreement pursuant to Section 2.13 or Section 10.6.

“Lien” means any recorded or unrecorded, express or implied, written or oral mortgage, lien (statutory or otherwise), pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

“Liquid Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 180 days from the date of any acquisition thereof;

(b) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure any Credit Party’s ordinary course of business bonding

Appendix I-14

requirements, or any other bank or trust company which has primary capital of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A 1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P 1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the applicable Credit Party with the consent of the Requisite Lenders;

(c) deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above; and

(d) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc..

“Loans” means the loan(s) made by the Lenders to the Borrower pursuant to Section 2.2.

“Loan Documents” means this Agreement, any Notes, the Security Instruments, the Environmental Indemnity Agreement and each other agreement, instrument, or document executed by any Credit Party, any Subsidiary of any Credit Party or any of their officers at any time in connection with this Agreement (for the avoidance of doubt, the Loan Documents shall not include the Equity Documents).

“Lost Interest” has the meaning assigned such term in Section 2.15(a).

“Material Adverse Change” means (a) a material adverse change in the business, assets, financial condition or operations of the Credit Parties, taken as a whole, (b) a material adverse effect on any Credit Party’s ability, as a whole, to perform its obligations under this Agreement, any Note, any other Loan Document or any Equity Documents, or (c) a material adverse change on the validity or enforceability of this Agreement or any of the other material Loan Documents (other than as a direct result of an action or omission by Administrative Agent solely to the extent that Administrative Agent was expressly required to take such action under the Loan Documents and failed to do so).

Appendix I-15

“Material Contract” each contract or agreement to which Borrower or any other Credit Party is a party that is required (or would be required if such Person were subject to the reporting requirements of Regulation S-K) to be filed with the SEC pursuant to the requirements of clauses (2), (4), (9) or (10) of Item 601(b) of Regulation S-K (other than those which have expired, terminated or are otherwise no longer in effect).

“Maturity Date” means, in accordance with the terms of this Agreement, the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations and (ii) the March 15, 2017.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Minimum Loan Hold to Maturity” has the meaning assigned to such term in Section 10.6(b)(i) hereof.

“Minimum Loan Hold to Second Anniversary” has the meaning assigned to such term in Section 10.6(b)(i) hereof.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more of the Credit Parties in favor of Administrative Agent for the ratable benefit of the Secured Parties in substantially the form of the attached Exhibit D or such other form as may be requested by the Requisite Lenders and that is satisfactory to the Administrative Agent and as may be amended, restated, supplemented or otherwise modified from time to time, together with any assumptions or assignments of the obligations thereunder by any Credit Party, and “Mortgages” shall mean all of such Mortgages collectively.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) and Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA.

“National Priorities List” has the meaning assigned such term in CERCLA.

“Net Cash Proceeds” means

(a)

with respect to any Disposition (other than any issuance or sale of Equity Interests), the cash proceeds received by any Credit Party (including cash proceeds subsequently received (as and when received by such Credit Party) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Disposition or any other liabilities retained by any Credit Party associated with the properties sold in such Disposition and, subject to the

Appendix I-16

provisions of the Pledge and Security Agreement, held in an account subject to the Administrative Agent’s control (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall automatically constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within two (2) years of such Disposition and, subject to the provisions of the Pledge and Security Agreement, held in an account subject to the Administrative Agent’s control (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within two (2) years of such Disposition and, subject to the provisions of the Pledge and Security Agreement, placed in an account subject to the Administrative Agent’s control, such cash proceeds shall automatically constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Debt which is secured by a Lien on the properties sold in such Disposition (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale and the Debt secured by such Liens is permitted hereunder) and which is repaid with such proceeds (other than any such Debt assumed by the purchaser of such properties);

(b)	with respect to any Debt Issuance by any Credit Party, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith;

(c)	with respect to any Casualty Event, the insurance proceeds, condemnation awards and other compensation received in cash in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds and the reasonable cost of putting any real property in a safe and secure condition, awards or other compensation in respect of such Casualty Event and (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money which is secured by a Lien on the properties subject to such Casualty Event (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale and the Debt secured by such Liens is permitted hereunder) and which is repaid with such proceeds (other than any such Debt incurred in connection with such Casualty Event); and

(d)	for the purposes of determining the amount of Non-Recourse Investment Assets only, with respect to any issuance of Debt by any Credit Party, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith.

“Net Equity Proceeds” means an amount equal to any cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, the Borrower or any of its Subsidiaries (other than pursuant to any employee, director or consultant stock or stock option compensation

Appendix I-17

plan), net of reasonable underwriting discounts and commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable, in each case, in connection with such contribution or issuance (for the avoidance of doubt, the proceeds of the Convertible Notes shall not constitute Net Equity Proceeds).

“Non-Consenting Lender” means, any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 10.1 and (ii) has been approved by the Requisite Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Investment Assets” means, without duplication, all of the following:

(i) the aggregate amount of Net Equity Proceeds from any issuance of Equity Interests of Borrower (other than any Equity Interests issued in connection with the issuance and/or conversion of the Convertible Notes) from and after the Closing Date,

(ii) an amount equal to the Net Cash Proceeds from Permitted Subordinated Debt from and after the Closing Date;

(iii) the Net Cash Proceeds from any Disposition of any Equity Interest or other Investment in any Excluded Subsidiary from and after the Closing Date;

(iv) all distributions, dividends, payments or other returns made to a Credit Party from an Excluded Subsidiary in respect of any Investment by such Credit Party in such Excluded Subsidiary from and after the Closing Date;

(v) the Net Cash Proceeds from unsecured Debt permitted under Section 6.2(h) hereof; and

(vi) all other Proceeds from any other Non-Recourse Investment Assets or from any Disposition of any Equity Interest issued by any Excluded Subsidiary or from the Disposition of any other Investment in any Excluded Subsidiary from and after the Closing Date;

provided that, in the case of subclauses (i) through (vi) (but with respect to clause (iv), other than any such assets that are not cash or cash equivalents) of this definition, to the extent such assets consist of cash or cash equivalents, in order to constitute Non-Recourse Investment Assets, such assets shall be required to be maintained in a Collateral Account, segregated from all other Property that is not Non-Recourse Investment Assets, until applied, invested, or otherwise disposed of as Non-Recourse Investment Assets in accordance with the terms of this Agreement.

“Note” means a promissory note of Borrower payable to any Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of Borrower to such Lender resulting from the portion of the Loans owing to such Lender.

Appendix I-18

“Obligations” means (a) obligations of the Borrower and the other Credit Parties from time to time to pay (and otherwise arising under or in respect of the due and punctual payment of) (i) the principal of and the Applicable Premium (and any other premium, if any), and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) the Structuring Fees and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Credit Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Credit Parties under or pursuant to this Agreement and the other Loan Documents.

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Offer” has the meaning assigned such term in Section 10.6(b)(ii).

“Offer Letter” has the meaning assigned such term in Section 10.6(b)(ii).

“Offered Loans” has the meaning assigned such term in Section 10.6(b)(ii).

“Offering Lenders” has the meaning assigned such term in Section 10.6(b)(ii).

“Officer’s Certificate” shall mean, as to any Person, a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president of such person, each in his or her official (and not individual) capacity.

“Organizational Documents” means with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loans or Loan Document).

“Other Lenders” has the meaning assigned such term in Section 10.6(b)(ii).

“Other List” has the meaning assigned such term in Section 6.18.

Appendix I-19

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including related interest, fines, penalties and additions to tax) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document except for any such Taxes that are Other Connection Taxes or that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Business” has the meaning assigned such term in Section 6.11.

“Permitted Disposition” means any Disposition permitted by Section 6.4.

“Permitted Investment” means any Investment permitted by Section 6.7.

“Permitted Liens” means the Liens permitted under Section 6.1.

“Permitted Refinancing” means, with respect to any Person, Debt issued, incurred or otherwise obtained in exchange for, or to extend, renew, replace or refinance, in whole or part, any Debt of such Person (solely for purposes of this definition, “Refinanced Debt”); provided that (a) such Debt has a later maturity than or does not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal or extension) of the Refinanced Debt, (b) except as otherwise permitted hereunder (subject to dollar-for-dollar reduction of any applicable basket) such Debt shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing and by the amount of unfunded commitments with respect thereto (provided that the limitation on principal amount of such Debt shall not include any principal constituting interest paid in kind), (c) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis (unless paid at a discount), and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Permitted Refinancing, (d) such Debt shall not at any time be guaranteed by any Persons other than Persons that are guarantors of the Refinanced Debt, and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Debt than the terms of the guarantee of the Refinanced Debt, (e) if the Refinanced Debt is secured and such Liens are permitted under Section 6.1 hereof, the Permitted Refinancing may be secured provided that the terms and conditions relating to collateral for such Debt, taken as a whole, shall be no more favorable to the secured parties in respect of such Debt than the terms and conditions with respect to the collateral for the Refinanced Debt (and the Liens on any collateral securing such Debt shall have the same (or lesser) priority as the Refinanced Debt relative to the Liens on the Collateral securing the Obligations), (f) if the Refinanced Debt is subordinated in right of payment to the Obligations, such Debt shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders

Appendix I-20

as the subordination terms applicable to the Refinanced Debt, and (g) such Debt shall have covenants, default and remedy provisions and other terms and conditions that are substantially identical to, or less favorable to the investors providing such Debt than those applicable to the Refinanced Debt.

“Permitted Subordinated Debt” means (a) Debt incurred by the Credit Parties prior to the Closing Date under the TriplePoint Loan Documents and subject to the Subordination Agreement and (b) other Debt incurred by Credit Parties; provided that (i) such Debt shall be subordinated in right of payment to the payment in full of the Obligations, (ii) such Debt shall be either (x) unsecured or (y) secured by the Collateral on a junior basis (including with respect to the control of remedies) with the Obligations, (iii) if such Debt is secured, the holders of such Debt (or their senior representative or agent) and the Administrative Agent shall be party to an subordination agreement reasonably satisfactory to the Administrative Agent, (iv) such Debt shall not be at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Debt than the terms of the Guarantee, (v) such Debt shall have covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums, funding discounts or optional prepayment or redemption provisions) that are substantially identical to, or less favorable to the investors providing such Debt than, those set forth in this Agreement, (vi) the maturity date of such Debt shall be no earlier than the date that is ninety one (91) days after the Stated Maturity Date, and (vii) there shall be no scheduled amortization of such Debt, and such Debt shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the date that is ninety one (91) days after the Stated Maturity Date.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“PIK Interest” has the meaning assigned to such term in Section 2.6(a)(ii).

“Platform” has the meaning assigned to such term in Section 10.2.

“Platform Event” has the meaning assigned to such term in Section 10.2(b) hereof.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA other than a Multiemployer Plan.

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by each Credit Party in favor of the Administrative Agent, in substantially the form of the attached Exhibit I and as may be amended, restated, supplemented or otherwise modified from time to time.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

Appendix I-21

“Pro Rata Share” means as to any Lender, at the relevant date of determination, the fraction (expressed as a percentage), the numerator of which is such Lender’s unfunded Commitment (if any) and its portion of the outstanding Loans and the denominator of which is the aggregate amount of all of the Lenders’ unfunded Commitments and the entire aggregate outstanding amount of the Loans of the Lenders.

“Public Lender” has the meaning assigned to such term in Section 10.2.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, or leased by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and all improvements and appurtenant futures and, for the avoidance of doubt, includes buildings and fixtures.

“Real Property Approvals” means all approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements, or under the terms of any restriction, covenant or easement affecting the Credit Parties’ Real Property, or otherwise necessary or desirable, for the ownership, acquisition, construction, equipping, use, occupancy and operation of such Real Property, whether obtained from a Governmental Authority or any other Person.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Register” has the meaning set forth in Section 10.6(d).

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof, by and among the Borrower and certain shareholders of the Borrower.

“Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Release” shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, or disposing into the Environment or as may be defined in the Environmental Laws.

“Repayment Date” when used with respect to all or any portion of the Loans to be prepaid pursuant to Section 2.8(a) (as a result of a voluntary prepayment, acceleration (as a result of a proceeding commenced under Debtor Relief Laws or otherwise) of the Loans or otherwise), means the date fixed for such prepayment pursuant to the terms of Section 2.8(a).

“Requisite Lenders” means, Lenders holding unfunded Commitments and the aggregate outstanding principal amount of the Loans representing more than 50% of the sum of all unfunded Commitments of the Lenders and the entire outstanding principal amount of the Loans of the Lenders; provided further that, if there are two or more Lenders, the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders unless all Lenders are Defaulting Lenders.

Appendix I-22

“Reserve Funds” has the meaning assigned to such term in Section 2.6(e).

“Response” shall mean any response, remedial, removal, or corrective actions undertaken as required pursuant to Environmental Laws to address a Release of Hazardous Substances to the Environment.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or General Counsel or for purposes of Section 3.1(a)(iii) such Person’s Secretary, (b) with respect to any Person that is a limited liability company, a manager or the Responsible Officer of such Person’s managing member or manager, and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Responsible Officer’s Certificate” means a certificate executed by a Responsible Officer of the Borrower in the form of the attached Exhibit B.

“Restricted Payment” means, with respect to any Person, (a) (x) any direct or indirect dividend or distribution (whether in cash, securities or other Property) on account of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (y) any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person (including any swap or exchange of convertible notes for Common Stock or other Equity Interests of Borrower other than on the conversion terms set forth in such convertible notes (and/or any indenture pursuant to which such convertible notes were issued) (in the case of the convertible notes existing on the Closing Date, as such terms are in effect on the date hereof)) or (b) principal payments, interest payments or fee, premium or any other payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt (including, without limitation, Permitted Subordinated Debt) of such Person; provided that the term “Restricted Payment” shall not include (x) any dividend or distribution payable solely in Equity Interests of Borrower or warrants, options or other rights to purchase such Equity Interests or (y) any conversion or payments (including without limitation, make whole payments) on account of convertible notes in accordance with the provisions set forth in such convertible notes (and/or any indenture pursuant to which such convertible notes were issued), whether such payments are in the form of cash or Common Stock. For the avoidance of doubt, (i) unsecured debt that is not expressly subordinated in right of payment to the Obligations, does not constitute “subordinated debt” for purposes of this definition of Restricted Payment and (ii) the Debt issued pursuant to the terms of that certain Indenture, dated as of July 5, 2012, between Gevo, Inc. and Wells Fargo Bank, National Association, as trustee and that certain First Supplemental Indenture, dated as of July 5, 2012, to the Indenture dated as of July 5, 2012, by and among Gevo, Inc. and Wells Fargo Bank, National Association, as trustee, and/or any notes governed thereby do not constitute “subordinated debt” or “Permitted Subordinated Debt” for purposes of this definition of Restricted Payment.

“Return” has the meaning assigned to such term in Section 4.10(c).

Appendix I-23

“Sale Leaseback Transaction” means any arrangement, directly or indirectly, with any person whereby any Credit Party shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SDN List” has the meaning assigned such term in Section 6.18.

“SEC” means the United States Securities and Exchange Commission.

“Second Advance” has the meaning assigned such term in Section 2.2(f)(ii).

“Second Additional Loan Period” has the meaning assigned to such term in the definition of “Share Price Event” set forth in this Appendix I.

“Second Advance Option” is the Borrower’s option to increase the Total Commitment by an amount equal to the sum of the amount referenced in Section 2.2(ii)(A) plus Section 2.2(ii)(B) and request a Second Advance in accordance with Sections 2.1 and 2.2 hereof solely upon satisfaction of (x) a Share Price Event during the applicable Additional Loan Period and (y) the conditions precedent set forth in Section 3.2 hereof provided that the Second Advance Option shall not be available if the Borrower is in violation of the terms of the Registration Rights Agreement.

“Second Structuring Fee” has the meaning assigned to such term in Section 2.5 hereof.

“Secured Parties” means collectively, the Administrative Agent and each Lender.

“Security Instruments” means, collectively, (a) the Mortgages, (b) the Pledge and Security Agreement, (c) each other agreement, instrument or document executed at any time in connection with the Pledge and Security Agreement, or the Mortgages, (d) each agreement, instrument or document executed in connection with any Deposit Account subject to the Administrative Agent’s control; and (e) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

“Share Price Event” shall occur if the Closing Price of the Common Stock, par value $0.01 per share, equals or is greater than $1.00 per share on at least (x) twenty (20) Trading Days out of thirty (30) consecutive Trading Days beginning on the Conversion Price Calculation Date (the “Initial Additional Loan Period”) or (y) twenty (20) Trading Days out of thirty (30) consecutive Trading Days beginning immediately after the Initial Additional Loan Period ends (“Second Additional Loan Period”), in each case, provided that the Borrower is not in possession on the date on which the Second Advance is to be made of material non-public information that has not been previously disclosed to the public.

“Significant Event of Default” means an Event of Default under Sections 7.1(a) or (e).

“Solvent” means, with respect to any Person, as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such

Appendix I-24

Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Maturity Date” means March 15, 2017.

“Structuring Fees” has the meaning assigned to such term in Section 2.5 hereof.

“Subordination Agreement” means that certain subordination agreement dated as of the date hereof by and between Administrative Agent and TriplePoint (and, upon the issuance of the Convertible Notes, the Trustee under the Indenture).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any other corporation, limited liability company, association, or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Borrower.

“Taking” Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

“Taxes” has the meaning assigned such term in Section 4.10(a).

“Tax Group” has the meaning assigned such term in Section 4.10(a).

“Termination Event” means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30 day notice to the PBGC or with respect to which the notice required is waived under such regulations), (b) the withdrawal of Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC.

Appendix I-25

“Term Loan Pro Rata Share” means, as of any date of determination, the fraction (expressed as a percentage), the numerator of which is the aggregate amount of all outstanding Commitments and the aggregate principal amount of the Loans then outstanding and the denominator of which is the sum of the aggregate amount of all outstanding Commitments, the aggregate principal amount of the Loans then outstanding and the aggregate principal amount of Debt outstanding under the Indenture and the Convertible Notes.

“Total Commitment” means $25,906,736 provided that the Total Commitment shall increase, upon the Borrower’s exercise of the Second Advance Option within the applicable time frame set forth in Section 2.2 hereof, by the sum of an amount equal to $5,181,348 minus the original principal amount of the Put Notes (as defined in the Exchange Agreement) issued (including the 3.5% structuring fee charged in connection therewith). If the Borrower does not exercise the Second Advance Option within the applicable timeframe set forth in Section 2.2 hereof or the Share Price Event does not occur by the end of the Second Additional Loan Period, the Total Commitment shall remain at $25,906,736 and the Lenders shall have no commitment or obligation to make any Loans other than the First Advance.

“Trading Day” shall mean a day on which trading in the Common Stock generally occurs on the NASDAQ Global Market.

“Transferred Guarantor” has the meaning assigned such term in Section 9.9.

“Treasury Rate” means, with respect to any Repayment Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Repayment Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Repayment Date to the Stated Maturity Date; provided, however, that if the period from such Repayment Date to the Stated Maturity Date, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Repayment Date to the Stated Maturity Date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“TriplePoint” shall mean TriplePoint Capital LLC.

“TriplePoint Loan Documents” shall mean that certain Amended and Restated Plain English Promissory Note issued by Agri-Energy, LLC in the aggregate original principal amount of $994,615.84 to TriplePoint Capital LLC and any agreement or instrument made in connection therewith, including the Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of October 20, 2011 by and between Agri-Energy, LLC and TriplePoint

Appendix I-26

Capital LLC, as amended by that certain First Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of June 29, 2012, the Second Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of December 11, 2013, and the Consent Under and Third Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement of even date herewith and all other Loan Documents (as defined in any Triplepoint Loan Documents) and all agreements, documents and instruments executed and/or delivered in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable state or jurisdiction.

“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“VWAP” means the volume-weighted, average trading price of the listed securities, calculated by dividing the total value by the total volume of securities traded for the relevant period.

“2013 Warrants” means means the warrants issued by Gevo, Inc. from time to time pursuant to the Common Stock Unit Warrant Agreement, dated December 16, 2013, by and between Gevo, Inc. and American Stock Transfer & Trust Company, LLC, acting as warrant agent (as amended, modified, supplemented or restated from time to time, the “2013 Warrant Agreement”), and all other documents, instruments and agreements evidencing or governing such warrants or providing for any other right in respect thereof, each as amended, modified, supplemented or restated from time to time in accordance with the 2013 Warrant Agreement.

Appendix I-27

Exhibit A

[Form of]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement (as further defined below, as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A - 1

obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [[Affiliate][Approved Fund] of [identify Lender]][existing Lender][other Eligible Assignee]]

3.	Borrower:	GEVO, INC.

4.	Administrative Agent:	WHITEBOX ADVISORS LLC, as the Administrative Agent under the Loan Agreement

5.	Loan Agreement:	The Term Loan Agreement, dated as of May [_], 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among GEVO, INC. a Delaware corporation (the “Borrower”), the Guarantors named therein, the lenders party thereto from time to time (the “Lenders”), and WHITEBOX ADVISORS LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

7.	Assigned Interest

Facility Assigned	Aggregate Amount of Commitments for all Lenders	Aggregate Amount of Loans for all Lenders	Amount of Commitments Assigned	Amount of Loans Assigned	Percentage of Commitments Assigned[5]	Percentage of Loans Assigned[6]
Loans	$	$	$	$	%	%

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitments of all Lenders.
[6]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders.

Exhibit A - 2

Effective Date:                 , 20        [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature Pages Follow]

Exhibit A - 3

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S][7]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[7]	Add additional signature blocks as needed.

Exhibit A - 4

Consented to, Acknowledged and Accepted:

ADMINISTRATIVE AGENT

WHITEBOX ADVISORS LLC, as Administrative Agent

By:
Name:
Title:

[BORROWER

GEVO, INC., a Delaware corporation, as Borrower

By:
Name:
Title:	][8]

[8]	Lenders to hold Minimum Loan Hold to Second Anniversary or Minimum Loan Hold to Maturity unless, in each case, Borrower has consented thereto, which consent shall not be unreasonably withheld or delayed.

Exhibit A - 5

Annex 1

To Exhibit A — Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (iv) it has complied with Section 10.6 of the Loan Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an Eligible Assignee under Section 10.6 of the Loan Agreement (subject to such consents, if any, as may be required under Section 10.6 of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.6 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to

Exhibit A - 6

purchase [the][such] Assigned Interest, (vii) if it is not already a Lender under the Loan Agreement, attached to this Assignment and Acceptance is an Administrative Questionnaire (in form acceptable to the Administrative Agent) including, among others, the notice information for such Assignee[s] required in Schedule II of the Loan Agreement, (viii) if required by the Loan Agreement, the Administrative Agent has received the administrative fee required under Section 10.6 of the Loan Agreement in connection herewith as of the Effective Date, (ix) if applicable, attached to the Assignment and Acceptance is a duly executed Non-Bank Certificate in the form of Exhibit H to the Loan Agreement, and (x) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves (provided that the Assignor and Assignee agree that the Assignor shall receive all amounts which have accrued to but excluding the Effective Date, and the Assignee shall receive all amounts which have accrued starting on the Effective Date and continuing thereafter).

3. [Conditions to Assignment. The Lenders are in compliance with all the terms and provisions set forth in Sections 10.6(b)(i)(F) and (G) of the Loan Agreement both before and after giving effect to the transactions contemplated under the Assignment and Acceptance.]

4. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A - 7

Exhibit B

[Form of]

RESPONSIBLE OFFICER’S CERTIFICATE

FOR THE PERIOD FROM             , 20            TO             , 20

This certificate dated as of [            ] is prepared pursuant to Section 5.6 of that certain Term Loan Agreement dated as of May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among GEVO, INC., a Delaware corporation (“Borrower”), the lenders party thereto (the “Lenders”), the guarantors party thereto (the “Guarantors”) and WHITEBOX ADVISORS LLC, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Loan Agreement shall have the meanings assigned to them by the Loan Agreement.

The undersigned, being the duly elected and qualified [Responsible Officer] of Borrower, hereby certifies in such capacity that:

(a)	[Intentionally Omitted];

(b)	[The financial statements of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial positions and results of operations of the Borrower and its Subsidiaries covered thereby as of the dates and for the periods indicated therein;][1]

(c)	Set forth on Schedule 2 attached hereto is a list of all of the Patents and Trademarks (in each case, to the extent not constituting Excluded Property), for which an application has been filed during the fiscal quarter of the Borrower just ended (and against which such recordings are required to be made at the United States Patent and Trademark Office pursuant to Section 4.7(f) of the Pledge and Security Agreement.

(d)	Set forth on Schedule 3 attached hereto is:

(i)	a list of names of all Foreign Subsidiaries and other Excluded Subsidiaries (if any),

[1]	In the event that the Borrower is at the time required to file a Form 10-K/10-Q with the SEC, any such filing of a Form 10-K or 10-Q via its EDGAR system (or any successor thereto) made within the timeframe within which the Borrower is required to make such filing with respect to such period (including any extensions thereof) shall satisfy the obligations of this clause (b) upon Borrower’s delivery of notice (which may be electronic) to Administrative Agent that such documents have been so filed).

Exhibit B - 1

(ii) a list of all of the Foreign Subsidiaries (to the extent that at least one of which is a direct Subsidiary of a Credit Party) organized within a single foreign jurisdiction from which at least ten percent (10%) of the consolidated revenues of Borrower and all of its Subsidiaries (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements delivered herewith relate) are derived,

(iii) to the extent that at least thirty five percent (35%) of the consolidated revenues of Borrower and all of its Subsidiaries (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements delivered herewith relate) are derived from sales in foreign jurisdictions, a list of each such foreign jurisdiction, with the revenues derived from each jurisdiction (listed by amount and as a percentage of the revenue of the Borrower and each of its Subsidiaries), and the Foreign Subsidiaries organized under the laws of each of such jurisdictions (and specifying whether such Foreign Subsidiary is a direct Subsidiary of a Credit Party),

(iv) a list of each foreign jurisdiction from which at least ten percent (10%) of the revenues of the Credit Parties (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements delivered herewith relate) are derived to the extent that any of the Credit Party’s Intellectual Property is registered in such jurisdiction, and

[(v) to the extent that at least thirty five percent (35%) of the revenues of Credit Parties (for the period of four consecutive fiscal quarters ending as of the end of the period to which such financial statements delivered herewith relate) are derived from sales in foreign jurisdictions in which any Credit Party has registered its Intellectual Property, a list of each such foreign jurisdiction, with the revenues derived from each jurisdiction (listed by amount and as a percentage of the revenue of all of the Credit Parties (without giving effect to any revenue of the Credit Parties’ Subsidiaries that are not Credit Parties)), and the patents, trademarks or copyrights registered in each such jurisdiction (and such other information regarding such Intellectual Property upon the request of the Administrative Agent).]

[(e)	no Default or Event of Default has occurred and is continuing;]

[(e)	the following Default[s] or Event[s] of Default exist as of the date hereof or have occurred since the date of the Borrower’s previous certification to the Administrative Agent, if any, and the actions set forth below have been or are being taken to remedy such circumstances:

                                     ;]

[(f)	no Credit Party has changed its legal name since the [Closing Date] other than in compliance with the Loan Documents;]

[(f)	effective [insert date], [insert prior name of Credit Party] changed its legal name to [insert new name of Credit Party];

Exhibit B - 2

[(g)	no Credit Party has changed its jurisdiction or the location of its chief executive office since the [Closing Date] other than in compliance with the Loan Documents.]

[(g)	effective [insert date], [insert name of Credit Party] changed [its jurisdiction][the location of its chief executive office] from [insert old jurisdiction / location] to [insert new jurisdiction / location].]

[Signature Page Follows]

Exhibit B - 3

IN WITNESS THEREOF, I have hereto signed my name to this Responsible Officer’s Certificate as of [            ], 20[    ].

GEVO, INC.,
as Borrower
By:
Name:
Title:

Exhibit B - 4

Exhibit C

PROPERTIES TO BE ENCUMBERED

The real property commonly known as 502 South Walnut Avenue, Luverne, MN 56156, which is legally described as follows:

That part of the SW 1/4 of Section 10, Township 102 North Range 45 West, City of Luverne, Rock County, Minnesota, described as follows:

Beginning at the South quarter corner of said Section 10; thence N 00 degrees 49 minutes 04 seconds E, assumed bearing, along the East line of said SW 1/4, 1506.67 feet to the South line of the Rail Road; thence S 63 degrees 42 minutes 09 seconds W, along said South line, 1771.37 feet to the Northwest corner of Lot 6 of SPECIAL INDUSTRY FIRST ADDITION, according to the recorded plat thereof, on file in the Rock County Recorder’s Office; thence Southwesterly, along the East line of said Lot 6, 498.74 feet, being a non-tangential curve concave to the Southeast, having a central angle of 52 degrees 55 minutes 03 seconds, a radius of 540.00 and a chord of 481.20 which bears S 26 degrees 36 minutes 45 seconds W; thence S 00 degrees 09 minutes 14 seconds W, along said East line. 304.05 feet to the South line of said SW 1/4; thence N 89 degrees 35 minutes 50 seconds E, along said South line, 1782.95 feet to the point of beginning.

AND

That part of the NE 1/4 of NW 1/4 of Section 15, Township 102 North, Range 45 West, City of Luverne, Rock County, Minnesota, described as follows:

Beginning at the North quarter corner of said Section 15; thence S 89 degrees 35 minutes 50 seconds W, assumed bearing, along the North line of said NE 1/4 of the NW 1/4, 283.45 feet to a line parallel with and distant 283.44 feet West of the East line of said NE 1/4 of the NW 1/4 and being the point of beginning of the land to be described; thence continue S 89 degrees 35 minutes 50 seconds W, along said North line of the NE 1/4 of the NW 1/4, 792.39 feet to the Northeast corner of Lot 5 of SPECIAL INDUSTRY FIRST ADDITION, according to the recorded plat thereof, on file in the Rock County Recorder’s Office; thence S 00 degrees 00 minutes 02 seconds W, along the East line of said Lot 5, 661.33 feet to the South line of the N 1/2 of said NE 1/4 of the NW 1/4; thence N 89 degrees 21 minutes 39 seconds E, along said South line, 792.42 feet to the said line parallel with and distant 283.44 feet West of the East line of NE 1/4 of the NW 1/4; thence N 00 degrees 00 minutes 02 seconds E, along said parallel line, 658.06 feet to the point of beginning.

Together with easement for the purpose of maintaining a sign, dated October 9, 1991 and filed October 16, 1991, in Document No. 129894.

Exhibit D

Form of

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND

FIXTURE FILING

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IN MINNESOTA IS LIMITED TO A DEBT AMOUNT OF $30,000,00.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES, PLUS AMOUNTS THAT ARE EXEMPT FROM OR NOT SUBJECT TO MORTGAGE REGISTRY TAX OR WHICH ARE OBLIGATIONS OR INDEBTEDNESS UPON WHICH MORTGAGE REGISTRY TAX HAS BEEN PAID.

THIS INSTRUMENT DRAFTED BY

AND WHEN RECORDED, RETURN TO:

Brown Rudnick LLP

One Financial Center

Boston, Massachusetts 02111

Attn: Paul C. Laudano

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND

FIXTURE FILING

This Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated as of the 9 day of May, 2014, is made by Agri-Energy, LLC, a Minnesota limited liability company, having an address of 502 South Walnut Avenue, Luverne, MN 56156-2260 (“Mortgagor”) in favor of Whitebox Advisors LLC, a Delaware limited liability company, in its capacity as administrative agent for the benefit of the Secured Parties, having an address of 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416 (“Mortgagee”).

Section 1. Definitions. All initially capitalized terms used but not defined herein shall have the meaning ascribed to such term in Appendix I of the Loan Agreement. Each reference in this Mortgage to the following terms shall be deemed to have the following meaning:

Administrative Agent: The Mortgagee in its capacity as agent under the Loan Agreement and any successor agents pursuant to the Loan Agreement.

Credit Party: Gevo, Inc., a Delaware corporation, and each guarantor from time to time party to the Loan Agreement.

Event of Default: Any event of default listed in Section 8 hereof.

Impositions: Any and all taxes, assessments, water and sewer charges, and other charges of whatever nature which may at any time be assessed against, levied upon or constitute a lien on the whole or any part of the Mortgaged Property, or which otherwise might become a lien prior to this Mortgage or otherwise have priority in the distribution of the proceeds of a judicial sale, and any and all interest, costs or penalties with respect to any and all unpaid taxes, assessments or charges.

Improvements: Except for the Excluded Property, any and all buildings and improvements now or hereafter located on the Premises.

Lease: Except for the Excluded Property, the Existing Leases and each and every agreement providing for use or occupancy of all or any part of the Mortgaged Property, whether written or oral, whether now existing or hereafter arising, and any and all amendments, renewals and extensions thereof.

Lessee: Any tenant pursuant to a Lease.

Licenses and Contracts: Any and all franchises, licenses, approvals and permits, whether issued by a Governmental Authority or otherwise, and any and all contracts, warranties and agreements relating to construction on the Premises or any part thereof, or the use, management, operation or occupancy of the Premises and Improvements or any part thereof or any business conducted thereon (including, without limitation, any property management agreements or service contracts).

Lenders: The lenders from time to time party to the Loan Agreement.

Loan(s): The loan(s) made by the Lenders to the borrower pursuant to the Loan Agreement.

Loan Agreement: That certain Term Loan Agreement, dated of even date herewith, by and among Gevo, Inc., a Delaware corporation, as borrower, the other Credit Parties from time to time party thereto, the Lenders and Whitebox Advisors LLC, as Administrative Agent, evidencing the Loan and any and all amendments, restatements, supplements and modifications thereto.

Mortgage: This Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing and any and all amendments, restatements, supplements and modifications hereof.

Mortgaged Property: The term “Mortgaged Property” as defined in Section 2 hereof.

Other Liable Party: Each and every person, corporation or other entity (other than Mortgagor) now or hereafter liable, absolutely or contingently, for the whole or any part of the Obligations.

Permitted Encumbrances: The liens and encumbrances, if any, listed on Exhibit “B” attached hereto and incorporated herein by reference and any real estate taxes and assessments with respect to the Premises and Improvements to the extent that the same are not yet due and payable.

Permitted Use: (a) The production of agricultural crops, isobutanol, ethanol and their related byproducts iDG and DDG and any ancillary uses related to the foregoing and (b) the research, development and production of chemicals and fuels (including, without limitation, isobutanol, ethanol and their related byproducts iDG and DDG), specialty materials, agriculatural crops and animal feed, any business related to the foregoing and the license of intellectual property and technology for the operations of such business.

Personal Property: Except for the Excluded Property, any and all fixtures, machinery, equipment and other personal property of every kind, now or hereafter located in or upon or affixed to the Premises or Improvements, or any part thereof, or now or hereafter used or to be used in connection with any present or future operation of the Premises or Improvements, or any part thereof, and now owned or hereafter acquired by Mortgagor, or in which Mortgagor now or hereafter has an interest, including, without limitation, any and all (i) heating, lighting, incinerating, refrigerating, ventilating, air conditioning, air cooling, lifting, fire extinguishing, plumbing, cleaning, communications and power equipment and apparatus, (ii) gas, water and electrical equipment, (iii) elevators, escalators, switchboards, engines, motors, tanks, pumps, partitions, conduits, ducts and compressors, (iv) electrical and/or gas appliances, incinerators, carpeting, furniture and furnishings, draperies, storm windows and doors, and screens and awnings, and (v) Licenses and Contracts; and any and all renewals of, replacements, accessions or additions to, substitutions for and proceeds of any and all of the foregoing.

Premises: That certain parcel of land located at 502 South Walnut Ave, Luverne, Minnesota, and more particularly described in Exhibit “A” attached hereto and incorporated herein by reference.

Proceeds: Except for the Excluded Property, any and all proceeds payable or paid for or with respect to any or as a result of damage or loss to the Premises, Improvements and Personal Property, or any part thereof, including, without limitation, insurance proceeds, and all awards in connection with any condemnation or other taking of the Premises, Improvements and Personal Property, or any part thereof, or for conveyance in lieu thereof.

Property Insurance: The term “Property Insurance” as defined in Section 5.3.1 hereof.

Rents: Except for the Excluded Property, any and all rents and other payments of every kind due or payable and to become due or payable to Mortgagor by virtue of the Leases, or otherwise due or payable and to become due or payable to Mortgagor as the result of any use, possession or occupancy of all or any part of the Mortgaged Property.

Secured Parties: The Administrative Agent and each lender under the Loan Agreement.

Security Deposits: Except for the Excluded Property, all tenant security deposits, if any, held by or deposited with Mortgagor or Mortgagee in connection with any of the Leases, whether in the form of cash, letter of credit or otherwise.

Subordination Agreement: That certain Subordination Agreement dated as of the date of this Mortgage by and between the Administrative Agent and TriplePoint Capital LLC, recorded herewith.

UCC: means the Uniform Commercial Code as in effect from time to time in the state where the Premises are located.

Section 2. Granting Clause.

For consideration paid and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mortgagor hereby mortgages, warrants, grants, bargains, sells, conveys, transfers and assigns to Mortgagee, its successors and assigns, forever, WITH POWER OF SALE, and Mortgagor hereby grants to Mortgagee, its successors and assigns a security interest in, the following described real and personal property, in each instance:

(i) the Premises;

(ii) the Improvements;

(iii) the Personal Property;

(iv) any and all easements, rights of way, privileges, hereditaments and appurtenances now or hereafter belonging to or inuring to the benefit of the Premises and/or Improvements or any part thereof, all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining the Premises or any part thereof, and all right, title and interest of Mortgagor in and to any now or hereafter vacated streets or roads adjoining the Premises or any part thereof,

(v) any and all issues, benefits and profits of the Premises and/or Improvements;

(vi) the Leases, Rents and Security Deposits;

(vii) the Proceeds;

(viii) any and all records and books of account now or hereafter maintained by Mortgagor in connection with the operation of the Premises, Improvements and Personal Property or any part thereof; and

(ix) other than Excluded Property, all of Mortgagor’s right, title and interest in and to any name under which the Premises and/or Improvements may at any time be operated and any variation thereof and the goodwill of Mortgagor in connection therewith.

All of which Premises, Improvements, Personal Property and other property hereby granted, sold and conveyed, or intended so to be, are collectively referred to as the “Mortgaged Property.”

TO HAVE AND TO HOLD the Mortgaged Property unto and to the use of Mortgagee, its successors and assigns forever.

Section 3. Obligations Secured.

This conveyance is made to secure the Obligations of the Mortgagor pursuant to the Loan Documents.

Section 4. Representations and Warranties.

4.1. There are no party wall agreements or easements across or affecting the Mortgaged Property which have any Material Adverse Change upon the operation of the Mortgaged Property;

4.2. The Improvements are not located in a designated flood hazard area, as defined in the Flood Disaster Protection Act of 1973 (P.L. 93-234), as amended;

4.3. Neither the making of the Loans nor Mortgagee’s acceptance of the Loan Documents will subject Mortgagee to any claim for a brokerage commission, finder’s fee or like charge by virtue of any action of Mortgagor.

Section 5. Mortgagor’s Covenants. The Mortgagor covenants and agrees with Mortgagee as follows:

5.1. Title.

5.1.1 Mortgagor has (a) good and clear, record and marketable title in fee simple to the Premises and Improvements, subject only to the Permitted Encumbrances; and (b) good title to the Mortgaged Property, exclusive of the Premises and Improvements and subject only to the Permitted Liens.

5.1.2 On the date hereof, Mortgagor shall cause to be delivered to Mortgagee, an ALTA standard form of Mortgagee’s loan policy of title insurance with respect to the Premises, insuring the lien of this Mortgage as a good and valid first lien subject only to the Permitted Encumbrances, and containing such endorsements and affirmative coverage as have been requested by or on behalf of Mortgagee in writing prior to the recording hereof or as Mortgagee otherwise reasonably may require.

5.2. Intentionally Omitted.

5.3. Insurance.

5.3.1 Mortgagor shall keep the Improvements continuously insured against loss by fire and the risks covered under a so-called “extended coverage endorsement” (including coverage against loss or damage caused by terrorist acts), flood, explosion of boilers, heating apparatus and other pressure vessels, and such other hazards, casualties and contingencies as Mortgagee from time to time reasonably may require, in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements (the “Property Insurance”). The insurance policy evidencing such coverage: (a) shall be endorsed with an agreed amount endorsement, and (b) shall contain a deductible satisfactory to Mortgagee. The amount of such insurance coverage shall be reviewed not less than annually and increased whenever necessary so as to provide the required coverage.

5.3.2 Without limiting the provisions of Section 5.3.1 hereof, Mortgagor shall comply with the requirements of Section 5.2 of the Loan Agreement, with respect to maintenance of the Property Insurance.

5.3.3 If Mortgagee shall by any manner acquire title to the Mortgaged Property, it shall thereupon become the sole and absolute owner of all insurance policies held by or required hereunder to be delivered to Mortgagee, with the sole right to collect and retain all unearned premiums and dividends thereon, and Mortgagor shall only be entitled to a credit, in reduction of the then outstanding indebtedness secured hereby, in the amount of the short rate cancellation refund. Without limiting the generality of the foregoing, in the event of foreclosure of this Mortgage or any transfer of title to the Mortgaged Property to a third-party purchaser pursuant to the power(s) in this Mortgage granted Mortgagee, Mortgagee shall be and is hereby authorized and empowered, for and in the name or names and on behalf of Mortgagor and/or Mortgagee, and for the purposes hereinafter set forth, shall be and is hereby made, constituted and appointed the true and lawful attorney-in-fact of Mortgagor (with full power of substitution and revocation) in the name place and stead of Mortgagor, and in the sole and uncontrolled discretion of said attorney, to surrender up the policies of insurance covering the Mortgaged Property and any part thereof and to collect any amounts due thereunder or, at its option, to transfer all right, title and interest in and to said policies and the proceeds thereof to any purchaser of the Mortgaged Property or any part thereof without obligation to account therefor to any person claiming title to the Mortgaged Property; provided, however, that any amounts received by Mortgagee under said policies by way of refunds, dividends or otherwise, as aforesaid, shall be applied to the payment of the Obligations, and any surplus shall be paid over as a surplus on foreclosure. The foregoing appointment being coupled with an interest is irrevocable.

5.4. [Intentionally Omitted.]

5.5. [Intentionally Omitted.]

5.6. Alterations and Additions.

5.7. Compliance with Permitted Encumbrances and Restrictions.

5.7.1 Mortgagor shall comply with all Permitted Encumbrances and all restrictive covenants and other private restrictions, if any, applicable to the Mortgaged Property, except to the extent failure to comply would not reasonably be expected to result in a Material Adverse Change and would not reasonably be expected to result in a claim for reversion or forfeiture of title to any of the Premises or the Improvements.

5.8. Condemnation.

5.8.1 Forthwith upon the receipt by Mortgagor of notice of the institution of any proceeding or negotiations for the taking of the Mortgaged Property, or any material part thereof, in condemnation or by the exercise of the power of eminent domain, Mortgagor shall give notice thereof to Mortgagee. Mortgagee may appear in any such proceedings and participate in any such negotiations and may be represented by counsel. Mortgagor, notwithstanding that Mortgagee may not be a party to any such proceeding, will promptly give to Mortgagee copies of all notices, pleadings, judgments, determinations and other papers received by Mortgagor therein.

5.9. Alienation.

5.9.1 Except as may be permitted in the Loan Agreement and except for any Permitted Liens, (a) Mortgagor shall not, directly or indirectly, sell, convey, mortgage, pledge, hypothecate, encumber, lease, assign, grant any security interest in or otherwise transfer the Mortgaged Property or any part thereof or any interest therein or (b) directly or indirectly, permit any sale, conveyance, mortgage, pledge, hypothecation, encumbrance, assignment, exchange or other transfer of any legal, voting, equitable, or direct or indirect ownership interest in the Mortgagor, in each instance without the prior written consent of Mortgagee.

5.9.2 Without limiting the generality of the foregoing, Mortgagor will not create, join or consent to any private restrictive covenant or other restriction affecting the Mortgaged Property or any part thereof, without the prior written consent of Mortgagee.

5.10. Preservation of Easements, Licenses and Zoning

5.10.1 Except to the extent permitted by the Loan Agreement, Mortgagor, to the extent reasonably within its control, shall maintain, preserve and renew (a) any and all easements, rights of way, privileges and hereditaments now or hereafter belonging or inuring to the benefit of the Premises and/or Improvements or any part thereof, and (b) any and all Licenses and Contracts.

5.10.2 Without the prior consent of the Mortgagee, Mortgagor will not initiate, create, join in or consent to any change of zoning with respect to the Mortgaged Property or any part thereof.

5.11. Mortgagee’s Right to Pay or Perform Mortgagor’s Covenants.

If Mortgagor fails to pay, perform or observe any of Mortgagor’s covenants contained in this Mortgage, Mortgagee, at its option, may procure insurance, pay Impositions and any penalty and interest thereon, redeem the Mortgaged Property or any part thereof from any tax sale, procure receipts, pay for labor and materials, pay any claim, do maintenance or make repairs, retain and pay for management and/or security, pay any and all liens and encumbrances and/or otherwise disburse sums and/or take action as Mortgagee deems necessary or appropriate (a) to cause compliance with Mortgagor’s covenants under this Mortgage and/or (b) to protect Mortgagee’s interest and/or the Mortgaged Property or any part thereof, and all amounts advanced by Mortgagee for the payment thereof and all expenses so incurred by Mortgagee, unless otherwise agreed in writing, shall be paid by Mortgagor to Mortgagee on demand of Mortgagee, and until paid such amounts shall be added to the unpaid principal of the Obligations, shall bear interest at the Default Rate, and the payment thereof, together with such interest, shall be secured by the lien of this Mortgage and the other Security Instruments. The failure of Mortgagee to take any such action shall not render Mortgagee liable to Mortgagor or any third party.

Section 6. Assignment of Leases and Rents.

6.1. Mortgagor does hereby transfer, assign and deliver unto Mortgagee, grant to Mortgagee a security interest in, the Leases and the Rents and all right, title and interest of Mortgagor in and to any and all guarantees of any of the Leases; TO HAVE AND TO HOLD the Leases and the Rents and said guarantees, together with all the rights, privileges and appurtenances now or hereafter in any way belonging or pertaining thereto, unto Mortgagee, its successors and assigns, forever, subject, however, to the terms and conditions hereinafter provided in this Section 6.

6.2. Mortgagor hereby authorizes and empowers Mortgagee, with or without taking possession of the Premises, to collect the Rents as the same shall become due, and hereby irrevocably directs each and all of the Lessees and sublessees to pay to Mortgagee, upon demand by Mortgagee, the Rents as may now be due or payable and/or shall hereafter become due or payable; provided however, no such demand shall be made by Mortgagee unless and until there shall have occurred an Event of Default hereunder. Until such demand is made, Mortgagor shall have the license to collect or continue to collect the Rents; upon such demand such license shall cease.

6.2.1 Mortgagor’s right to collect or to continue to collect the Rents as aforesaid, shall not authorize collection by Mortgagor of any installment of rent or any other payment (exclusive of security deposits) more than one (1) month in advance of the respective dates prescribed in the Leases or otherwise for the payment thereof without the written consent of Mortgagee; and

6.2.2 No lessee, sublessee, tenants or other occupant of the Mortgaged Property making any payment to Mortgagee pursuant to this Section 6 shall be under any obligation to inquire into or determine the actual existence of any default claimed by Mortgagee.

6.3. Mortgagee shall be and hereby is authorized and empowered, for and in the name or names and on behalf of Mortgagor and/or Mortgagee, and for the purposes hereinafter set forth, shall be and hereby is made, constituted and appointed the true and lawful attorney-in-fact of Mortgagor (with full power of substitution and revocation) and in the name, place and stead of Mortgagor, and in the sole and uncontrolled discretion of said attorney, to cause the assignment to Mortgagee of any Lease which has not been so assigned after request therefor by Mortgagee. The foregoing appointment, being coupled with an interest, is irrevocable until the Obligations are paid and otherwise satisfied in full.

6.4. The provisions of this Section 6 and the powers granted to Mortgagee under Section 9 hereof shall in no respect operate to place upon Mortgagee any responsibility or obligation to take any action whatsoever with respect to the operation, control, care, management or repair of the Mortgaged Property and that any action taken or failure or refusal to act by Mortgagee shall be at Mortgagee’s election and without any liability on its part.

Section 7. Security Agreement.

7.1. This Mortgage also shall constitute a security agreement, financing statement, and fixture filing within the meaning of the UCC, and is to be filed or recorded in the office where a mortgage on the Premises would be filed or recorded.

7.2. Mortgagor warrants and covenants that:

7.2.1 Except for the security interest granted hereby and except for the Permitted Liens, Mortgagor is, or upon acquiring rights in any of the Mortgaged Property will be, the owner of the Mortgaged Property free from any other lien, security interest or encumbrance; and Mortgagor will defend the security interest of the Mortgagee in the Mortgaged Property against claims and demands of all persons at any time claiming the same or any interest therein; and

7.2.2 Except for the Permitted Liens, no financing statement covering any Mortgaged Property is on file in any public office, and at the request of Mortgagee and as applicable, Mortgagor will join with Mortgagee in executing one or more financing statements pursuant to the UCC in form satisfactory to Mortgagee and will pay the cost of filing or recording the same in all public offices wherever filing or recording is deemed by Mortgagee to be necessary or desirable.

7.3. Mortgagor hereby authorizes Mortgagee to file financing and continuation statements with respect to the Mortgage Property without the signature of Mortgagor whenever lawful.

7.4. The Personal Property will be kept at the Premises, and until installed will be suitably and safely stored thereon.

7.5. Mortgagor will not remove or permit to be removed from the subject property any of the Personal Property without the prior written consent of Mortgagee unless the same is immediately replaced with fixtures, chattels or articles of personal property, as the case may be, of a quality, value and utility equal or superior to those which they replace and which are unencumbered except for the Permitted Liens. All such replacements, renewals and additions shall become and be immediately subject to the security interest of this Mortgage and be covered thereby.

7.6. Mortgagor, from time to time, on request of Mortgagee, shall deliver to Mortgagee an inventory of the Personal Property in reasonable detail, including an itemization of all items leased to Mortgagor or subject to conditional bill of sale, security agreement or other title retention agreement.

Section 8. Events of Default.

The occurrence of any “Event of Default” under the Loan Agreement shall constitute an Event of Default hereunder.

Section 9. Remedies.

9.1. Statutory Provisions.

9.1.1 To ensure the maximum degree of flexibility of the Loan Documents under Minnesota law, the applicable provisions of Minnesota law shall take precedence over the provisions of this Mortgage, but Minnesota law shall not invalidate or render unenforceable any other provision of this Mortgage that can be fairly construed in a manner consistent with Minnesota law. Without in any way limiting any of the Mortgagee’s rights, remedies, powers and authorities provided in this Mortgage or otherwise, and in addition to all of such rights, remedies, powers and authorities, Mortgagee shall also have all rights, remedies, powers and authorities permitted to the holder of a mortgage under Minnesota law. If any provision of this Mortgage shall grant to Mortgagee any rights, remedies, powers or authorities upon an Event of Default that remains uncured which are more limited than what would be vested in Mortgagee under Minnesota lawin the absence of such provision, Mortgagee shall have such rights, remedies, powers and authorities that would be otherwise vested in it under Minessota law. Without limitation, all expenses (including attorneys’ fees and costs) incurred by Mortgagee to the extent reimbursable under Minnesota law, whether incurred before or after any judgment of foreclosure, shall be added to the Obligations and included in the judgment of foreclosure.

9.1.2 To the extent permitted by applicable law, Mortgagor releases and waives all rights under the homestead and exemption laws of the State of Minnesota. To the extent permitted by applicable law, Mortgagor waives any and all rights of redemption from sale under any order of foreclosure of this Mortgage, or other rights of redemption, which may run to Mortgagor.

9.2. Rights Upon Default.

Upon the occurrence of any Event of Default, Mortgagee, in addition to the remedies provided above, shall have each and every of the following rights and remedies, all of which rights and remedies shall be cumulative and not exclusive and in addition to any and all other rights and/or remedies granted to Mortgagee under this Mortgage or any of the other Loan Documents:

9.2.1 Mortgagee shall have the right forthwith, at its election, to accelerate the indebtedness secured hereby in accordance with the terms of the Loan Agreement and commence proceedings to foreclose this Mortgage and/or exercise any and all rights and remedies available to it at law or in equity.

9.2.2 Mortgagee shall have the right forthwith, at its election, and without further notice or demand (except as otherwise specifically provided in this Mortgage or the other Loan Documents) and without the commencement of any action to foreclose this Mortgage or exercise any power of sale Mortgagee may have under this Mortgage, to enter immediately upon and take possession of the Mortgaged Property, or any part thereof, without further consent or assignment by Mortgagor, and to do, execute and perform any act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Mortgaged Property and the leasing, management, or operation thereof as fully as Mortgagor might do, including, without limitation, the right to institute summary proceedings against any Lessee who shall fail to comply with the provisions of the applicable

Lease, with the right to lease the Mortgaged Property, or any part thereof, and to collect and receive all of the Rents, issues and profits, and all other amounts past due or to become due to Mortgagor by reason of its ownership of the Mortgaged Property and to apply the same, after the payment of all necessary charges and expenses in connection with the operation of the Mortgaged Property (including, without limitation, any managing agent’s commission, at the option of Mortgagee), on account of the Obligations. If Mortgagor or any other person claiming by, through or under it, (other than any Lessee whose tenancy Mortgagee has agreed not to disturb or whose tenancy Mortgagee, in its sole and uncontrolled discretion, is willing not to disturb) are occupying all or any part of the Mortgaged Property, it is hereby agreed that Mortgagor and such other persons shall either immediately surrender possession of the Mortgaged Property to Mortgagee and vacate the premises so occupied or pay a reasonable rental for the use thereof, monthly in advance, to Mortgagee.

9.2.3 Mortgagee shall have the right to seek the immediate appointment by any court of competent jurisdiction of a receiver for the Mortgaged Property and the business of Mortgagor in connection therewith and of the Rents and profits arising therefrom, which receiver shall be entitled to immediate possession of the entire Mortgaged Property, whether or not occupied by Mortgagor. Mortgagor does hereby irrevocably consent to such appointment. Mortgagee shall be entitled to the appointment of such a receiver as a matter of right without consideration of the value of the Mortgaged Property or other security for the Obligations or the solvency of any person or corporation liable for the payment thereof. If Mortgagor is then in possession of the Mortgaged Property or any part thereof, Mortgagor shall immediately, upon the appointment of such receiver, vacate the Mortgaged Property or such part thereof, as the case may be, or pay a reasonable rental for the use thereof during such receivership, the amount of such rental to be agreed upon between said receiver and Mortgagor or to be fixed by the court in which said receiver shall have been appointed; and the relationship between said receiver and Mortgagor shall be that of landlord and tenant.

9.3. Mortgagee’s Right to Release and Negotiate.

Without affecting the liability of Mortgagor or any Other Liable Party (except any person expressly released in writing), and without affecting any lien or other security not expressly released in writing, Mortgagee, at any time and from time to time, either before or after maturity of the Loan Agreement, irrespective of whether any Default then exists and without notice or consent, may do any one or more of the following:

(a) release any person liable for payment of or performance of any or all of the Obligations;

(b) make any agreement extending the time, or otherwise altering the terms of payment of the Obligations or any part thereof, or modifying or waiving any of the Obligations, or subordinating, modifying or otherwise dealing with the lien or liens securing payment of the Obligations;

(c) exercise or refrain from exercising or waive any right Mortgagee may have;

(d) accept additional security of any kind;

(e) release or otherwise deal with any property, real or personal, securing the Obligations or any part thereof, including all or any part of the Mortgaged Property; and

(f) in the event of any conveyance of Mortgagor’s interest in the Mortgaged Property to parties not appearing in this instrument, deal with such successor or successors in interest with reference to this Mortgage and the Obligations secured hereby, either by way of forbearance on the part of

Mortgagee or extension of the time of payment of the Loans and all other obligations under the Loan Documents or any other sum forming part of the Obligations, or otherwise, without in any way modifying or affecting the conveyance under this Mortgage or the original liability of Mortgagor for the Obligations, either in whole or in part. Nothing in this subsection, however, shall be deemed a consent by Mortgagee to the conveyance by Mortgagor of any interest in the Mortgaged Property.

9.4. Mortgagor to Surrender Possession.

In the event of any sale of the Mortgaged Property under the provisions hereof, Mortgagor shall forthwith surrender possession thereof to the purchaser. Upon failure to do so, Mortgagor shall thereupon be a tenant at sufferance of such purchaser, and upon its failure to surrender possession of the Mortgaged Property upon demand, such purchaser, his heirs, legal representatives, successors or assigns, shall be entitled to institute and maintain an appropriate action for possession of the Mortgaged Property.

9.5. UCC. Upon the occurrence of any Event of Default, Mortgagee shall have and may exercise all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing:

(a) Mortgagee, at its option, pursuant to the applicable provisions of Article 9 of the UCC, may proceed as to both the real and personal property covered by this Mortgage in accordance with its rights and remedies in respect of said real property, in which event (i) the other provisions of the UCC shall not apply to disposition of the Personal Property, Proceeds, Leases, Rents and/or Security Deposits , and (ii) the sale of the Personal Property, Proceeds, Leases, Rents and/or Security Deposits in conjunction with and as one parcel with said real estate shall be deemed to be a commercially reasonable manner of sale; or

(b) Mortgagee, at its option, may proceed as to the Personal Property, Proceeds, Leases, Rents and/or Security Deposits separately from said real property, in which event the requirement of reasonable notice shall be met by mailing notice of the sale, postage prepaid, to Mortgagor or any other person entitled thereto at least ten (10) days before the time of the sale or other disposition of any of the Personal Property, Proceeds, Leases, Rents and/or Security Deposits.

9.6. Waiver of Marshalling, Rights of Redemption, Homestead and Valuation.

(a) Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshalled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

(b) To the fullest extent permitted by law, Mortgagor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of homestead, exception, monitoring, reinstatements, forbearance, appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the Obligations, the debt evidenced thereby, or this Mortgage.

Section 10. Miscellaneous.

10.1. Notices. Any notice, demand, request, instruction, document, or other communication to be given under or in connection with this Mortgage shall be given in accordance with the provisions of the Loan Agreement.

10.2. Captions. The captions in this Mortgage are for convenience and reference only and do not define, limit or describe the scope of the provisions hereof.

10.3. Modifications. The provisions of this Mortgage may be modified or terminated only in a writing signed by Mortgagor and Mortgagee.

10.4. Non-Waiver. Mortgagee shall not be deemed to have waived or amended any of its rights or remedies under any of the Loan Documents unless such waiver or amendment be in writing and signed by it. No delay or omission on the part of Mortgagee in exercising any such right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or a waiver of the same right or remedy on any future occasion. Without limiting the generality of the foregoing, the acceptance by Mortgagee of any sum after the occurrence of any Event of Default shall not constitute a waiver of the right to require prompt performance of all of the covenants and conditions contained in the Loan Documents. The acceptance by Mortgagee of any sum less than the sum then due shall be deemed an acceptance on account only and shall not constitute a waiver of the obligation of Mortgagor to pay the entire sum then due, and Mortgagor’s failure to pay said entire sum due shall be and continue to be an Event of Default notwithstanding such acceptance of such lesser amount on account, and Mortgagee shall be entitled at all times thereafter to exercise all rights and remedies conferred upon it following an Event of Default, notwithstanding the acceptance by Mortgagee thereafter of future sums on account.

10.5. Cumulative Nature of Rights and Remedies. The rights and remedies provided Mortgagee in the Loan Documents and any of them, or otherwise available by law, shall be cumulative and may be exercised concurrently or successively. Any one or more of such rights or remedies may be exercised by Mortgagee, at its option, without regard to the adequacy of its security.

10.6. Limitation of Third-Party Rights. The Mortgagor and Mortgagee do not intend the benefits of any one or more of the Loan Documents to inure to, or otherwise exist for, the benefit of any third party who has a contractual relationship with Mortgagor, who is a creditor of Mortgagor with respect to the Mortgaged Property, or any part thereof, or who otherwise succeeds to Mortgagor’s interest or rights, and none of the Loan Documents shall be construed to make or render Mortgagee liable to any materialman, supplier, contractor, subcontractor, successor in title to the Mortgaged Property, or any part thereof, or any Lessee, or for debts or claims accruing to any such persons against Mortgagor. Notwithstanding anything contained in any of the Loan Documents, or any conduct or course of conduct by Mortgagor or Mortgagee or both, whether before or after signing this Mortgage, none of the Loan Documents shall be construed as creating any right, claim or cause of action against Mortgagee, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, successor in title to the Mortgaged Property, or any part thereof, or any Lessee or to any other person, corporation or other entity, other than Mortgagor.

10.7. Interpretation. Mortgagor acknowledges that Mortgagor, Mortgagee and their respective counsel have reviewed and revised the Loan Documents and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of the Loan Documents.

10.8. Assignability of Mortgagee’s Interest. Mortgagee may assign, negotiate, or pledge all or any portion of its rights under the Loan Agreement to the extent permitted by the Loan Agreement and, in case of such assignment, Mortgagor shall accord full recognition thereto.

10.9. Integration. The Loan Documents reflect the entire agreement between Mortgagor and Mortgagee. Except for governing law, including without limitation Section 10.12 of this Mortgage, to the extent there is a conflict between the provisions of this Mortgage and the provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall prevail.

10.10. Singular Includes Plural. Every word herein purporting to the neuter gender only shall extend to and include males and females and every word herein importing the singular number only shall be construed to extend to and include the plural number also.

10.11. Severability. In the event any term or provision of this Mortgage or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Mortgage or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be valid and enforceable to the fullest extent permitted by law.

10.12. Governing Law. This Mortgage and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York in the United States of America, without resort to that state’s conflict of laws rules, except that the creation, perfection and enforcement of the lien of this Mortgage shall be governed by the laws of the State of Minnesota.

10.13. Incorporation of Exhibits. All Exhibits referred to in this Mortgage are by such references fully incorporated herein.

10.14. Successors and Assigns Bound. This Mortgage shall inure to the benefit of and be binding on the successors and assigns of Mortgagee and the heirs, legal representatives, successors and assigns of Mortgagor; provided, however, the foregoing shall not be deemed to allow any assignment by Mortgagor in violation of the terms hereof.

10.15. Waiver of Right to Trial by Jury. MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS MORTGAGE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS MORTGAGE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT EITHER MORTGAGOR OR MORTGAGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

10.16. Release. Upon full payment and performance of the Obligations (other than contingent indemnification Obligations) and termination of the Commitments, Mortgagee shall release this Mortgage. Mortgagor shall pay Mortgagee’s actual reasonable costs incurred in releasing this Mortgage.

Section 11. Minnesota Law Provisions

11.1. Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Section 11 and the other provisions of this Mortgage and other Loan Documents, or to the extent, and only to the extent, any of the provisions in this Section 11 conflict with, or are ambiguous when read together with, any of the provisions of this Mortgage, the provisions of this Section 11 shall govern. The provisions of this Section 11 are intended to supplement and not replace or limit the remedies and other terms and provisions contained in the Mortgage and other Loan Documents except to the event necessary to comply with Minnesota law.

11.2. Mortgage Registry Tax. Mortgagor agrees to pay, or to promptly reimburse Mortgagee for the payment of, the amount of the mortgage registry tax payable with respect to and upon the recording of this Mortgage in accordance with Minnesota Statutes Section 287.03.

11.3. Fixture Financing Statement. This Mortgage shall be deemed to be a fixture financing statement within the meaning of the UCC and for such purpose, the following information is given:

Name and address of Debtor:	Agri-Energy, LLC 502 South Walnut Avenue Luverne, MN 56156-2260
Type of organization:	Limited liability company

Jurisdiction of organization:	Minnesota

Organizational ID No.	5711-LLC

Name and address of Secured Party	Whitebox Advisors LLC

Description of the types (or items) of property covered by this Financing Statement:	The property and collateral described in Section 2 which is subject to the UCC

Description of real estate to which the collateral is attached or upon which it is or will be located:	Those certain tracts of land, described on Exhibit A

Record owner of real estate to which the collateral is attached or upon which it is or will be located	Agri-Energy, LLC

Some of the above-described collateral is or is to become fixtures upon the above described real estate and this Mortgage is to be filed for record in the public real estate records of the county or counties in which the fixtures are, or are to be, located.

11.4. Remedies of Mortgagee; Mortgage Foreclosure. Mortgagor does hereby grant and confer upon Mortgagee the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Minnesota Statutes Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement including, but not limited to, a grant to Mortgagee of the power of sale; and the power of sale granted Mortgagee in this

Mortgage shall include, without limitation, the power of sale required to permit, at Mortgagee’s option, lawful foreclosure of this Mortgage by advertisement in accordance with the statutes then made and provided. Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured, Mortgagee may, at its option, exercise any or all of the following rights and remedies:

11.4.1 Foreclose this Mortgage by judicial action or advertisement, and Mortgagor hereby authorizes Mortgagee to do so, power being herein expressly granted to sell any or all of the Mortgaged Property at public auction and to convey the same to the purchaser, in fee simple, pursuant to the statutes of Minnesota, or

11.4.2 proceed under the UCC and exercising such rights and remedies as may be provided to a secured party by the UCC with respect to all or any portion of the Mortgaged Property which are fixtures or personal property.

In the event of a sale under this Mortgage, whether by virtue of judicial proceedings or advertisement or otherwise, the Mortgaged Property may, at the option of Mortgagee, be sold as an entirety or in such other manner and order as Mortgagee in its sole discretion may elect.

11.5. Assignment of Rents and Leases; Receiver. The Mortgage constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 Subd. 2 and 576.25 Subd. 5, and is intended to comply fully with the provisions thereof, and to afford Mortgagee, the rights and remedies of a secured lender under those statutes. The receiver shall have all the rights, powers and remedies as provided under any applicable statute or law, including without limitation the powers of a limited receiver as set forth in Minnesota Statutes Sections 576.25, subd. 5 and 576.29. The exercise by Mortgagee of the statutory remedies referenced in this paragraph shall not constitute Mortgagee a “lender-in-possession” under Minnesota law. Notwithstanding anything apparently to the contrary in the Loan Documents, all Rents collected by Mortgagee or any receiver of the Mortgaged Property subsequent to the occurrence of an Event of Default will be held and applied in the following order:

11.5.1 First, as provided in Minnesota Statutes § 576.25, Subd. 5.

11.5.2 Thereafter, prior to any non-judicial foreclosure sale of the Mortgaged Property, or prior to the entry of a decree of foreclosure in an action to foreclose this Mortgage, to Mortgagee for the payment of the Obligations, but no such payment made after the acceleration of all or any of the Obligations will affect such acceleration unless such payment is sufficient to reinstate this Mortgage under Minnesota Statutes §580.30.

11.5.3 Thereafter as follows:

(i) If the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency remaining after application of the net sale proceeds to repay the Obligations, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property.

(ii) If the purchaser at the foreclosure sale is Mortgagee, to Mortgagee to the extent of any deficiency remaining after application of the net sale proceeds to repay the Indebtedness and the balance to be retained by Mortgagee as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Mortgagee, whether or not such deficiency exists.

11.5.4 The rights and powers of Mortgagee and receivers under this Mortgage and the application of Rents under this paragraph shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

11.5.5 If Mortgagee makes any advances to a receiver, or otherwise for the benefit of the Mortgaged Property, such advances shall become indebtedness secured by this Mortgage.

11.6. Maturity. The original maturity date for the indebtedness evidenced by the Loan Agreement secured by this Mortgage is March 15, 2017.

11.7. Non-Agricultural Use. Mortgagor represents and warrants that as of the date of this Instrument, other than as set forth on Exhibit C (or as the Mortgaged Property is used under the terms of the leases identified on Exhibit C), the Mortgaged Property is not an “agricultural use” as defined in Minnesota Statutes § 40A.02, Subd. 3 and is not used for agricultural purposes. [Discussing with Local counsel]

11.8. Future Advances.

(a) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known. The acceptance of this Mortgage by Mortgagee, however, constitutes an acknowledgment that Mortgagee is aware of the provisions of Minn. Stat. §287.05, Subd. 5, and intends to comply with the requirements contained therein.

(b) The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding any amounts constituting an “indeterminate amount” under Minn. Stat. § 287.05, Subd. 5, and excluding advances made by the Mortgagee in protection of the Mortgaged Property or the lien of this Mortgage, shall be Thirty Million and 00/100 Dollars ($30,000,000.00).

(c) The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage. Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to Mortgagor.

Section 12. Subordination Agreement

Notwithstanding anything herein to the contrary, the security interest, mortgage, assignment, and lien granted pursuant to this Mortgage and the exercise of any right or remedy hereunder are subject to the provisions of the Subordination Agreement. Except for governing law, including without limitation Section 10.12 of this Mortgage, in the event of any conflict between the terms of this Mortgage and the Subordination Agreement, the terms of the Subordination Agreement shall govern and control at any time the Subordination Agreement is in effect.

[Remainder of page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed, under seal, by its proper officer, hereunto duly authorized, as of the date first above written.

Agri-Energy, LLC

By:
Name:
Title:

STATE OF

, ss	, 2014

On this             day of             , 2014, before me, the undersigned notary public, personally appeared             , proved to me through satisfactory evidence of identification, which was             , to be the person whose name is signed on the preceding or attached document, as             of Agri-Energy, LLC a Minnesota limited liability company, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
Print Name:
My Commission Expires:

[Signature page to Mortgage, Assignment of Leases and Rents,

Security Agreement, and Fixture Filing]

Exhibit A

Legal Description

That part of the SW 1/4 of Section 10, Township 102 North, Range 45 West, City of Luverne, Rock County, Minnesota, described as follows:

Beginning at the South quarter corner of said Section 10; thence N 00 degrees 49 minutes 04 seconds E, assumed bearing, along the East line of said SW 1/4, 1506.67 feet to the South line of the Rail Road; thence S 63 degrees 42 minutes 09 seconds W, along said South line, 1771.37 feet to the Northwest corner of Lot 6 of SPECIAL INDUSTRY FIRST ADDITION, according to the recorded plat thereof, on file in the Rock County Recorder’s Office; thence Southwesterly, along the East line of said Lot 6, 498.74 feet, being a non-tangential curve concave to the Southeast, having a central angle of 52 degrees 55 minutes 03 seconds, a radius of 540.00 and a chord of 481.20 which bears S 26 degrees 36 minutes 45 seconds W; thence S 00 degrees 09 minutes 14 seconds W, along said East line. 304.05 feet to the South line of said SW 1/4; thence N 89 degrees 35 minutes 50 seconds E, along said South line, 1782.95 feet to the point of beginning.

AND

That part of the NE 1/4 of NW 1/4 of Section 15, Township 102 North, Range 45 West, City of Luverne, Rock County, Minnesota, described as follows:

Beginning at the North quarter corner of said Section 15; thence S 89 degrees 35 minutes 50 seconds W, assumed bearing, along the North line of said NE 1/4 of the NW 1/4, 283.45 feet to a line parallel with and distant 283.44 feet West of the East line of said NE 1/4 of the NW 1/4 and being the point of beginning of the land to be described; thence continue S 89 degrees 35 minutes 50 seconds W, along said North line of the NE 1/4 of the NW 1/4, 792.39 feet to the Northeast corner of Lot 5 of SPECIAL INDUSTRY FIRST ADDITION, according to the recorded plat thereof, on file in the Rock County Recorder’s Office; thence S 00 degrees 00 minutes 02 seconds W, along the East line of said Lot 5, 661.33 feet to the South line of the N 1/2 of said NE 1/4 of the NW 1/4; thence N 89 degrees 21 minutes 39 seconds E, along said South line, 792.42 feet to the said line parallel with and distant 283.44 feet West of the East line of NE 1/4 of the NW 1/4; thence N 00 degrees 00 minutes 02 seconds E, along said parallel line, 658.06 feet to the point of beginning.

Together with easement for the purpose of maintaining a sign, dated October 9, 1991 and filed October 16, 1991, in Document No. 129894.

Exhibit A

Exhibit B

Permitted Encumbrances

1. Those exceptions from coverage set forth on Schedule B – Part I of the Loan Policy of Title Insurance issued by Fidelity National Title Insurance Company to Mortgagee in connection with closing the Loans secured by this Mortgage and dated as of the date of recording this Mortgage.

2. Any and all renewals, extensions, or replacements of the unrecorded farm leases burdening the property as of the Closing Date, which will be on substantially similar terms and conditions as the existing unrecorded farm leases.

Exhibit B

EXHIBIT C

Agricultural Use

1.	Farm Lease dated April 24, 2014, by and between Agri-Energy, LLC, as lessor, and Loren Fick, as lessee, whereby Agri-Energy, LLC leases to Loren Fick sixteen acres of ground for growing crops at the location described as part of the Southwest Quarter (SW 1⁄4) of Section Ten (10) in Township One Hundred Two (102) North, of Range Forty-five (45) West of the 5th P.M., lying south of the right of way of the Minnesota Southern Railroad, f/k/a Chicago, Northwestern Railroad, except for two tracts mentioned therein, which may be extended, amended, restated, supplemented or otherwise modified from time to time.

2.	Farm Lease dated April 24, 2014, by and between Agri-Energy, LLC, as lessor, and Loren Fick, as lessee, whereby Agri-Energy, LLC leases to Loren Fick twelve acres of ground for growing crops at the location described as that part of the North Half of the Northeast Quarter of the Northwest Quarter (N1/2-NE1/4-NW1/4) of Section Fifteen (15), Township 102 North, Range 45 West of the 5th P.M., Rock County, Minnesota, which may be extended, amended, restated, supplemented or otherwise modified from time to time.

Exhibit C

Exhibit E

[Form of]

TERM NOTE

$	[New York, New York] [Date]

FOR VALUE RECEIVED, the undersigned, GEVO, INC., a Delaware corporation (the “Borrower”), hereby promises to pay [            ] (or its registered assigns) (the “Lender”) on the Maturity Date (as defined in the Loan Agreement referred to below) in accordance with the provisions of the Loan Agreement (as hereinafter defined), the outstanding principal amount of each Loan from time to time made by the Lender to the Borrower in lawful money of the United States and in immediately available funds. The Borrower further agrees to pay interest in like money at such office specified in Section 2.11 of the Loan Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.6 of such Loan Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date and amount of the Loan of the Lender outstanding under the Loan Agreement and the date and amount of each payment or prepayment of principal hereof, and such recordation shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

This Note is one of the Notes referred to in the Term Loan Agreement, dated as of May 9, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Guarantors named therein, the lenders party thereto from time to time (the “Lenders”), and WHITEBOX ADVISORS LLC, as administrative agent for the Lenders, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires. This Note may be prepaid in whole or in part subject to the terms and conditions provided in the Loan Agreement.

This Note is secured and guaranteed as provided in the Loan Agreement and the Security Instruments. Reference is hereby made to the Loan Agreement and the Security Instruments for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided pursuant to the terms of the Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby, to the fullest extent permitted by applicable law, waive presentment, demand, protest and all other notices of any kind.

Exhibit E - 1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT, INCLUDING BUT NOT LIMITED TO COMPLIANCE WITH SECTIONS 10.6(b)(i)(F) AND (G) THEREOF. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.

THIS NOTE SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION, AND JURY TRIAL WAIVER SET FORTH IN SECTIONS 10.12 AND 10.14 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature Page Follows]

Exhibit E - 2

GEVO, INC., as Borrower

By:
Name:
Title:

Exhibit E - 3

Schedule 1

To Exhibit E - Note

SCHEDULE OF OUTSTANDING PRINCIPAL AMOUNT

Date	Amount of Advance	Amount of Capitalization of Interest	Amount of Payment	Aggregate Principal Amount

Exhibit E - 4

Exhibit G

[Form of]

BORROWING REQUEST

Whitebox Advisors LLC

as Administrative Agent for

the Lenders referred to below,

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Attention: Jake Mercer

Facsimile: 612.253.6149

VIA HAND DELIVERY OR TELECOPIER

Re: GEVO, INC.

May [            ], 2014

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of May 9, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among GEVO, INC., a Delaware corporation (the “Borrower”), the Guarantors named therein, the Lenders (such term and each other capitalized term used but not defined herein having the meaning given to it in Section 1.1 of the Loan Agreement), and WHITEBOX ADVISORS LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”). Borrower hereby gives you notice pursuant to Section 2.1 of the Loan Agreement that it requests a borrowing under the Loan Agreement, and in that connection sets forth below the terms on which such borrowing is requested to be made:

(A) the aggregate amount of such Borrowing is [$25,906,736] [the Amount of the Second Advance];

(B) the date of such Borrowing (which shall be a Business Day) requested is [            ];1

(C) the location and number of Borrower’s account to which funds are to be disbursed is [            ]; and

(D) The conditions set forth in [Sections 3.1 and 3.2] [Section 3.2] have been satisfied, as of the date of the notice.

[Signature Page Follows]

[1]	This notice must be given two (2) Business Days before the date of the proposed Borrowing or three (3) Business Days before the date of the proposed Borrowing if the Borrowing Request is received after 1:00 p.m. New York City time, by Administrative Agent).

Exhibit G - 1

GEVO, INC., as Borrower

By:
Name:
Title:

Exhibit G - 2

Exhibit H

[Form of]

NON BANK CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of May 9, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among GEVO, INC., a Delaware corporation (the “Borrower”), the Guarantors named therein, the Lenders (such term and each other capitalized term used but not defined herein having the meaning given to it in Section 1.1 of the Credit Agreement), and WHITEBOX ADVISORS LLC as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
[ADDRESS]

Dated:                     , 20

Exhibit H-1

[Form of]

NON BANK CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of May 9, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among GEVO, INC., a Delaware corporation (the “Borrower”), the Guarantors named therein, the Lenders (such term and each other capitalized term used but not defined herein having the meaning given to it in Section 1.1 of the Credit Agreement), and WHITEBOX ADVISORS LLC as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

Pursuant to the provisions of 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the Loan(s) (as well as any Note(s) evidencing such Loan(s)), neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
[ADDRESS]

Dated:                     , 20

Exhibit I

Form of Pledge and Security Agreement

PLEDGE AND SECURITY AGREEMENT

made by

GEVO, INC.

and

CERTAIN OF ITS SUBSIDIARIES

in favor of

WHITEBOX ADVISORS LLC,

as Administrative Agent

Dated as of May 9, 2014

i

6.5 Application of Proceeds	26
6.6 Code and Other Remedies	26
6.7 Sale of Equity Interests	28
6.8 Grantor’s Obligations Upon Default	28
6.9 Grant of Intellectual Property License	29
6.10 Subordination	30
6.11 Deficiency	30

SECTION 7. THE ADMINISTRATIVE AGENT	30

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc	30
7.2 Duty of Administrative Agent	32
7.3 Execution of Financing Statements and Other Documents	33
7.4 Secured Party Performance of Debtor Obligations	34
7.5 Specific Performance of Certain Covenants	34
7.6 Authority of Administrative Agent	34
7.7 Protections of Administrative Agent	34

SECTION 8. MISCELLANEOUS	35

8.1 Amendments in Writing	35
8.2 Notices	35
8.3 Waivers	36
8.4 No Waiver by Course of Conduct; Cumulative Remedies	36
8.5 Enforcement Expenses; Indemnification	36
8.6 Successors and Assigns	37
8.7 Counterparts	37
8.8 Severability	37
8.9 Section Headings	37
8.10 Integration	37
8.11 Reinstatement	37
8.12 GOVERNING LAW	38
8.13 Submission To Jurisdiction; Waivers	38
8.14 Acknowledgements	38
8.15 WAIVER OF JURY TRIAL	39
8.16 Additional Grantors	39
8.17 Releases	39
8.18 Intercreditor Agreement; Subordination Agreement	39

ii

SCHEDULES

Schedule 1	Investment Property
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 3.5	Farm Products
Schedule 3.6	Pledge Notes
Schedule 4	Inventory and Equipment Locations
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims
Schedule 7	Deposit Accounts
Schedule 8	Letter-of-Credit Rights; Chattel Paper

ANNEXES

Annex 1	Assumption Agreement

EXHIBITS

Exhibit A	Form of Copyright Security Agreement
Exhibit B	Form of Patent Security Agreement
Exhibit C	Form of Trademark Security Agreement

iii

PLEDGE AND SECURITY AGREEMENT, dated as of May 9, 2014, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Whitebox Advisors LLC, as administrative agent (in such capacity the “Administrative Agent”) for the Secured Parties referred to below.

WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Gevo, Inc. (the “Company”), its Domestic Subsidiaries, as Guarantors, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make the Loans to the Company subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the Loans under the Loan Agreement;

WHEREAS, this Agreement is given by each Grantor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined); and

WHEREAS, it is a condition precedent to the entry into the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York from time to time are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claim, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Security, Security Certificate and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Account Debtor”: any obligor with respect to an Account.

1

“Agreement”: this Pledge and Security Agreement, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, in accordance with the terms of the Loan Agreement.

“Collateral”: as defined in Section 2 hereof.

“Collateral Account”: as defined in Section 5.1 hereof.

“Control”: has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright Licenses”: all agreements, whether written or oral, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5 hereto), granting any express right under any Copyright, including, without limitation (a) the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, (b) all rights to income, royalties, Proceeds, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof (but excluding (i) licenses entered into with employees, agents, and contractors in the ordinary course of business, (ii) licenses to Credit Parties in regards to commercially available or open source software, and (iii) non-disclosure or confidentiality agreements).

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5 hereto), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Security Agreement”: shall mean a Copyright Security Agreement substantially in the form of Exhibit A.

“Deposit Account”: as defined in the UCC and, in any event, including without limitation, any demand, time, savings, passbook or like account maintained with a depository institution. All funds in each Deposit Account (other than Deposit Accounts constituting the Excluded Deposit/Security Accounts) shall be presumed to be Collateral and Proceeds of Collateral, and the Administrative Agent and the other Secured Parties shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Deposit Account Control Agreement”: an agreement, in form reasonably satisfactory to the Administrative Agent, among any Grantor, a depository institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such depository institution which agreement shall grant the Administrative Agent Control of such deposit account.

2

“Due Date”: as defined in Section 4.5(d) hereof.

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, limited liability company interests, and membership interests, whether outstanding on, or issued after, the Closing Date, and any and all warrants, rights or options to purchase or other arrangement or rights to acquire any of the foregoing but excluding the Convertible Notes and the other debt securities convertible or exchangeable into such equity.

“Excluded Deposit/Security Accounts”: as defined in Section 5.1 hereof.

“Excluded Foreign Intellectual Property”: has the meaning set forth in Section 4.7(j).

“Excluded Property”: as defined in Section 2 hereof.

“Foreign Equity Interests”: means Equity Interests of an Issuer who is organized in a Foreign Jurisdiction and owned by a Grantor (other than any Excluded Property).

“Foreign Equity Interests Perfection Requirements”: as defined in Section 4.5(d) hereof.

“Foreign Intellectual Property” shall mean any Intellectual Property (whether now owned or existing or hereafter acquired, created, developed or arising) consisting of foreign, international, or multi-national issued/registered Patents, registered Trademarks, registered Copyrights, or any applications for the foregoing, and all unregistered and unapplied for Intellectual Property arising under or protected by the laws of any Foreign Jurisdiction.

“Foreign IP Perfection Filings”: as defined in Section 4.7(j) hereof.

“Foreign Jurisdiction”: means any jurisdiction outside the United States.

“Individual Equity Interest Jurisdiction Cap”: as defined in Section 4.5(d) hereof.

“Individual Jurisdiction Cap”: as defined in Section 4.7(j) hereof.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the laws of the United States (or of any state or political subdivision thereof), multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses (but expressly excluding any Copyright Licenses naming Grantor as Licensor), the Patents , the Patent Licenses (but expressly excluding any Patent Licenses naming Grantor as Licensor), the Trademarks and the Trademark Licenses (but expressly excluding any Trademark Licenses naming Grantor as Licensor), trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

3

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries that is a Grantor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York Uniform Commercial Code and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers”: the collective reference to each Wholly-Owned Issuer and each Non Wholly-Owned Issuer.

“Loan Agreement”: shall have the meaning assigned to such term in the first Recital hereof.

“Measurement Period”: as defined in Section 4.5(d) hereof.

“New York Uniform Commercial Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“NonWholly-Owned Issuer”: an Issuer, not all of the Equity Interests of which, are owned by a Grantor. As of the Closing Date, NonWholly-Owned Issuer shall mean all of the issuers of the Pledged Equity listed on Schedule 1(d) under clause (i), as such Schedule may be supplemented from time to time to add after acquired Pledged Equity issued by NonWholly-Owned Issuers to Schedule 1(d) under (ii).

“Non Wholly-Owned Pledged Equity”: the Equity Interests listed on Schedule 1(d) hereto issued by Non Wholly Owned Issuer as of the Closing Date and to the extent that such Equity Interest does not constitute Excluded Property, together with any other shares, interests, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests issued by Non Wholly Owned Issuer to, or held by, any Grantor after the Closing Date.

“Other Foreign Assets” means Property of the Credit Parties located outside of the United States but expressly excluding (i) the Equity Interests of a Foreign Subsidiary owned by a Grantor subject to clause (b) of definition of Excluded Property, (ii) Property of the Credit Parties located outside of the United States so long as such Property is in transit to Credit Parties’ customer(s) located outside of the United States, and (iii) Foreign Intellectual Property.

“Overall Cap”: has the meaning set forth in Section 4.7(j).

“Overall Equity Interest Cap”: has the meaning set forth in Section 4.5(d).

4

“Patent License”: (a) all agreements, whether written or oral, providing for the express grant under a Patent by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by such Patent, including, without limitation, any of the foregoing referred to in Schedule 5 hereto, (b) all income, royalties, Proceeds, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof (but excluding (i) licenses entered into with employees, agents, and contractors in the ordinary course of business, and (ii) licenses to Credit Parties regarding commercially available or open source software).

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5 hereto, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5 hereto, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent Security Agreement”: a Patent Security Agreement substantially in the form of Exhibit B.

“Pledged Equity”: collectively, the Wholly-Owned Pledged Equity and the Non Wholly-Owned Pledged Equity; provided that Pledged Equity shall not include any Excluded Property.

“Pledged Notes”: all promissory notes listed on Schedule 1 hereto, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor; provided that Pledged Notes shall not include any Excluded Property.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York Uniform Commercial Code and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any Account, Chattel Paper, Document, Instrument, General Intangible or Investment Property or other right to payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations”: “Secured Obligations” shall have the same definition attributed to “Obligations” in the Loan Agreement (which includes, for the avoidance of doubt, the “Guaranteed Obligations” (as defined in the Loan Agreement)).

“Secured Parties”: collectively, the Administrative Agent and each Lender.

5

“Securities Account Control Agreement”: an agreement, in form reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary, broker or other institution holding such Grantor’s Securities Account(s), and the Administrative Agent which agreement shall grant to the Administrative Agent Control of such Securities Account(s).

“Securities Act”: the Securities Act of 1933, as amended.

“Subject Foreign Issuer”: has the meaning set forth in Section 4.5(d).

“Subject Jurisdiction”: has the meaning set forth in Section 4.5(d).

“Trademark License”: (a) any agreement, whether written or oral, providing for the grant by or to any Grantor of any express right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5 hereto, (b) all income, royalties, Proceeds, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof (but excluding marketing, reseller, off-take, and like agreements entered into in the ordinary course of business).

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5 hereto, and (ii) the right to obtain all renewals thereof provided, however, that Trademarks shall not include intent-to-use trademark applications constituting Excluded Property as provided in Section 2.

“Trademark Security Agreement”: a Trademark Security Agreement substantially in the form of Exhibit C.

“UCC” or “Uniform Commercial Code” : the Uniform Commercial Code, as in effect from time to time, of the State of New York; provided, however, that in the event if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

6

“Wholly Owned Issuer”: an Issuer, all of the Equity Interests of which, are owned by a Grantor. As of the Closing Date, Wholly-Owned Issuer shall mean all of the issuers of the Pledged Equity listed on Schedule 1(a) under clause (i), which Schedule shall be supplemented from time to time to add after acquired Pledged Equity issued by Wholly-Owned Issuers on Schedule 1(a) under clause (ii).

“Wholly-Owned Pledged Equity”: the Equity Interests listed on Schedule 1(a) hereto issued by Wholly Owned Issuer as of the Closing Date, together with any other shares, interests, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Wholly Owned Issuer that may be issued or granted to, or held by, any Grantor after the Closing Date.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby unconditionally grants and pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all of the following property, in each case, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims listed on Schedule 6 hereto as supplemented from time to time pursuant to Section 4.9 hereof and/or otherwise disclosed to Administrative Agent pursuant to Section 4.9 hereof;

(d) all Deposit Accounts (including all cash and other items deposited therein or credited thereto);

(e) all Documents;

7

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods;

(j) all Instruments;

(k) all Intellectual Property;

(l) all Inventory;

(m) all Investment Property, including all Pledged Equity;

(n) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(o) all cash or cash equivalents;

(p) Reserved;

(q) all other personal property and assets and real property of each Grantor, whether tangible or intangible, not otherwise described above;

(r) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto pertaining to the Collateral; and

(s) to the extent not otherwise included, all accessions to, substitutions for and replacements, Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, notwithstanding anything contained in this Agreement (including this Section 2) to the contrary, the term “Collateral” shall not include (and this Agreement shall not constitute a grant of a security interest in) (a) any Property, including any rights or interest in any contract, lease, permit, license or license agreement covering any Property of any Grantor, or General Intangible, in each case, solely to the extent that such grant of a security interest (i) is prohibited by any Legal Requirement of a Governmental Authority, (ii) requires a consent not obtained of any Governmental Authority pursuant to such Legal Requirement or (iii) is prohibited by, or constitutes a breach or default under, or results in the termination of or requires any consent not obtained under, any contract, lease, permit, license, license agreement, other agreement, instrument or other document, or applicable law with respect thereto, evidencing, governing, or giving rise to such property or, in the case of any Investment Property (other than Wholly-Owned Pledged Equity) or Pledged Note, any joint venture agreement, governing documents, applicable shareholder or similar agreement or other contractual agreement relating to such Investment Property, except to the extent that such Legal Requirement or the term in such contract, license, agreement, instrument or other document, joint venture agreements,

8

governing documents, or other contractual agreement relating to such Investment Property, or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under any Legal Requirement, (b) more than 65% of the voting Equity Interests of any Subsidiary that is an Excluded Subsidiary constituting a first tier controlled foreign corporation directly owned by any Grantor, (c) Excluded Deposit/Security Accounts, (d) Other Foreign Assets of Grantors located outside of the United States for which (i) the Grantors are not required to take the Other Foreign Asset Perfection Requirements or (ii) the Administrative Agent has elected not to require or has not yet required such Other Foreign Asset Perfection Requirements to be taken , (e) Equity Interests of Person acquired or created after the Closing Date solely to the extent the pledge thereof would be prohibited or limited by any applicable law (to which such Person is subject) existing on the date such Equity Interests are acquired by any Grantor or the date the issuer of such Equity Interests is created, (f) Equity Interests of a Person solely to the extent that a Grantor owns less than all of the Equity Interests of such Person and the pledge of such Equity Interests would violate a contractual obligation to any other owner of such Person that is binding on any Grantor, provided that all of the Equity Interest of the Grantor that owns Equity Interests in such Person are pledged hereunder to the extent required under Section 6.22(a)(v) of the Loan Agreement, (g) any Equipment or other capital assets owned by any Grantor that is subject to a Lien securing (A) Debt incurred for the purpose of financing all or any part of the acquisition cost of such Equipment, or (B) any capitalized lease obligation, in each case, solely to the extent that the agreements governing such Debt or capitalized lease obligation restrict the grant of a security interest on such Equipment or capital assets that are financed by such Debt or capitalized lease obligation, (h) Property that is the subject of a deposit or pledge constituting a Permitted Lien pursuant to clauses (f), (j), (o), (q), (r), (s), (u), (x), (y), (bb), (gg) and (hh) of Section 6.1 of the Loan Agreement (other than the Obligations) solely to the extent that the grant of a security interest or lien in such Property is prohibited under the terms of the contract governing such Permitted Lien, (i) any assets solely to the extent such assets are subject to a Lien permitted by clause (g) of Section 6.1, or to any extension or renewal of any such Lien that is permitted by the Loan Agreement, but only to the extent that (and for so long as) the documentation relating to such Lien or the obligations secured thereby prohibits such assets from being Collateral, (j) any Property as to which the Borrower and the Requisite Lenders agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the value to the Secured Parties of the security to be afforded thereby, (k) any assets of any Excluded Subsidiary, (l) Property of the Credit Parties located outside of the United States so long as such Property is in transit to Credit Parties’ customer(s) located outside of the United States, (m) all leasehold interests in Real Property (other than (x) such interests that are already subject to the Mortgage entered into on the Closing Date and (y) such interests acquired after the Closing Date and required to be pledged (or otherwise encumbered with a mortgage) pursuant to the terms of the Loan Agreement) and (n) any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law; provided that, (i) with respect to any Property that constitutes Excluded Property solely by operation of clause (a) of this sentence, the Collateral shall include (and such

9

security interest shall automatically attach to such Property immediately at such time as (x) such prohibition, breach, default, termination (or right of termination) would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law and (y) any such Property shall cease to constitute Excluded Property at such time as the condition causing such prohibition, breach, default, termination (or right of termination) no longer exists and to the extent severable, the security interest therein shall attach immediately to any portion of Property that would not result in the above specified consequences and are not subject to such prohibitions specified in this proviso and (ii) with respect to any Property that constitutes Excluded Property solely by operation of clauses (e), (f), (g), (h) and/or (i) of this sentence, the Collateral shall include (and such security interest shall automatically attach to such Property immediately at such time as any such Property shall cease to constitute Excluded Property at such time as the condition causing such prohibition, breach, default, termination (or right of termination) no longer exists and to the extent severable, the security interest therein shall attach immediately to any portion of Property that would not result in the above specified consequences and are not subject to such prohibitions specified in this proviso (any Property described in clauses (a) through (n) of this proviso clause being referred to herein as “Excluded Property”); provided that Excluded Property shall not include Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

Except (x) as expressly required pursuant to Section 4.5(d) with respect to Foreign Equity Interests , Section 4.7(j) with respect to Foreign Intellectual Property and Section 4.8 with respect to Other Foreign Assets and (y) for the filing of UCC financing statements in the jurisdiction of organization of each applicable Grantor, anything in this Agreement or any other Loan Document to the contrary notwithstanding, no Grantor shall be required to create, perfect, make any filings or recordings under the laws of any Foreign Jurisdiction, or take any other action under the laws of any Foreign Jurisdiction to insure the creation, validity, perfection, enforceability, and/or priority of any security interest of the Administrative Agent in any Property that is located outside of the United States or would otherwise require action under any Legal Requirement of any Foreign Jurisdiction in order to create, perfect, enforce, or ensure the validity or priority of any security interest in any such Property. No Grantor shall be obligated to take any perfection steps with respect to any Property to the extent that the taking of such action is subject to a minimum threshold set forth in this Agreement or any other Loan Document that has not yet been satisfied or triggered (other than to the extent that the Liens in such Collateral can be perfected by the filing of UCC financing statement(s) in the proper filing office(s)). Any representation and warranty by any Grantor in any Loan Document and any covenant contained in any Loan Document, in each case, relating to the valid perfected security interest (including of any specified priority) and/or Lien in any Property shall be deemed to expressly exclude from the scope of, and excuse compliance with, such provision as to any such Property to the extent that any Grantor would be excused from providing such a valid and perfected security interest in such Property by operation of this paragraph.

10

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and certain of the other Secured Parties to enter into the Loan Agreement and to induce the Lenders to enter into the Loan Agreement and make the Loans thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that on and as of the date hereof and on the date on which any Loan is made under the Loan Agreement:

3.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens. As of the Closing Date, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or in connection with Permitted Liens.

3.2 Perfected Liens. Subject to any provision herein or in the Loan Agreement that expressly provides that Administrative Agent’s Liens in certain amounts of certain types of Collateral, is not required to be perfected as of the date of determination, the security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 2 hereto (which, in the case of all filings and other documents referred to on said schedule, have been delivered to the Administrative Agent in completed and, where applicable, duly executed form), constitute valid and perfected security interests in all of the Collateral (excluding items from Sections 2(d) hereof, until the agreements set forth in Section 5.1 hereof are executed and delivered in favor of the Administrative Agent, for the ratable benefit of the Secured Parties), as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for certain of the Permitted Liens.

3.3 Jurisdiction of Organization; Chief Executive Office. As of the Closing Date, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), federal employer identification number, the location and mailing address of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, all trade names or other names under which such Grantor commonly conducts business, and type of organization of such Grantor are specified on Schedule 3 hereto. Such Grantor has furnished to the Administrative Agent certified copies of its Organizational Documents as required by the Loan Agreement. On the Closing Date, the name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date hereof. Such Grantor has not, during the past five years prior to the Closing Date, (i) except as described on Schedule 3 hereto, been a party to any acquisition, merger or consolidation or (ii) other than as set forth in Schedule 3 hereto, had any other legal name.

3.4 Collateral Locations.

As of the Closing Date, the Inventory, the Equipment (other than mobile goods), the Goods and all other material tangible Collateral (other than Collateral that (i) is in transit via rail, truck, barge, ship, pipeline, or other means between one or more locations of Grantor, processor or a customer in the ordinary course of business, (ii) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, bulk storage or tank farm

11

operator, terminal operator, blending facility operator, processing or repair Person, in the ordinary course of business, (iii) is being further processed at tolling facilities by unit operations including but not limited to purification, denaturing, blending, or further converted to value added products including but not limited to JP8, JP5, para xylene, and isooctane, (iv) is at a location where Collateral with a value of $1,000,000 or less is located provided that the value of all of the Property at such locations does not exceed $2,500,000 in the aggregate, or (v) in the possession of the Administrative Agent) owned by the Grantors are kept at the locations listed on Schedule 4 hereto.

3.5 Farm Products.

As of the Closing Date, none of the Collateral constitutes, or is the Proceeds of, Farm Products other than as set forth on Schedule 3.5 attached hereto. The value of such Collateral consisting of Farm Products does not exceed $500,000 as of the Closing Date.

3.6 Investment Property.

(a) Subject to Section 6.1 of the Loan Agreement, such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens and as described on Schedule 1(b) attached hereto (which Schedule may be supplemented from time to time without requiring the approval or consent of the Administrative Agents and/or Lenders).

(b) No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Investment Property other than as set forth on Schedule 1(c) attached hereto (which Schedule may be supplemented in connection with the making of any Second Advance without requiring approval or consent of the Administrative Agent or Lenders).

(c) The Pledged Equity pledged by such Grantor hereunder constitutes all the issued and outstanding shares or other units of all classes of the Equity Interests of each Issuer owned by such Grantor other than as set forth on Schedule 1(d) attached hereto (which Schedule may be supplemented from time to time without requiring the approval or consent of the Administrative Agents and/or Lenders).

(d) As of the Closing Date, the Pledged Equity is duly and validly authorized and issued, fully paid and non-assessable (to the extent applicable), and all documentary stamp or other Taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid .

(e) No Wholly-Owned Issuer has issued, and there are not outstanding, any options, warrants or other rights to acquire Equity Interests of such Wholly-Owned Issuer other than as set forth on Schedule 1(e) attached hereto (which Schedule may be supplemented from time to time without requiring the approval or consent of the Administrative Agents and/or Lenders).

12

(f) As of the Closing Date, certificates representing the Pledged Equity identified as “certificated” in Schedule 1 hereof have been delivered to the Administrative Agent, together with an undated stock power covering each such certificate duly executed in blank by the applicable Grantor to the Administrative Agent, as applicable.

(g) Neither the grant of the security interest in the Pledged Equity by any Grantor to the Administrative Agent herein, nor the exercise by the Administrative Agent of its rights or remedies hereunder with respect thereto, will conflict with any provision of the articles of organization, certificate of formation, certificate of incorporation, articles of incorporation, charter, bylaws, limited liability company agreement or other organizational document of any Issuer or any agreement by and between any Grantor or Issuer and its shareholders or equity owners or among any such shareholders or equity owners. Except as expressly contemplated herein or any other Loan Document or as may be required under the laws of any Foreign Jurisdiction, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority, Issuer, or third party is required in connection with the grant or perfection by Grantors of the security interests in the Pledged Equity herein (except to the extent the laws of any jurisdiction other than the United States or a political subdivision thereof govern the grant or perfection of a security interest in the Collateral subject to such laws), or, except as may be required under the UCC or any restrictions on transferability imposed by applicable state and federal securities laws or by laws affecting the offering and sale of securities generally, or laws of any jurisdiction other than the United States or a political subdivision thereof governing the Administrative Agent’s right to enforce its rights and remedies in regards to Collateral subject thereto, the exercise by the Administrative Agent of its rights and remedies hereunder with respect thereto.

(h) To each Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms other than as set forth in Schedule 3.6 attached hereto (which Schedule may be supplemented in connection with the making of any Second Advance without requiring approval or consent of the Administrative Agent or Lenders). and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (it being understood that such knowledge qualifier shall not apply to any Intercompany Note).

3.7 Intellectual Property. As of the Closing Date, (a) Schedule 5 hereto lists all (b) applications for United States federal registration and United States federally registered Intellectual Property owned by such Grantor in its own name on the date hereof (“US Registered Intellectual Property”) and (c) applications for and registrations of all Intellectual Property registered outside of the United States owned by such Grantor in its own name on the date hereof (“Foreign Registered Intellectual Property”).

(a) Except as set forth in Schedule 5 and Schedule 4.15 to the Loan Agreement hereto, as of the Closing Date, (i) (A) all material United States Registered Intellectual Property is subsisting, unexpired and enforceable (except to the extent unenforceable due to invalidity), (B) all material Patents and Copyrights constituting United States Registered Intellectual Property are, to the knowledge of the Grantors, valid and (C) all material Trademarks constituting United States Registered Intellectual Property are valid and (ii) all Foreign Registered Intellectual Property is valid, subsisting, unexpired and enforceable, except to the extent that the failure of such Intellectual Property to be valid, subsisting, unexpired and enforceable would not reasonably be expected to have a Material Adverse Change.

13

(b) Except (i) as set forth in Schedule 5 hereto and (ii) all licenses granted by a Grantor in the ordinary course, as of the Closing Date, none of the material Intellectual Property owned by a Grantor (other than that constituting Excluded Property) is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c) Except as set forth in Schedule 5 or Schedule 4.15 to the Loan Agreement (which Schedules shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders), no holding, decision or judgment has been rendered by Governmental Authority which would invalidate, limit or cancel such Grantor’s rights in, any Intellectual Property (other than that constituting Excluded Property) in any respect that would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral.

(d) Except as set forth on Schedule 4.7 and 4.15 to the Loan Agreement (which Schedules shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders), no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to invalidate, limit or cancel any Intellectual Property (other than that constituting Excluded Property) or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Change.

(e) Based on the annual financial statements of the Borrower filed prior to the date hereof with respect to the fiscal year of the Borrower ending on December 31, 2013 and the perfection requirements set forth in Section 4.7(j), Borrower confirms that all of the Foreign Intellectual Property as of the Closing Date constitutes Excluded Intellectual Property as of December 31, 2013.

3.8 Deposit Accounts. On the date hereof, all of such Grantor’s Deposit Accounts and Securities Accounts are listed on Schedule 7 hereto.

3.9 Letter-of-Credit Rights and Chattel Paper. On the date hereof, Schedule 8 hereto lists all of the Grantors’ Letter-of-Credit Rights and Chattel Paper having a face amount in excess of $250,000. All action by such Grantor necessary to protect and perfect the Administrative Agent’s Lien under the laws of the United States on each item listed on Schedule 8 hereto has been duly taken (including the delivery of all originals as required hereunder and the placement of the following legend on all Chattel Paper: “This [chattel paper] is subject to the security interest of [Whitebox Advisors LLC], in its capacity as administrative agent for certain Lenders, and any sale, transfer, assignment or encumbrance of this [chattel paper] violates the rights of such secured party.”).

3.10 Commercial Tort Claims (a) As of the Closing Date, except to the extent listed in Schedule 6 hereto, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $250,000.

14

Upon the filing of a financing statement covering any Commercial Tort Claim described on Schedule 6 hereto (including any supplement thereto pursuant to Section 4.9 hereof) against such Grantor in the jurisdiction specified in Schedule 2 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for (i) unrecorded liens permitted by the Loan Agreement which have priority over the Liens on such Collateral by operation of law, and (ii) other Permitted Liens.

3.11 Other Foreign Assets. As of the Closing Date, the Grantors own less than $1,000,000 of Other Foreign Assets that have been located in one Foreign Jurisdiction for more than thirty (30) days immediately preceding the Closing Date.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations (other than any contingent indemnification obligations) shall have been paid in full in immediately available funds (and/or Exchanged in full pursuant to the Loan Agreement):

4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. (a) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, or Chattel Paper, in each case, to the extent constituting Collateral, with a face amount equal to or in excess of $250,000, such Instrument or Chattel Paper, in each case, to the extent constituting Collateral, shall be held in trust by the applicable Grantor for the benefit of the Administrative Agent and delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent promptly, and in any case, within thirty (30) days after such Chattel Paper or Instrument is issued, executed and/or acquired, to be held as Collateral pursuant to this Agreement (“Chattel Paper/Instruments Perfection Requirements”) provided that the face amount of all Instruments and Chattel Paper, in each case, to the extent constituting Collateral, for which the Chattel Paper/Instruments Perfection Requirements have not been satisfied, shall not exceed $500,000 at any time.

(b) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Administrative Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Administrative Agent or in blank promptly, and in any case, within thirty (30) days after such Certificated Securities are issued to any Grantor or any Grantor otherwise acquires the same. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity included in the Collateral, to be similarly delivered to the Administrative Agent regardless of whether such Pledged Equity constitutes Certificated Securities promptly, and in any case, within thirty (30) days after such Pledged Equity is issued to Grantor or Grantor otherwise acquires the same (such perfection requirements in this sentence, together with the perfection requirements in the immediately preceding

15

sentence, the “Certificated Securities Perfection Requirements”). Notwithstanding the foregoing, the delivery requirements set forth in this Section 4.1(b) shall not apply to any certificates evidencing Equity Interests or equity investments valued at less than $250,000 individually, except to the extent the aggregate value of all of such Equity Interests and equity investments, in each case, to the extent constituting Collateral, for which the Certificated Securities Perfection Requirements have not been satisfied exceeds $500,000 (in which case the delivery requirements under this Section 4.1(b) shall apply to the certificates evidencing all such Equity Interests and equity investments in excess of such aggregate threshold); provided that such exception shall not apply to any certificates evidencing the Equity Interests or equity investments in the Borrower’s Subsidiaries (to the extent that such Equity Interests and/or equity investments constitute Collateral).

4.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Subject to any provision herein or in the Loan Agreement that expressly provides that Administrative Agent’s Liens in certain amounts of certain types of Collateral, is not required to be created or perfected, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Without limiting such Grantor’s obligations under Section 4.2(a) hereof, subject to any provision herein or in the Loan Agreement that expressly provides that Administrative Agent’s Liens in certain amounts of certain types of Collateral, is not required to be created or perfected, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

4.3 Changes in Locations, Name, etc. Such Grantor will not, except upon ten (10) days’ prior written notice or such lesser notice period agreed to by the Administrative Agent, to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents, if any, necessary to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence, as the case may be, or mailing address from that referred to in Section 3.3 hereof, provided that no Grantor will change its jurisdiction of organization or the location of its chief executive office (or at which it maintains any of its Collateral) or sole place of business or principal residence to a jurisdiction or location outside of the United States without the prior written consent of the Requisite Lenders; or

(ii) change its name or organization identification number issued by its state of organization or type of entity or federal employer identification number.

16

4.4 Intentionally Omitted.

4.5 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of Pledged Equity, or otherwise in respect thereof, to the extent such Equity Interests constitute Collateral, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations unless otherwise permitted in the Loan Agreement, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds or property of such Grantor, as additional collateral security for the Secured Obligations.

(b) Reserved.

(c) In the case of each Grantor which is a Wholly-Owned Issuer, such Wholly-Owned Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.5(a) hereof with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) hereof and 6.7 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) hereof or 6.7 hereof with respect to the Investment Property issued by it.

(d) In the case of any Foreign Equity Interests (other than any Excluded Property) directly owned by any Grantor, each Grantor shall, if requested by Administrative Agent, within the time frame set forth in the last sentence of this clause (d), (i) execute and deliver to the Administrative Agent, such security agreements (or supplements thereto), if applicable, covering all such Foreign Equity Interests (other than any Excluded Property), in appropriate form for recordation with the applicable foreign, international or multi-national

17

registers (if applicable), to the extent necessary to insure the creation, validity, perfection, enforceability and priority of the security interests of the Administrative Agent in such Foreign Equity Interests (other than any Excluded Property), (ii) if applicable, deliver any certificate in respect of such Foreign Equity Interests (other than any Excluded Property), to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent together with an undated stock power covering such certificate duly executed in blank by such Grantor, and (iii) take such additional actions or make such additional filings or recordings as Administrative Agent may reasonably request which are necessary under the laws of the applicable Foreign Jurisdiction to insure the creation, validity, perfection, enforceability and priority of the security interest of the Administrative Agent in such Foreign Equity Interests (other than any Excluded Property) (all such actions described in clauses (i) through (iii) above being referred to herein collectively as “Foreign Equity Interest Perfection Requirements”). Any provision of this Agreement (including the immediately preceding sentence) or any other Loan Document to the contrary notwithstanding, no Grantor shall be obligated to comply with any Foreign Equity Interest Perfection Requirements with respect to any Foreign Equity Interest (y) if the Borrower and the Requisite Lenders agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the value to the Secured Parties of the security to be afforded thereby and/or (z) with respect to Foreign Equity Interests issued to a Grantor by an Issuer (“Subject Foreign Issuer”) organized in a Foreign Jurisdiction (“Subject Jurisdiction”), if the consolidated revenues derived from the operations such Subject Foreign Issuer (together with each other Subject Foreign Issuer in such Subject Jurisdiction) and its Subsidiaries (and the Subsidiaries of each other Subject Foreign Issuer in such Subject Jurisdiction) amount to ten percent (10%) or less (the “Individual Equity Interest Jurisdiction Cap”) of the consolidated revenues derived from all of the operations of the Borrower and its Subsidiaries for the four fiscal quarter period of the Borrower ending on the last day of the most recently completed fiscal quarter or fiscal year of the Borrower (the “Measurement Period”), as the case may be, for which financial statements are required to be delivered pursuant to Section 5.6(a) or Section 5.6(b), respectively, of the Loan Agreement (the “Due Date”). Each Grantor shall satisfy, and shall cause each other relevant applicable Grantor to satisfy, the Foreign Equity Interest Perfection Requirements required above within 90 days following the reasonable request therefor by Administrative Agent, provided, that the Administrative Agent may, in its reasonable discretion, grant an extension for such time period if the applicable Grantor in respect thereof is using commercially reasonable efforts to comply with such requirements.

4.6 Electronic Chattel Paper. In the event such Grantor is or becomes the owner of any Electronic Chattel Paper having a face amount in excess of $250,000, such Grantor shall promptly notify the Administrative Agent and shall use commercially reasonable efforts to grant the Administrative Agent Control of such Electronic Chattel Paper in accordance with the UCC promptly, and in any case, within thirty (30) days after such Chattel Paper is executed, issued and/or acquired (“Electronic Chattel Paper Perfection Requirements”) provided that the face amount of all Electronic Chattel Paper for which the Electronic Chattel Paper Perfection Requirements have not been satisfied, shall not exceed $500,000 at any time.

4.7 Intellectual Property. (a) Unless such Grantor shall have determined, in its reasonable business judgment, that doing so is not necessary for the continued efficient and profitable operation of the business of the Grantors, such Grantor (either itself or through

18

licensees) will (i) continue to use each material Trademark owned by a Grantor (other than those constituting Excluded Property) on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by any applicable Legal Requirement, and (iv) not (and use commercially reasonable efforts to not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way that could reasonably be expected to result in a Material Adverse Change.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned by a Grantor (other than those constituting Excluded Property) may become prematurely invalidated, forfeited, abandoned or dedicated to the public other than in as permitted under the Loan Agreement.

(c) Unless such Grantor shall have determined, in its reasonable business judgment, that doing so is not necessary for the continued efficient and profitable operation of the business of the Grantors, such Grantor (either itself or through licensees) will, for each work covered by a material Copyright owned by a Grantor (other than those constituting Excluded Property), use copyright notices as required under applicable copyright laws. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain unless such Copyright(s) are no longer material to the conduct of the business of the Grantors as such business is operated and allowing such Copyright(s) to fall into the public domain does not materially detract from any Grantor’s value or the Collateral of any Grantor.

(d) Reserved.

(e) Such Grantor will notify the Administrative Agent in writing promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by a Grantor (other than that constituting Excluded Property and other than the Intellectual Property set forth on Schedule 4.15 to the Loan Agreement (which Schedule shall not be supplemented or otherwise modified after the Closing Date without the consent of the Requisite Lenders)) may become forfeited, abandoned or dedicated to the public unless permitted under Section 6.4(ix) of the Loan Agreement, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office) regarding such Grantor’s ownership of, or the validity of, such Intellectual Property or such Grantor’s right to register the same or to own and maintain the same which would reasonably be expected to result in a Material Adverse Change (excluding, in any event, office actions issued in the ordinary course by the United States Patent and Trademark Office or any corresponding office in any country).

(f) Whenever such Grantor, either by itself or through any agent, employee, or designee, shall file an application for the registration of any Intellectual Property with the (i) United States Patent and Trademark Office or any successor to such office or agency within the

19

United States, such Grantor shall report such filing to the Administrative Agent within 45 days after the end of the fiscal quarter in which such filing occurs, and shall promptly (but in no event later than 45 days after the end of the fiscal quarter in which such filing occurs) execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as is necessary to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby (in each case, to the extent not constituting Excluded Property) or (ii) the United States Copyright Office or any successor to such office or agency within the United States, such Grantor shall report such filing to the Administrative Agent and shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as is necessary to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any such Copyright, goodwill and general intangibles of such Grantor relating thereto or represented thereby (in each case, to the extent not constituting Excluded Property) within 30 days after the such application is filed.

(g) Unless such Grantor shall have determined, in its reasonable business judgment, that doing so is not necessary for the continued efficient and profitable operation of the business of the Grantors, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and any similar office or agency (if applicable), to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by a Grantor (other than that constituting Excluded Property), including, without limitation, filing of applications for renewal, affidavits of use, and payment of maintenance fees.

(h) In the event that any material Intellectual Property owned by a Grantor (other than that constituting Excluded Property) is infringed, misappropriated or diluted by a third party, such Grantor shall, (i) to the extent that such Grantor deems commercially reasonable to do so, take action to protect such Intellectual Property and promptly notify Administrative Agent in regards to any material developments with respect to any litigation, settlement or settlement discussions related thereto and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and to the extent that Grantor deems commercially reasonable to do so, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i) Upon the occurrence and during the continuance of an Event of Default, upon the written request of the Administrative Agent, each Grantor will use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment to the Administrative Agent or its designee of any license held by such Grantor and to enable the Administrative Agent or its designee to enforce the security interests granted hereunder.

(j) In the case of any registered Foreign Intellectual Property (other than any Excluded Property) directly owned by any Grantor, each Grantor shall, if requested by Administrative Agent, within the time frame set forth in the last sentence of this clause (j), (i) execute, deliver to the Administrative Agent, and record security agreements (or supplements thereto), covering all such registered Foreign Intellectual Property (other than any Excluded

20

Property) acquired, created, developed or otherwise obtained during the applicable Measurement Period, in appropriate form for recordation with the applicable foreign, international or multi-national registers (if applicable), to insure the creation, validity, perfection, enforceability and priority of the security interests of the Administrative Agent therein (to the extent not already subject to Administrative Agent’s valid, perfected and enforceable security interests), and (ii) take such additional actions or make such additional filings or recordings as Administrative Agent may reasonably request which are necessary under the laws of the applicable Foreign Jurisdiction to insure the creation, validity, perfection, enforceability and priority of the security interest of the Administrative Agent in such registered Foreign Intellectual Property (other than any Excluded Property) (all such actions referred to in clauses (i) and (ii) are collectively referred to as “Foreign IP Perfection Requirements”). Any provision of this Agreement (including the immediately preceding sentence) or any other Loan Document to the contrary notwithstanding, no Grantor shall be obligated to comply with any Foreign IP Perfection Requirement with respect to any Foreign Intellectual Property (y) if the Borrower and the Requisite Lenders s agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the value to the Secured Parties of the security to be afforded thereby and/or (z) in any Foreign Jurisdiction where effective Foreign IP Perfection Requirements have not been satisfied if the consolidated revenues of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) derived from the operations of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) in such Foreign Jurisdiction are less than ten percent (10%) of the consolidated revenues of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) in all jurisdictions for the Measurement Period ending on the most recent Due Date (“Individual Jurisdiction Cap”); provided that, if the consolidated revenues of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) for such Measurement Period derived from the operations of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) in all Foreign Jurisdictions where Foreign IP Perfection Requirements have not satisfied exceeds thirty-five percent (35%) of the consolidated revenues of all operations of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) for such Measurement Period (the “Overall Cap”), then the Grantors shall take steps to comply with the Foreign IP Perfection Requirements in such Foreign Jurisdictions chosen by the Grantors as shall be necessary to cause the Foreign IP Perfection Requirements to have been satisfied so that the consolidated revenues of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) for such Measurement Period derived from the operations of the Credit Parties (without taking into account any revenues of any Subsidiary that is not a Credit Party) in Foreign Jurisdictions where Foreign IP Perfection Requirements have not been satisfied do not exceed the Overall Cap. Each Grantor shall satisfy, and shall cause each other relevant applicable Grantor to satisfy, all such Foreign IP Perfection Requirements required above (x) with respect to the Foreign Intellectual Property that were registered in any jurisdiction in excess of the Individual Jurisdiction Cap within 90 days after the Due Date in regards to the financial statements that reflect that such Individual Jurisdiction Cap has been exceeded or, if the cap has been exceeded already but no Foreign Intellectual Property was registered in such jurisdiction, within ninety (90) days after such Foreign Intellectual Property is acquired, created, developed or arises and is registered, and (y) in such other Foreign Jurisdiction(s) solely to the extent as may be necessary to cause the Overall Cap not to be exceeded, within 90 days after the

21

Due Date for the financial statements in respect of any applicable Measurement Period, as the case may be, provided, in any each case, that the Administrative Agent may grant an extension therefor if the applicable Grantor in respect thereof is using commercially reasonable efforts to comply with such requirements (all Foreign Intellectual Property excluded from the Foreign IP Perfection Requirements as of any date of determination, the “Excluded Foreign Intellectual Property”). Each Grantor shall inform the Administrative Agent of its acquisition, creation or development of any new registered Foreign Intellectual Property during any fiscal quarter for which any action is required by this Section 4.7(j) within 45 days after the end of such fiscal quarter.

4.8 Other Foreign Assets. Within ten (10) Business Days after the Credit Parties own in excess of $1,000,000 of Other Foreign Assets which have been located in one jurisdiction for more than thirty (30) days, the Credit Parties shall notify the Administrative Agent of such and, within ninety (90) days after Administrative Agent so requests, the applicable Credit Parties shall (i) execute, deliver to the Administrative Agent, and record security agreements (or supplements thereto), covering all such Other Foreign Assets (other than any Excluded Property), in appropriate form for recordation with the applicable filing or recording offices, to insure the validity, perfection and priority of the security interests of the Administrative Agent therein (to the extent not already subject to Administrative Agent’s valid, perfected and enforceable security interests), and (ii) take such additional actions or make such additional filings or recordings as Administrative Agent may reasonably request which are necessary under the laws of the applicable Foreign Jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent in such Other Foreign Assets (other than any Excluded Property) (the requirements set forth in clauses (i) and (ii) of this Section 4.8, “Other Foreign Asset Perfection Requirements”).

4.9 Commercial Tort Claims. Such Grantor shall promptly notify the Administrative Agent of any Commercial Tort Claim that is Collateral with potential value in excess of $250,000 acquired by it or otherwise arising and, unless the Administrative Agent otherwise consents, such Grantor shall, within 30 days of obtaining such interest, supplement Schedule 6 with a description of such Commercial Tort Claim and sign and deliver documentation (and amend all applicable financing statements) necessary to grant to the Administrative Agent a perfected first priority security interest (subject to Permitted Liens) in such Commercial Tort Claim (subject to the Liens permitted under the Loan Agreement) (“Commercial Tort Claim Perfection Requirements”) provided that the value of all Commercial Tort Claims for which the Commercial Tort Claim Perfection Requirements have not been satisfied, shall not exceed $500,000 at any time.

4.10 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit that is Collateral with a value in excess of $125,000, it shall promptly after becoming a beneficiary notify the Administrative Agent thereof and use commercially reasonable efforts to cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights in connection with such letter of credit to the Administrative Agent within thirty (30) days after becoming a beneficiary on such letter of credit (“Letter of Credit Paper Perfection Requirements”) provided that the value of all such letters of credit for which the Letter of Credit Perfection Requirements have not been satisfied, shall not exceed $250,000 at any time.

22

4.11 Collateral Access Agreements. Promptly following request by the Administrative Agent, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with value of at least $250,000 is stored or located or which is the location of the Company’s principal place of business, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

4.12 Motor Vehicles. Grantors shall promptly notify the Administrative Agent of any goods constituting Collateral covered by a certificate of title and owned by Grantors with an aggregate value in excess $250,000 and promptly (and in any event within 30 days) after request by Administrative Agent, with respect to such goods covered by a certificate of title owned by any Grantor(s), such Grantor(s) shall deliver to Administrative Agent or Administrative Agent’s designee, the certificates of title for all such goods and, if requested by Administrative Agent, (x) take all actions necessary to cause such certificates to be filed (with the Administrative Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office and/or (y) cause Administrative Agent’s Liens to be notated on such certificates of title.

SECTION 5. COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

5.1 Collection of Receivables. On or prior to the Closing Date, each Grantor shall execute and deliver to the Administrative Agent, Deposit Account Control Agreements for each Deposit Account and Securities Account Control Agreement for each Securities Account (other than (i) each Deposit Account or Securities Account, the funds in which are used solely for trust, fiduciary or escrow payments (in each case related to employee compensation), tax payments, payroll, payroll taxes, worker’s compensation, pension benefits or other employee and wage benefit payments and similar expenses or taxes related thereto, (ii) each Deposit Account and Securities Account that has an ending daily balance of zero, (iii) other Deposit Accounts and Securities Accounts so long as the average daily balance on deposit in any such Deposit Account and/or average daily amount of funds and other assets maintained in such Securities Account does not exceed $25,000 at any time, in each case, so long as the average daily balance in all of such Deposit Accounts and the average daily amount of funds and other assets in all Securities Accounts under this clause (iii) does not exceed $100,000 in the aggregate at any time, (iv) any Deposit Account and Securities Account which solely contain deposits subject to Liens permitted by clauses (f), (j), (o), (q), (r), (s), (u), (x), (y), (bb), (gg) and (hh)of Section 6.1 of the Loan Agreement solely to the extent that the grant of a security interest or lien in such Property or Deposit Account is prohibited under the terms of the contract governing such Permitted Lien, and (v) any Deposit Accounts or Security Accounts that

23

only holds Excluded Property (the Deposit Account and Securities Accounts described in clauses (i) – (v), collectively, “Excluded Deposit/Security Accounts”)) maintained by such Grantor (such Deposit Accounts and Security Accounts, excluding all Excluded Deposit/Security Accounts, each, a “Collateral Account”), which Deposit Accounts and Securities Accounts as of the Closing Date are identified as such on Schedule 7 hereto.

5.2 Covenant Regarding New Deposit Accounts. Before opening, transferring or replacing any Collateral Account or other Deposit Account or Securities Account, each Grantor shall so notify the Administrative Agent and such Grantor shall cause each bank or financial institution in which it seeks to open a Deposit Account or Securities Account (in each case, other than Excluded Deposit/Securities Accounts), to enter into a Deposit Account Control Agreement or Securities Account Control Agreement (as applicable) with the Administrative Agent.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Deposit Account constituting a Collateral Account under the Control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties, to be applied to the Secured Obligations in accordance with Section 6.5 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its reasonable judgment shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be deemed to be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate (by mail, telephone, facsimile, email or otherwise) with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

24

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Equity. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b) hereof, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, in each case, to the extent permitted in the Loan Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property that constitutes Collateral; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Loan Agreement, this Agreement or any other Security Instrument.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property that constitutes Collateral and shall make application thereof to the Secured Obligations in the order set forth in the Loan Agreement, and (ii) any or all of the Investment Property that constitutes Collateral shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property that constitutes Collateral at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property,

25

and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Wholly-Owned Issuer of any Investment Property that constitutes Collateral pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) without any other or further instructions from such Grantor, and each Grantor agrees that each Wholly-Owned Issuer shall be fully protected in so complying, and (ii) during the continuance of an Event of Default, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default shall occur and be continuing, upon the request of Administrative Agent, all Proceeds constituting Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, and either (a) segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, as applicable) or (b) deposited into a Collateral Account (whether or not so required under Section 5.1 hereof). All Proceeds while held by the Administrative Agent (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.5 Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property actually received by Administrative Agent pursuant to this Agreement including without limitation in connection with the exercise of any rights or remedies under this Agreement, shall be applied in in the order set forth in Section 7.6 of the Loan Agreement.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Legal Requirement. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may in such circumstances (a) forthwith collect, receive, appropriate and realize upon the Collateral, or any

26

part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, (b) give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral and (c) concurrently with written notice to the applicable Grantor of its intent to exercise rights and remedies, transfer and register in its name or in the name of its nominee the whole or any part of the Investment Property, to exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, and subject to the notice requirements of Section 6.3 hereof, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Investment Property as though the Administrative Agent was the outright owner thereof. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released provided that individual Lenders shall not be permitted to “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise under the Bankruptcy Code (which right to credit bid shall be exercised solely by the Administrative Agent, at the direction of the Lenders holding the majority of the principal amount of the Loans). Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 in accordance with Section 6.5 hereof and only after such application and the payment of all Secured Obligations in full in immediately available funds and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, which is not waived under Section 8.3 hereof, such notice shall be deemed reasonable and proper in every case if given at least ten (10) days before such sale or other disposition (it being understood that a shorter period may also be reasonable given the circumstances). Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Notwithstanding the foregoing, neither the Administrative Agent nor any of the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other

27

Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

6.7 Sale of Equity Interests. (a) Reserved.

(b) Each Grantor recognizes that the Administrative Agent may, in connection with Administrative Agent’s exercise of its rights and remedies during the continuation of an Event of Default, exercise its right to sell Pledged Equity in one or more sales thereof to purchasers that would otherwise satisfy the requirements of the Securities Act (for the purposes of this Section 6.7, such sale a “Private Sale”). Each Grantor acknowledges and agrees that any such Private Sale may result in prices and other terms less favorable than if such sale were of Pledged Equity registered under the provisions of the Securities Act and, notwithstanding such circumstances or any other circumstances, agrees that no such Private Sale shall be deemed to have been made in a commercially unreasonable manner solely because the Pledged Equity had not been registered under the provisions of the Securities Act. In no circumstances shall the Administrative Agent be under any obligation to register Pledged Equity under the provisions of the Securities Act, even if such Issuer would agree to do so nor shall the Administrative Agent be under any obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale.

(c) Each Grantor agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

6.8 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere; and

(b) subject in all cases to any lease or sub-lease agreements and any collateral access agreements, permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all

28

or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

6.9 Grant of Intellectual Property License. For the sole purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies during the continuance of an Event of Default, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, on such terms and conditions as the Administrative Agent shall reasonably determine, any Intellectual Property (other than Excluded Property) and, in the case of Trademarks prior to the acceleration of the Obligations, subject to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) subject to reasonable quality control prior to the acceleration of the Obligations, irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may (subject to any restrictions contained in applicable third-party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. The use of the licenses granted pursuant to clauses (a) and (b) of the preceding sentence to the Administrative Agent may be exercised only upon the occurrence and during the continuance of an Event of Default; provided, however, that if any assignment or other transfer to the Administrative Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective and the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, to the extent that no Default or Event of Default is then continuing, the Administrative Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments, terminations, or other transfers as may be necessary to reassign to such Grantor and terminate any such rights, title and interests as may have been assigned to the Administrative Agent as aforesaid, subject to any disposition thereof that may have been made by the Administrative Agent; provided, after giving effect to such reassignment, the Administrative Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Administrative Agent granted hereunder, shall continue to be in full force and effect.

29

6.10 Subordination Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Debt owing by it to, or to it by, any Grantor shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations and all Debt owing by it to any Subsidiary of Grantor shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

6.11 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations (including, without limitation, the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency).

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable that constitutes Collateral with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable that constitutes Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of (A) any Intellectual Property that constitutes Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and (B) in the case of any insurance, obtain any insurance and pay any insurance premiums with respect to such insurance called for by the terms of this Agreement or the Loan Agreement (including, but not limited to Section 5.2 of the Loan Agreement) but only to the extent not obtained and maintained by any Grantor;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs called for by the terms of this Agreement and pay all or any part of costs thereof;

30

(iv) to prepare and file any UCC financing statements against such Grantor as debtor;

(v) execute, in connection with any sale provided for in Sections 6.6 or 6.7 hereof or otherwise in accordance with this Agreement, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vii) TO ACT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.1 ABOVE) WITH RESPECT TO ITS INVESTMENT PROPERTY, INCLUDING, SUBJECT TO SECTION 6.3 HEREOF, THE RIGHT TO VOTE SUCH INVESTMENT PROPERTY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH INVESTMENT PROPERTY, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, SUBJECT TO SECTION 6.3 HEREOF, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH INVESTMENT PROPERTY, WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF).

31

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not, and is not authorized to, exercise any rights under the power of attorney provided for in this Sections 7.1(a) (other than Sections 7.1(a)(ii)(A) and 7.1(a)(iv)) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained in this Agreement, the Administrative Agent may, or, at the direction of the Requisite Lenders, shall, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on the Loans, from the date of payment by the Administrative Agent to the date reimbursed by the Grantors, shall be payable by Grantors to the Administrative Agent on demand, or directly out of Proceeds from any relevant Collateral, at the Administrative Agent’s discretion.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective representatives, successors, assigns, affiliates, partners, members, investors, shareholders, attorneys, officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers, rights and discretionary duties conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their representatives, successors, assigns, affiliates, partners, members, investors, shareholders, attorneys, officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. To the extent that any Legal Requirement imposes duties on the Administrative Agent to exercise remedies in a commercially

32

reasonable manner, each Grantor acknowledges and agrees that it may be commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by any Legal Requirement, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent may be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by any Legal Requirement in the absence of this Section 7.2.

7.3 Execution of Financing Statements and Other Documents. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement and, if applicable, to maintain Control of Collateral. Each Grantor authorizes the Administrative Agent to use the collateral description “all assets now existing or hereafter acquired” or “all personal property now existing or hereafter acquired” or any similar collateral description in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof; provided that such authorization will not impose any such duty upon the Administrative Agent. Nothing in this Section 7.3 shall relieve any Grantor from its obligation to file financing statements, to file any continuation statements or to

33

otherwise maintain perfection of the Administrative Agent’s security interest as such obligations are set forth in this Agreement, the Loan Agreement or any other document provided that once financing statement(s) are filed for the benefit of Administrative Agent, Grantors shall not amend, modify, supplement or terminate such financing statement(s) without the Administrative Agent’s prior written consent.

7.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement but failed to perform or pay and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand, or directly out of Proceeds from any relevant Collateral, at the Administrative Agent’s discretion.

7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that an Event of Default that has occurred and is continuing as a result of a breach of any of the covenants contained in Sections 4, 5, 6.1, 6.2, 6.3, 6.4, 6.7 and 6.8 hereof will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such Events of Default and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall, to the extent permitted under applicable law, be specifically enforceable against the Grantors.

7.6 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment, discretionary duty or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.7 Protections of Administrative Agent. (a) For all purposes of this Agreement, the Administrative Agent shall not be deemed to have notice or knowledge of any Event of Default or matter hereunder unless written notice of such event is received by the Administrative Agent conspicuously specifying that an Event of Default has occurred and is continuing or an officer of the Administrative Agent responsible for the administration of this Agreement has actual knowledge thereof.

34

(b) Except for action expressly required hereunder (which does not include circumstances in which the Administrative Agent has the ability but not an affirmative duty to act) or in the Loan Agreement, nothing in this Agreement, the Loan Agreement or any Security Instrument shall be interpreted as giving the Administrative Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of any Lien or security interest in any Collateral or giving the Administrative Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

(c) Neither the Administrative Agent nor any of its representatives, successors, assigns, partners, members, investors, shareholders, attorneys, affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of a Person authorized hereunder, the Intercreditor Agreement or under the Loan Agreement or (ii) in the absence of its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Neither the Administrative Agent nor any of its representatives, successors, assigns, partners, members, investors, shareholders, attorneys, affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of a Grantor; (iii) the receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Security Instruments or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Security Instrument or any other document furnished in connection herewith or therewith in accordance with a written direction or a request of an authorized Person pursuant to the terms of this Agreement or the Loan Agreement.

(d) Reserved.

(e) In entering into this Agreement, and in taking (or refraining from) any actions under or pursuant to this Agreement, the Administrative Agent shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Intercreditor Agreement, the Loan Agreement or the Security Instruments.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Loan Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Loan Agreement.

35

8.3 Waivers . To the extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Section 8.2 hereof, at least ten (10) days prior (or such shorter period as may be commercially reasonable) to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the exercise of any rights and/or remedies hereunder, including, without limitation, the repossession, retention or sale of the Collateral, except such as arise out of the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

8.4 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Administrative Agent and each Lender for their respective reasonable out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Security Instruments to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in each case, to the same extent the Company would be required to do so pursuant to Section 10.4 of the Loan Agreement.

36

(b) Each Grantor agrees to pay, and to indemnify and save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to indemnify and save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Company would be required to do so pursuant to Section 10.7 of the Loan Agreement.

(d) The agreements in this Section 8.5 shall survive repayment (and the Exchange) of the Secured Obligations and all other amounts payable under the Loan Agreement and the Security Instruments.

8.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, .pdf, or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement, the Loan Agreement and the other Security Instruments represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Loan Agreement and the other Security Instruments.

8.11 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of

37

any creditor or creditors, should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, or any similar proceeding is initiated or undertaken and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.13 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Instruments to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 hereof;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.14 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Security Instruments to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Security Instruments, and the relationship between the Grantors, on the one hand, and the Administrative Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

38

(c) no joint venture is created hereby or by the other Security Instruments or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.15 WAIVER OF JURY TRIAL. EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.16 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Sections 5.12 and 6.15 of the Loan Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.17 Releases. Collateral shall be automatically released from the Lien created by this Agreement to the extent provided in Section 8.10(c) and Section 10.19 of the Loan Agreement.

8.18 Intercreditor Agreement; Subordination Agreement. This Agreement shall be subject in all respects to the Intercreditor Agreement and Subordination Agreement. Notwithstanding anything herein to the contrary, the security interest and lien granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement and the Subordination Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect. In the event of any conflict between the terms of this Agreement and the Subordination Agreement, the terms of the Subordination Agreement shall govern and control at any time the Subordination Agreement is in effect. So long as any Person is acting as bailee and as agent for perfection on behalf of the Administrative Agent pursuant to the terms of the Intercreditor Agreement or the Subordination Agreement, any obligation of any Grantor in this Agreement that requires delivery of Collateral to, or the possession or control of Collateral with, the Administrative Agent shall be deemed complied with and satisfied if such delivery of Collateral is made

39

to, or such possession or control of Collateral is with, such person acting as bailee and as agent for perfection (for Administrative Agent) in accordance with the terms of the Intercreditor Agreement and Subordination Agreement.

[Signature Pages follow]

40

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GEVO, INC.

By:
Title:

GEVO DEVELOPMENT, LLC

By:
Title:

AGRI-ENERGY, LLC

By:
Title:

[OTHER GRANTORS]

41

WHITEBOX ADVISORS LLC,
as Administrative Agent

By:
Title:

Annex 1 to

Pledge and Security Agreement

ASSUMPTION AGREEMENT, (“Assumption Agreement”) dated as of                    , 20            , made by                             , a                         (the “Additional Grantor”), in favor of [                ], as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan Agreement dated as of             , 2014 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among Gevo, Inc. (the “Company”), certain of its Subsidiaries, as Guarantors, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make the Loans to the Company subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, in connection with the Loan Agreement, the Company and its Domestic Subsidiaries (other than the Additional Grantor and Excluded Subsidiaries) have entered into the Pledge and Security Agreement, dated as of             , 2014 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Loan Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Pledge and Security Agreement. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.16 of the Security Agreement, hereby (a) becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor, (b) expressly assumes all obligations and liabilities of a Grantor thereunder, and (c) unconditionally grants and pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in and to all of Additional Grantor’s right, title, and interest in and to the Collateral . The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules             1 to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the

[1]	Refer to each Schedule which needs to be supplemented.

56

representations and warranties regarding such Grantor contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING JURY TRIAL WAIVER AND SUBMISSION TO JURISDICTION SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

57

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of May 9, 2014, is among each of the undersigned (each, a “Grantor” and collectively, the “Grantors”), and Whitebox Advisors LLC, as administrative agent (in such capacity, the “Agent”) for the lenders (each, a “Lender” and, collectively, the “Lenders”; and together with the Agent, the “Secured Parties”) from time to time party to the Loan Agreement referred to below.

W I T N E S S E T H:

A. The Grantors and the Secured Parties are entering into a Term Loan Agreement dated as of May 9, 2014 (as it may be amended, restated, supplemented, or modified from time to time, the “Loan Agreement”).

B. In order to induce the Secured Parties to enter into the Loan Agreement, the Grantors and the Agent are entering into a Pledge and Security Agreement dated as of May 9, 2014 (as it may be amended, restated, supplemented, or modified from time to time, the “Security Agreement”) pursuant to which each Grantor has granted to Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all Collateral, including, without limitation, the Copyright Collateral (as defined below), in each case whether now owned or existing or hereafter acquired or arising and wherever located to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of all Secured Obligations (as defined in the Security Agreement).

C. The Grantors and the Secured Parties contemplate and intend that Agent shall have all rights of a secured party in and to the Copyright Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, the right to exercise its remedies under, among other agreements, the Loan Agreement and the Security Agreement and the other Loan Documents (as defined in the Loan Agreement), subject in all respects to the terms and provisions of such agreements, in connection with all of Grantors’ right, title and interest in such Copyright Collateral.

D. Pursuant to the Loan Agreement, the Security Agreement and the other Loan Documents, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

58

Section 2. Grant of Security Interest in Copyrights

Each Grantor hereby grants and confirms any grant made pursuant to the Security Agreement, as the case may be, to the Agent, for the benefit of the Secured Parties, of a security interest in, and continuing lien on, all of such Grantor’s right, title and interest in, to and under the Copyrights, including but not limited to the registered Copyrights listed in Schedule A, in each case whether registered or unregistered, now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Copyright Collateral”). Notwithstanding anything contained in this Agreement to the contrary, “Copyright Collateral” shall not include Excluded Property.

Section 3. Security for Obligations

This Agreement secures, and the Copyright Collateral is collateral security for, the prompt and complete payment or performance in full when due of all Secured Obligations.

Section 4. Security Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

Section 5. Recordation

The Grantors hereby authorize and request that the Register of Copyrights and any other applicable government officer record this Agreement.

Section 6. Miscellaneous

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING JURY TRIAL WAIVER AND SUBMISSION TO JURISDICTION SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be as effective as delivery of an original executed counterpart of this Agreement.

59

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

60

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS

GEVO, INC.

By:
Name:
Title:

GEVO DEVELOPMENT, LLC

By:
Name:
Title:

AGRI-ENERGY, LLC

By:
Name:
Title:

AGENT

WHITEBOX ADVISORS LLC, as Administrative Agent

By:
Name:
Title:

61

SCHEDULE A

[List of copyrights]

62

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of May 9, 2014, is among each of the undersigned (each, a “Grantor” and, collectively, the “Grantors”), and Whitebox Advisors LLC, as administrative agent (in such capacity, the “Agent”) for the lenders (each, a “Lender” and, collectively, the “Lenders”; and together with the Agent, the “Secured Parties”) from time to time party to the Loan Agreement referred to below.

W I T N E S S E T H:

A. The Grantors and the Secured Parties are entering into a Term Loan Agreement dated as of May 9, 2014 (as it may be amended, restated, supplemented, or modified from time to time, the “Loan Agreement”).

B. In order to induce the Secured Parties to enter into the Loan Agreement, the Grantors and the Agent are entering into a Pledge and Security Agreement dated as of May 9, 2014 (as it may be amended, restated, supplemented, or modified from time to time, the “Security Agreement”) pursuant to which each Grantor has granted to Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all Collateral, including, without limitation, the Patent Collateral (as defined below), in each case whether now owned or existing or hereafter acquired or arising and wherever located to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of all Secured Obligations (as defined in the Security Agreement).

C. The Grantors and the Secured Parties contemplate and intend that Agent shall have all rights of a secured party in and to the Patent Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, the right to exercise its remedies under, among other agreements, the Loan Agreement and the Security Agreement and the other Loan Documents (as defined in the Loan Agreement), subject in all respects to the terms and provisions of such agreements, in connection with all of Grantors’ right, title and interest in such Patent Collateral.

D. Pursuant to the Loan Agreement, the Security Agreement and the other Loan Documents, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

63

SECTION 2 GRANT OF SECURITY INTEREST IN PATENTS

Each Grantor hereby grants and confirms any grant made pursuant to the Security Agreement, as the case may be, to the Agent, for the benefit of the Secured Parties, of a security interest in, and continuing lien on, all of such Grantor’s right, title and interest in, to and under the Patents, including but not limited to the registered Patents listed in Schedule A, in each case whether registered or unregistered, now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”). Notwithstanding anything contained in this Agreement to the contrary, “Patent Collateral” shall not include Excluded Property.

SECTION 3 SECURITY FOR OBLIGATIONS

This Agreement secures, and the Patent Collateral is collateral security for, the prompt and complete payment or performance in full when due of all Secured Obligations.

SECTION 4 SECURITY AGREEMENT

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

SECTION 5 RECORDATION

The Grantors hereby authorize and request that the Register of Patents and any other applicable government officer record this Agreement.

SECTION 6 MISCELLANEOUS

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING JURY TRIAL WAIVER AND SUBMISSION TO JURISDICTION SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be as effective as delivery of an original executed counterpart of this Agreement.

64

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

65

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS

GEVO, INC.

By:
Name:
Title:

GEVO DEVELOPMENT, LLC

By:
Name:
Title:

AGRI-ENERGY, LLC

By:
Name:
Title:

AGENT

WHITEBOX ADVISORS LLC, as Administrative Agent

By:
Name:
Title:

66

SCHEDULE A

Attached.

67

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of May 9, 2014, is among each of the undersigned (each, a “Grantor” and, collectively, the “Grantors”), and Whitebox Advisors LLC, as administrative agent (in such capacity, the “Agent”) for the lenders (each, a “Lender” and, collectively, the “Lenders”; and together with the Agent, the “Secured Parties”) from time to time party to the Loan Agreement referred to below.

W I T N E S S E T H:

A. The Grantors and the Secured Parties are entering into a Term Loan Agreement dated as of May 9, 2014 (as it may be amended, restated, supplemented, or modified from time to time, the “Loan Agreement”).

B. In order to induce the Secured Parties to enter into the Loan Agreement, the Grantors and the Agent are entering into a Pledge and Security Agreement dated as of May 9, 2014 (as it may be amended, restated, supplemented, or modified from time to time, the “Security Agreement”) pursuant to which each Grantor has granted to Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all Collateral, including, without limitation, the Trademark Collateral (as defined below), in each case whether now owned or existing or hereafter acquired or arising and wherever located to secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of all Secured Obligations (as defined in the Security Agreement).

C. The Grantors and the Secured Parties contemplate and intend that Agent shall have all rights of a secured party in and to the Trademark Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, the right to exercise its remedies under, among other agreements, the Loan Agreement and the Security Agreement and the other Loan Documents (as defined in the Loan Agreement), subject in all respects to the terms and provisions of such agreements, in connection with all of Grantors’ right, title and interest in such Trademark Collateral.

D. Pursuant to the Loan Agreement, the Security Agreement and the other Loan Documents, the Grantors are required to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1 DEFINED TERMS

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

68

SECTION 2 GRANT OF SECURITY INTEREST IN TRADEMARKS

Each Grantor hereby grants and confirms any grant made pursuant to the Security Agreement, as the case may be, to the Agent, for the benefit of the Secured Parties, of a security interest in, and continuing lien on, all of such Grantor’s right, title and interest in, to and under the Trademarks and the goodwill of the business symbolized thereby, including but not limited to the registered Trademarks listed in Schedule A, in each case whether registered or unregistered, now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”). Notwithstanding the foregoing, the term “Trademark Collateral” shall not include (i) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) to the extent, but only to the extent, that a grant of a security interest therein constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Grantor in such property and then only to the extent that any law, rule or regulation or contractual provision giving rise to such abandonment, invalidation or unenforceability would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law, including without limitation, any bankruptcy or insolvency law, or principles of equity or (ii) any Excluded Property.

SECTION 3 SECURITY FOR OBLIGATIONS

This Agreement secures, and the Trademark Collateral is collateral security for, the prompt and complete payment or performance in full when due of all Secured Obligations.

SECTION 4 SECURITY AGREEMENT

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

SECTION 5 RECORDATION

The Grantors hereby authorize and request that the Register of Trademarks and any other applicable government officer record this Agreement.

SECTION 6 MISCELLANEOUS

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING JURY TRIAL WAIVER AND SUBMISSION TO JURISDICTION SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

69

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be as effective as delivery of an original executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

70

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS

GEVO, INC.

By:
Name:
Title:

GEVO DEVELOPMENT, LLC

By:
Name:
Title:

AGRI-ENERGY, LLC

By:
Name:
Title:

AGENT

WHITEBOX ADVISORS LLC, as Administrative Agent

By:
Name:
Title:

71